Exhibit (a)(1)(A)

Bidder's Statement
Cash Offer

CEMEX

CEMEX

THIS IS AN IMPORTANT DOCUMENT THAT REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt as to how to act, you should consult your financial, legal or other professional adviser as soon as possible.

BIDDER'S STATEMENT CASH OFFER

by CEMEX Australia Pty Ltd (ACN 122 401 405) a subsidiary of CEMEX, S.A.B. de C.V. for your securities in Rinker Group Limited (ABN 53 003 433 118)

For each Rinker Share you will receive US$13.00 cash (or an equivalent in A$)

For each Rinker ADS you will receive US$65.00

LEAD FINANCIAL ADVISER
citigroup

CO-FINANCIAL ADVISER
JPMorgan

AUSTRALIAN LEGAL ADVISER
Allens Arthur Robinson

US LEGAL ADVISER
Cravath, Swaine & Moore LLP

Important information

This Bidder’s Statement is given by CEMEX Australia Pty Ltd (ACN 122 401 405), an indirect wholly-owned subsidiary of CEMEX, to Rinker Group Limited (ABN 53 003 433 118) under Part 6.5 of the Corporations Act and relates to the Offer.

You should read this Bidder’s Statement in its entirety.

This Bidder’s Statement is dated 30 October 2006 and includes an offer dated 14 November 2006 in Section 8.

A copy of this Bidder’s Statement was lodged with ASIC on 30 October 2006. Neither ASIC nor any of its officers takes any responsibility for the contents of this Bidder’s Statement.

This Bidder’s Statement does not take into account your individual investment objectives, financial situation or particular needs. You may wish to seek independent financial and taxation advice before deciding whether to accept the Offer.

Although Rinker is an Australian company, the Offer is subject to both Australian and US laws. You should be aware that this Bidder’s Statement has been prepared substantially in accordance with Australian format and style, which differs from US format and style.

A number of defined terms are used in this Bidder’s Statement, which are explained in Section 9 along with certain rules of interpretation which apply to this Bidder’s Statement.

Forward-looking statements

This Bidder’s Statement may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of CEMEX, Bidder and Rinker and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate Rinker within the CEMEX Group; costs related to the acquisition of Rinker; the economic environment of the industries in which CEMEX and Rinker operate; and other risk factors discussed in CEMEX’s public reports filed with SEC (including CEMEX’s annual report on Form 20-F) and in Rinker’s public reports filed with ASX and SEC (including Rinker’s annual report on Form 20-F).

Currencies

Bidder has used an exchange rate of A$1.00 to US$0.7645 for comparative purposes in this Bidder’s Statement, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. (See Section 7.1 for a discussion of currency exchange rates.)

How do I accept the Offer?

You may only accept the Offer for all your Rinker Securities. Acceptances must be received before the end of the Offer Period.

For Issuer Sponsored Holdings of Rinker Shares (Securityholder Reference Number beginning with “I”)

To accept the Offer, complete the enclosed blue Share Acceptance Form in accordance with the instructions on it and return it in the enclosed envelope (where applicable) or to an address on the Share Acceptance Form.

For CHESS Holdings of Rinker Shares (Holder Identification Number beginning with “X”)

To accept the Offer, either contact your Controlling Participant (usually your broker) and instruct them to accept the Offer for you, or complete the enclosed blue Share Acceptance Form in accordance with the instructions on it and return it in the enclosed envelope (where applicable) or to an address on the Share Acceptance Form.

For holdings of Rinker ADSs

To accept the Offer, either: (i) complete and sign the yellow ADS Letter of Transmittal in accordance with the instructions on it and (A) return it, together with the ADRs evidencing your Rinker ADSs and any other documents required by the ADS Letter of Transmittal, in the enclosed envelope (where applicable) or to an address on the ADS Letter of Transmittal, or (B) tender your Rinker ADSs pursuant to the procedures for book-entry transfer set out in Section 8.3(d); or (ii) contact your broker or other nominee, and instruct them to accept the Offer for you.

If any of your Rinker ADSs are registered in the name of a broker or other nominee, you must contact such nominee to accept the Offer.

If the ADRs evidencing your Rinker ADSs are not immediately available, or you cannot comply with the procedures for book-entry transfer set out in Section 8.3(d) before the end of the Offer Period, you may tender your Rinker ADSs by following the procedures for guaranteed delivery set out in Section 8.3(d).

Chairman’s Letter

14 November 2006

Dear Rinker Shareholder,

I am pleased to enclose CEMEX’s Offer to acquire all of your Rinker Shares for US$13.00 per share (equivalent to A$17.001 per share) in cash. The Offer also relates to Rinker ADSs (each ADS represents five Rinker Shares and is being acquired for US$65.00 per ADS in cash).

The Offer values Rinker’s equity at US$11.6 billion (equivalent to A$15.2 billion1), which corresponds to an enterprise value for Rinker of US$12.8 billion (equivalent to A$16.8 billion). The Offer implies a transaction multiple of 9.2 times EV/LTM EBITDA2.

CEMEX is a global building-solutions company that produces, distributes and markets cement, ready-mix concrete, aggregates and related building materials in more than 50 countries.

CEMEX believes that Rinker’s operations are strategically attractive and are complementary to CEMEX’s business. In addition, CEMEX believes a combination of the two businesses has the potential to realise significant synergies. It is because of this that CEMEX is able to offer an attractive price for your shares.

The Offer represents a premium of 26.2%1 to the three month volume weighted average price of Rinker Shares on the Australian Stock Exchange of A$13.47 and a premium of 27.0%1 to the close of Rinker Shares on 27 October 20063 (the date the Offer was announced).

CEMEX believes the Offer for Rinker is compelling for you as a shareholder. I encourage you to accept the Offer as soon as possible. Details of the Offer and associated conditions are set out in this Bidder’s Statement, which you should read in detail. The Offer is scheduled to close at 7pm Sydney time on 27 December 2006.

To accept the Offer, please follow the instructions on the enclosed Share Acceptance Form (for Rinker Shares) or ADS Letter of Transmittal (for Rinker ADSs). Shareholders may elect to receive their Offer consideration in Australian dollars by ticking the relevant box on these forms.

Yours faithfully,

Lorenzo H. Zambrano

Chairman and Chief Executive Officer

CEMEX, S.A.B. de C.V.

1.	Based on an exchange rate of A$1.00 to US$0.7645 which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.
2.	See page 7 for further information concerning transaction multiples.
3.	Based on the last traded price of Rinker Shares during normal trading on ASX of A$13.39. Following close of normal trading on 27 October 2006, a wire service carried an article speculating on a takeover bid by CEMEX for Rinker as a result of which the post close ASX auction trading system produced a closing price of A$14.70.

Important dates

Bidder’s Statement lodged with ASIC	30 October 2006

Date of the Offer	14 November 2006

Offer scheduled to close (unless extended)	7pm (Sydney time) on 27 December 2006

3am (New York time) on 27 December 2006

CEMEX Offer Information Line

If you have any questions in relation to the Offer, please call the CEMEX Offer Information Line on the following numbers:

Within Australia:	1300 721 344 (local call)

Within the US:	(866) 244 1296 (for retail investors) or (212) 750 5833 (for banks and brokers)

Elsewhere:	+61 3 9415 4344

Please note that, to the extent required by the Corporations Act, calls to these numbers will be recorded.

(Other telephone numbers have been set out in this Bidder’s Statement solely for the purpose of complying with US disclosure requirements, you should direct all your telephone enquiries to the CEMEX Offer Information Line.)

Summary of the Offer and other important information

The following are some of the questions that you, as a holder of Rinker Securities, may have and the answers to those questions. This summary of the Offer is not meant to be a substitute for the information contained in this Bidder’s Statement, the Share Acceptance Form (for Rinker Shares) and the ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery (for Rinker ADSs). Therefore, you should carefully read these documents in full prior to making any decision to accept the Offer or otherwise deal with your Rinker Securities.

Cross-references are included in this summary to other Sections of this Bidder’s Statement where you will find more complete descriptions of the topics mentioned in this summary. A number of defined terms are used in this Bidder’s Statement, which are explained in Section 9 along with certain rules of interpretation which apply to this Bidder’s Statement.

Who is making the Offer?	The Offer has been made by CEMEX Australia Pty Ltd (Bidder), an indirect wholly-owned subsidiary of CEMEX, S.A.B. de C.V. (CEMEX). CEMEX is a global building-solutions company that produces, distributes and markets cement, ready-mix concrete, aggregates and related building materials in more than 50 countries. (See Section 1.)

Why has the Offer been made?	The Offer has been made because CEMEX believes that Rinker’s operations are strategically attractive and are complementary to CEMEX’s business. In addition, CEMEX believes that a combination of the two businesses has the potential to realise significant synergies. It is because of this that CEMEX is able to make such an attractive offer for your Rinker Securities. (See “10 reasons why you should accept the Offer” commencing on page 5 and also Section 3.)

What is the Offer price?	Bidder is offering to acquire all your Rinker Shares for US$13.00 per share (equivalent to A$17.00 per share1) and all your Rinker ADSs for US$65.00 per ADS, in cash (less any applicable withholding taxes and without interest) on the terms and conditions set out in Section 8.

Although the Offer price is in US dollars, you may elect to have it converted into, and then paid to you in, Australian dollars at the exchange rate obtainable on the day Bidder makes funds available to pay for your Rinker Securities. If you do not make a valid election, you will receive payment of the Offer price in US dollars for your Rinker Securities unless you are a Rinker Shareholder with a registered address in Australia, in which case the Offer price for your Rinker Shares will be converted into Australian dollars. (See Section 8.8(d).)

Why is the Offer price in US dollars?	In Rinker’s annual report for the year ended 31 March 2006, Rinker’s directors stated that they believe US dollar reporting represents the best measure of overall Rinker group performance. In recognition of this and consistent with the location of the majority of Rinker’s assets, CEMEX has priced the Offer in US dollars. (See Section 7.1 for a discussion of currency exchange rates.)

What are the total number and classes of securities sought in the Offer?

Bidder is offering to acquire all your ordinary shares in Rinker (Rinker Shares). Rinker Shares trade on ASX.

Bidder is also offering to acquire all your American depositary shares (Rinker ADSs) (if any) issued by JPMorgan, as depositary, which each represent a beneficial interest in five Rinker Shares and are evidenced by American depositary receipts (ADRs). Rinker ADSs trade on NYSE. (See Section 2.4.)

1	Based on an exchange rate of A$1.00 to US$0.7645, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.

CEMEX Bidder’s Statement    1

Summary of the Offer and other important information

Does Bidder have the resources to finance the Offer?	Yes. CEMEX has undertaken to provide Bidder with sufficient funds to purchase all Rinker Securities acquired under the Offer and all costs associated with the Offer. CEMEX will source the necessary funds from the Loan Facilities, or it may elect to source all or a portion of those funds from its own cash reserves or the cash reserves of other CEMEX Group members. The Offer is not itself subject to a financing condition. (See Section 4.)

When does the Offer close?	The Offer is scheduled to close at 7pm (Sydney time) on 27 December 2006 / 3am (New York time) on 27 December 2006. You should note that the Offer Period can be extended as permitted by applicable law or withdrawn with the written consent of ASIC, which consent may be subject to conditions.

For US tender offer rules purposes, you should be aware that Bidder does not currently intend to make a subsequent offering period available after the close of the Offer Period. (See Sections 8.2 and 8.11.)

What are the conditions of the Offer?	The Offer is subject to the Defeating Conditions which are set out in full in Section 8.6. In summary, they include requirements that:

• Bidder obtains relevant interests in at least 90% of Rinker Shares;

• CEMEX obtains its own shareholders’ approval[1];

• all regulatory approvals are obtained and no adverse regulatory actions occur, including no objections under Australian foreign investment laws or US antitrust (competition) laws;

• no material adverse change occurs in the Rinker Group;

• no mergers or material acquisitions, disposals or new commitments are undertaken by the Rinker Group;

• no material change of control rights exist;

• the S&P/ASX 200 Index does not fall below 4,800;

• CEMEX is granted equal access in certain circumstances to information about the Rinker Group;

• no distributions are made by Rinker other than cash dividends declared and paid in the ordinary course; and

• no Prescribed Occurrences occur.

The status of each of the Defeating Conditions as at the date of this Bidder’s Statement is discussed in Sections 3.4 and 7.3 to 7.10. Bidder will give a notice on the status of the Defeating Conditions on 19 December 2006, unless the Offer Period is extended on or before that date.

If the Defeating Conditions are not satisfied or waived prior to the end of the Offer Period, then the Offer will not proceed. (See Section 8.7.)

1.	An ordinary general meeting of CEMEX shareholders is scheduled to be held on 7 December 2006 for this purpose.

2    CEMEX Bidder’s Statement

Summary of the Offer and other important information

How do I accept the Offer?	Instructions on how to accept the Offer are described on the inside front cover of this Bidder’s Statement and in Section 8.3, as well as on the enclosed Share Acceptance Form (for Rinker Shares) or ADS Letter of Transmittal (for Rinker ADSs). You may only accept the Offer for all your Rinker Securities.

Can I withdraw my acceptance of the Offer?	You have the right to withdraw your acceptance of the Offer in certain circumstances, including prior to the fulfilment or waiver of certain conditions of the Offer and in the circumstances contemplated by the US Exchange Act (subject to any exemptive relief granted by SEC). (See Sections 7.3, 7.19, 8.7(a)(i) and 8.9 for a more detailed description of these rights and relevant instructions.)

If I accept the Offer, when will I be paid?

If you validly accept the Offer, you will be sent payment within one month after the later of:

•        the date that your acceptance is received; and

•        the date that the Offer becomes unconditional.

In any event, assuming the conditions of the Offer are satisfied or waived, you will be sent payment within 21 days after the Offer closes. (See Section 8.8.)

What are the tax implications of acceptance?	You should consult your financial, tax or other professional adviser on the tax implications of acceptance. However, a general summary of the major likely Australian tax consequences for Rinker Securityholders and United States tax consequences for US Securityholders, who accept the Offer, are set out in Sections 5 and 6, respectively.

Do I pay brokerage fees, stamp duty or other fees if I accept the Offer?	Bidder will pay any Australian or US security transfer taxes (including stamp duty) on the disposal of your Rinker Securities under the Offer.

Rinker Shares

If your Rinker Shares are registered in an Issuer Sponsored Holding in your name and you deliver them directly to Bidder, you will not incur any brokerage fees in connection with your acceptance of the Offer.

If your Rinker Shares are registered in a CHESS Holding, or if you are a beneficial owner whose Rinker Shares are registered in the name of a broker or other nominee, you should ask your Controlling Participant (usually your broker) or that nominee whether it will charge any transaction fees or service charges in connection with acceptance of the Offer.

Rinker ADSs

If your Rinker ADSs are registered in your name, you will not incur any brokerage fees in connection with your acceptance of the Offer.

If your Rinker ADSs are registered in the name of a broker or other nominee, you should ask that nominee whether it will charge any transaction fees or service charges in connection with acceptance of the Offer.

CEMEX Bidder’s Statement    3

Summary of the Offer and other important information

What happens if I do not accept the Offer?	If you do not accept the Offer, you will remain a Rinker Securityholder and will not receive the consideration offered by Bidder. If Bidder becomes entitled to acquire compulsorily your Rinker Shares, or the Rinker Shares represented by your Rinker ADSs, it intends to do so. If your Rinker Shares, or the Rinker Shares represented by your Rinker ADSs, are acquired compulsorily by Bidder, it will be on the same terms as the Offer. However, you will receive payment later than the Rinker Securityholders who choose to accept the Offer.

If Bidder does not become entitled to acquire compulsorily your Rinker Shares, or the Rinker Shares represented by your Rinker ADSs, you will remain a Rinker Securityholder.

What was the market value of my Rinker Securities immediately before announcement of the Offer?	On 27 October 2006, the last ASX trading day prior to the announcement of the Offer, the last traded price of Rinker Shares during normal trading on ASX was A$ 13.39 (equivalent to US$ 10.24 1 ). Following close of normal trading on 27 October 2006, a wire service carried an article speculating on a takeover bid by CEMEX for Rinker as a result of which the post close ASX auction trading system produced a closing price of A$14.70.

On 26 October 2006, the last NYSE trading day prior to the announcement of the Offer, the closing price of Rinker ADSs on NYSE was US$53.40. Each Rinker ADS represents five Rinker Shares. (See Section 2.4 for more information concerning the trading prices of Rinker Securities.)

Following the Offer, will Rinker continue as a listed company?	Depending upon the number of Rinker Securities purchased pursuant to the Offer, it is possible Rinker Shares will fail to meet the criteria for continued listing on ASX and Rinker ADSs will fail to meet the criteria for continued listing on NYSE. If this were to happen, Rinker Securities could be delisted from their respective exchanges and this could, in turn, adversely affect the market or result in a lack of an established market for Rinker Shares or Rinker ADSs (as the case may be).

If Bidder acquires relevant interests in 90% or more of Rinker Shares and it is entitled to proceed to compulsory acquisition of the remaining Rinker Shares under the Corporations Act, it will apply to remove Rinker Shares and Rinker ADSs from their respective exchanges listed above as soon as practicable after completion of the Offer or compulsory acquisition. In addition, Rinker may cease to be required to comply with applicable rules governing listed companies, including its continuous and periodic disclosure obligations. (See Sections 3.3(a) and 3.4(a).)

What if I require further information?	If you have any further questions in relation to the Offer or how to accept it, or if you have lost your Share Acceptance Form, ADS Letter of Transmittal or ADS Notice of Guaranteed Delivery and require a replacement, please call the CEMEX Offer Information Line on the following numbers:

Within Australia:	1300 721 344

Within the US:	(866) 244 1296 (for retail investors) or
(212) 750 5833 (for banks and brokers)

Elsewhere:	+ 61 3 9415 4344

Please note that, to the extent required by the Corporations Act, calls to these numbers will be recorded.

1	Based on an exchange rate of A$1.00 to US$0.7645, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.

4    CEMEX Bidder’s Statement

1	You will receive an attractive premium for your Rinker Shares

CEMEX is offering 100% cash consideration of US$13.001 (equivalent to A$17.002) per share for each Rinker Share, which represents an attractive premium to key pricing benchmarks. The Offer price represents:

•	A premium of 20.4% to the volume weighted average price (VWAP) of Rinker Shares on ASX of A$14.13 for the one month prior to 27 October 2006;

•	A premium of 26.2% to the VWAP of Rinker Shares on ASX of A$13.47 for the three months prior to 27 October 2006;

•	A premium of 15.4% to the VWAP of Rinker Shares on ASX of A$14.74 for the six months prior to 27 October 2006;

•	A premium of 29.3% to the one month closing price of Rinker Shares on ASX of A$13.15 on 27 September 2006; and

•	A premium of 27.0% to the closing price[3] of Rinker Shares on ASX of A$13.39 on 27 October 2006.

Offer price compared with Rinker Share prices

1.	Securityholders may elect to receive their Offer consideration in Australian dollars by ticking the relevant box on the Share Acceptance Form or ADS Letter of Transmittal.
2.	Based on an exchange rate of A$1.00 to US$0.7645, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.
3.	Based on the last traded price of Rinker Shares during normal trading on ASX. Following close of normal trading on 27 October 2006, a wire service carried an article speculating on a takeover bid by CEMEX for Rinker as a result of which the post close ASX auction trading system produced a closing price of A$14.70.
4.	Market speculation concerning CEMEX’s potential interest in Rinker was published in the Australian Financial Review and in the Sydney Morning Herald on 28 September 2006.

6    CEMEX Bidder’s Statement

2	The Offer price represents an attractive multiple of Rinker’s earnings

•	CEMEX’s Offer represents an EV/LTM EBITDA[1] multiple of 9.2 times Rinker’s EBITDA for the period ended 30 June 2006.

•	According to Rinker’s own analysis[2], the average multiple paid in precedent industry transactions is 8.1 times EV/EBITDA. CEMEX’s Offer represents a significant premium to this and is equal to the highest multiple paid in any such transaction since 1998.

Offer multiple compared with other transaction multiples2

1.	EV/LTM EBITDA is the enterprise value of the relevant company divided by its earnings before net interest, income tax, depreciation and amortisation. In the case of Rinker, enterprise value is calculated by multiplying the Offer price for Rinker Shares by the number of Rinker Shares reported to be outstanding as at 27 October 2006, and then adding borrowings and minority interests, and deducting cash and cash equivalents and investments accounted for using the equity method, in each case as reported by Rinker in US dollars as at 30 June 2006 in its first Quarter Trading Update filed with ASX on 18 July 2006. In the case of Rinker, LTM EBITDA is the aggregate EBITDA for the 12 months to 30 June 2006 (excluding the share of profits from investments accounted for using the equity method and exceptional income and expenses (gains on disposals)) reported by Rinker in US dollars in its first Quarter Trading Updates filed with ASX on 18 July 2006, the Annual Report reported filed with ASX 28 April 2006 and the Quarter Trading Update on 18 July 2005.
2.	The list of comparable transactions was disclosed in a presentation filed by Rinker with ASX on 22 September 2006.

CEMEX Bidder’s Statement    7

3	The Offer gives you the opportunity to sell your Rinker Shares for a premium to independent brokers’ target share prices

•	CEMEX’s Offer represents a premium to the average broker target share price based on independent broker research.

Offer price compared with average broker target share price

1.	Securityholders may elect to receive their Offer consideration in Australian dollars by ticking the relevant box on the Share Acceptance Form or ADS Letter of Transmittal.
2.	Based on an exchange rate of A$1.00 to US$0.7645, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.
3.	The average broker target share price of A$15.62 represents the average of eight brokers’ target share prices for Rinker Shares in the most recent report disclosed by each broker on Bloomberg as at 27 October 2006. The brokers’ target share prices range from A$11.78 to A$21.03 per share and the source reports were issued in the period from 9 September 2005 to 25 October 2006. Only reports disclosed on Bloomberg have been included.
4.	Based on the last traded price of Rinker Shares during normal trading on ASX of A$13.39. Following close of normal trading on 27 October 2006, a wire service carried an article speculating on a takeover bid by CEMEX for Rinker as a result of which the post close ASX auction trading system produced a closing price of A$14.70.

8    CEMEX Bidder’s Statement

4	Rinker is finding it difficult to implement its stated strategy, which over time will impact on its growth

•	A key element of Rinker’s stated strategy is to target growth by acquisition:

“Our strong preference and strategic priority is growth through value adding acquisitions and the further development of our base business”

John Morschel, Chairman, Rinker Group Limited, Annual General Meeting, 18 July 2006

•	Rinker has recently publicly acknowledged the scarcity of acquisition opportunities:

“…value-adding acquisitions that meet our strategic objectives have been hard to find in the past couple of years – while our high levels of cash have been increasing”

John Morschel, Chairman, Rinker Group Limited, Annual General Meeting, 18 July 2006

•	As acquisition opportunities in Rinker’s key markets become scarce, Rinker’s ability to deliver on its stated strategy has become increasingly questionable.

•	Failure to deliver on its strategy will have significant implications for Rinker’s future growth.

CEMEX Bidder’s Statement    9

5	Rinker has an inefficient capital structure that is difficult to correct

•	Rinker has recently publicly acknowledged concerns in relation to its capital efficiency:

“At the rate we are generating cash, we would be debt free this year – which is not the best way to use our capital”

John Morschel, Chairman, Rinker Group Limited, Annual General Meeting, 18 July 2006

•	These concerns are compounded by Rinker’s inability to execute suitable acquisitions, resulting in the need for capital management initiatives:

“Larger, value-adding acquisitions have been hard to come by for the past two years – hence the capital return”

David Clarke, CEO, Rinker Group Limited, Year End Results Presentation, 11 May 2006

•	Rinker has acknowledged that its low level of Australian earnings impedes its ability to provide shareholders with fully franked dividends or tax-effective off-market buybacks or capital returns:

“…the one downside to higher dividends is that we are no longer able to pay fully franked dividends – because so much of our profit now comes from the US”

John Morschel, Chairman, Rinker Group Limited, Annual General Meeting, 18 July 2006

•	In these circumstances, CEMEX believes its Offer represents the most efficient way to unlock the value tied up in your Rinker Shares.

10    CEMEX Bidder’s Statement

6	Rinker’s high level of revenue concentration increases earnings volatility

•	Rinker derives 44% of its total revenue from the Florida market, which is a more concentrated exposure to its largest US state market than that of most of its peers.

Concentration of exposure to largest revenue-contributing US state market

•	Rinker derives 61% of its total revenue from its top three markets (Florida (44%), Arizona (13%) and Nevada (4%)), which is a more concentrated exposure to its top three US state markets than that of most of its peers.

Concentration of exposure to top three revenue-contributing US state markets

•	Rinker’s concentration of exposures increases the inherent volatility of its earnings and raises its risk profile on a standalone basis.

•	In combination with CEMEX, Rinker’s concentration of exposures will be reduced, resulting in an expectation of lower earnings volatility. This contributes to CEMEX’s ability to pay the attractive cash premium it is offering.

1.	CEMEX management estimate.

CEMEX Bidder’s Statement    11

7	Rinker’s business is heavily exposed to residential construction in three underperforming US states

•	Rinker is heavily exposed to the US residential construction market, which contributes an estimated 56% of its total US revenue[1].

•	The near term outlook for residential construction in Rinker’s three key US states, as evidenced by recent residential building permits (which are a leading indicator of forthcoming activity), is negative and below the national average (other than Nevada).

Total residential building permits2

•	CEMEX believes that the combination of Rinker’s residential and geographic concentration means that the near term outlook for Rinker’s business is highly uncertain.

1.	US revenue has been assumed to wholly consist of Rinker’s US subsidiary, Rinker Materials, Inc., and is shown as reported in the Rinker annual report for the year ended 31 March 2006.
2.	From a presentation delivered by the CEO of Rinker to institutional analysts and fund managers in September 2006 and filed by Rinker with ASX on 22 September 2006.

12    CEMEX Bidder’s Statement

8	CEMEX’s Offer is an all cash Offer which provides you certain value for your Rinker Shares

The Offer provides you with 100% cash consideration for your Rinker Shares at a substantial premium to historical trading levels. By accepting the Offer:

•	You will receive US$13.00[1] (equivalent to A$17.002) per share (subject to the conditions of the Offer being satisfied or waived) in cash

•	You will be paid within at least one month after the later of the date the Offer is accepted and the date the Offer becomes unconditional

•	You will not incur any brokerage charges by accepting the Offer from CEMEX, whereas such charges may be incurred if you choose to sell on-market[3]

The certainty provided by receiving cash at an attractive valuation under the Offer should be compared with the uncertainty associated with remaining a Rinker Shareholder.

9	Rinker’s share price may fall if the Offer does not proceed

•	If CEMEX’s Offer does not proceed, and no other takeover offers are made, Rinker Shares may trade at a substantial discount to the Offer price.

•	Recent increases in Rinker’s share price have co-incided with the publication of market speculation concerning CEMEX’s potential interest in Rinker[4] and CEMEX’s announcement of the Offer. To the extent the Rinker share price has been supported by these events, that support will no longer be present if CEMEX’s Offer does not proceed and Rinker’s share price may fall to the levels which pre-dated these events.

10	Prospect of compulsory acquisition

•	If CEMEX becomes entitled to compulsorily acquire your Rinker Shares, it intends to do so. If your Rinker Shares are compulsorily acquired, you will be paid later than Rinker Shareholders who accept the Offer.

1.	Securityholders may elect to receive their Offer consideration in Australian dollars by ticking the relevant box on the Share Acceptance Form or ADS Letter of Transmittal.
2.	Based on an exchange rate of A$1.00 to US$0.7645, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.
3.	Subject to the comments on page 3.
4.	Market speculation concerning CEMEX’s potential interest in Rinker was published in the Australian Financial Review and in the Sydney Morning Herald on 28 September 2006.

CEMEX Bidder’s Statement    13

CEMEX

Section 1 Profile of CEMEX

14 CEMEX Bidder's Statement

Section 1

Profile of CEMEX

1.1 Overview of Bidder

Bidder is an indirect wholly-owned subsidiary of CEMEX which was registered on 27 October 2006 as a proprietary company under the laws of Victoria, Australia. The registered office of Bidder is located at Level 4, 126 Phillip Street, Sydney NSW 2000, Australia and its telephone number at that location is +61 2 9230 4000. However, if you have any questions in relation to the Offer, you should call the CEMEX Offer Information Line.

Bidder was formed for the purpose of acquiring Rinker Securities, including through the Offer, and is not involved in any other business, nor is it expected that Bidder will be involved in any other business before the end of the Offer Period.

Due to the fact that Bidder is newly-registered and, except for Rinker Securities recently purchased by it, has minimal assets and capitalisation, no meaningful financial information regarding Bidder is available.

1.2 Overview of CEMEX

CEMEX is a publicly-held company with variable capital (sociedad anonima bursatil de capital variable) organised under the laws of México. Its principal executive offices are located at Av. Ricardo Margain Zozaya #325, Colonia Valle del Campestre, Garza Garcia, Nuevo León, México 66265 and its telephone number at this location is +52 81 8888 8888. However, if you have any questions in relation to the Offer, you should call the CEMEX Offer Information Line.

CEMEX, which this year celebrates the centenary of its founding, is the ultimate holding company for the CEMEX Group. Through its operating subsidiaries, CEMEX is principally engaged in the business of producing, distributing and marketing cement, ready-mix concrete, aggregates and related building materials. It has operations in more than 50 countries, covering North America, Europe, South America, Central America, the Caribbean, the Middle East and Asia, and employs more than 50,000 people.

CEMEX is the:

•	third largest cement company in the world, based on installed capacity as at December 2005 of 98.2 million tons;

•	the largest ready-mix concrete company in the world with annual sales volumes of 70 million cubic metres in 2005; and

•	one of the largest aggregates companies in the world with annual sales volumes of 160 million tons in 2005.

CEMEX is listed on the Mexican Stock Exchange (La Bolsa Mexicana de Valores) through ordinary participating certificates traded under the symbol CEMEX.CPO and, since 1999, on NYSE through American depositary shares traded under the symbol CX.

1.3 Selected historical financial information for CEMEX

The following table sets out selected historical financial information for CEMEX derived from its audited consolidated financial statements for the year ended 31 December 2005 and its unaudited consolidated financial statements for the nine months ended 30 September 2006 and 30 September 2005. To the extent this information is derived from

CEMEX Bidder’s Statement    15

Section 1

Profile of CEMEX

CEMEX’s audited consolidated financial statements, it is based on unaudited US dollar amounts set out in those financial statements which were, in turn, based on audited Mexican peso amounts converted at US$1.00 to Ps10.62 (the CEMEX accounting rate as at 31 December 2005).

Rinker Securityholders may obtain a copy of these financial statements by telephoning the CEMEX Offer Information Line.

(US$ in millions)	Year Ended 31 Dec 2005	Nine Months Ended 30 Sep 2005	Nine Months Ended 30 Sep 2006
Income Statement
Net sales	15,321	11,284	13,424
Operating income	2,487	1,967	2,275
Consolidated net income	2,167	1,901	2,019
Balance Sheet
Total assets	26,763	25,282	27,880
Net debt	8,665	8,900	7,144

1.4 Executive officers and directors

The name, citizenship, business address and telephone number, principal occupation or employment and five-year employment history for each executive officer and director (including any alternate directors) of CEMEX and Bidder are set out in Annexure B.

1.5 Additional information regarding CEMEX

CEMEX is subject to the informational requirements of the US Exchange Act and, in accordance with these requirements, is required to file reports and other information with SEC relating to its business, financial condition and other matters. This information can be inspected and copied at the Public Reference Section of SEC at Station Place, 100 F Street, NE, Washington, DC 20549, United States of America. SEC also maintains a website at www.sec.gov that contains information regarding registrants (including CEMEX) that are filed electronically with SEC.

Information about the CEMEX Group may also be obtained from CEMEX’s website at www.cemex.com.

Information contained in or otherwise accessible from the above websites are not part of this Bidder’s Statement.

16    CEMEX Bidder’s Statement

Section 2

Profile of Rinker and information about Rinker Securities

2.1 Disclaimer

The information in this Section (other than Sections 2.6, 2.7, 2.8 and 2.9) concerning the Rinker Group has been prepared based on a review by Bidder of publicly available information (which has not been independently verified). Bidder does not make any representation or warranty, express or implied, as to the accuracy or completeness of such information, other than as required by applicable securities laws.

The information on the Rinker Group in this Bidder’s Statement should not be considered comprehensive. Further information relating to the Rinker Group and Rinker Securities may be included in Rinker’s target’s statement in relation to the Offer, which will be sent to you directly by Rinker.

2.2 Overview of Rinker

Rinker is a public company registered under the laws of New South Wales, Australia. Its principal executive offices are located at Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067, Australia, and its telephone number at this location is +61 2 9412 6600.

Rinker has been listed on ASX since 31 March 2003 and on NYSE since 28 October 2003.

The Rinker Group, which was established following Rinker’s demerger from the CSR Group in April 2003, is a manufacturer and supplier of heavy building materials in the United States and Australia with its products including aggregate, cement, concrete, concrete block, asphalt, concrete pipe and other construction materials. It also has limited operations in China.

2.3 Publicly available information

Rinker is obliged to comply with the continuous disclosure requirements of ASX. A substantial amount of information concerning Rinker has previously been notified to ASX. Rinker’s annual report for the year ended 31 March 2006 was given to ASX on 23 May 2006. A description of each material announcement made to ASX in relation to Rinker since 31 March 2006 and the date of this Bidder’s Statement is set out in Part 1 of Annexure A.

Rinker is also subject to the informational requirements of the US Exchange Act and, in accordance with these requirements, is required to file reports and other information with SEC relating to its business, financial condition and other matters. This information can be inspected and copied at the Public Reference Section of SEC at Station Place, 100 F Street, NE, Washington, DC 20549, United States of America. SEC also maintains a website at www.sec.gov that contains information regarding registrants (including Rinker) that are filed electronically with SEC. A description of each material announcement filed with SEC in relation to Rinker since 31 March 2006 and the date of this Bidder’s Statement is set out in Part 2 of Annexure A.

Information about the Rinker Group (including copies of its financial statements) may also be obtained from Rinker’s website at www.rinker.com.

Information contained or otherwise accessible from the above websites are not part of this Bidder’s Statement.

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Section 2

Profile of Rinker and information about Rinker Securities

2.4 Rinker securities on issue

Rinker Shares trade on ASX and Rinker ADSs trade on NYSE, both under the symbol RIN.

According to documents lodged by Rinker with ASX, as at 27 October 2006, the total number of Rinker Shares outstanding is 895,059,958, which includes 22,479,805 Rinker Shares represented by 4,495,961 Rinker ADSs. Bidder is not aware of any other Rinker Securities on issue.

The following table sets out, for the periods indicated, the low and high sales prices in A$ (and US$ equivalent) per Rinker Share on ASX and the low and high sales prices in US$ per Rinker ADS on NYSE.

		per Rinker Share			per Rinker ADS[4]
		(A$)[2]		(US$ equivalent)[3]		(US$)[5]
Period		Low	High	Low	High	Low	High
2004	First Quarter	5.87	7.08	4.49	5.41	23.63	27.90
	Second Quarter	6.39	7.81	4.88	5.97	23.75	28.05
	Third Quarter	7.47	8.49	5.71	6.49	28.02	31.32
	Fourth Quarter	8.18	10.37	6.26	7.93	31.10	41.59
2005	First Quarter	9.89	11.50	7.56	8.79	39.50	47.00
	Second Quarter	10.24	13.65	7.83	10.44	41.08	54.80
	Third Quarter	12.85	16.19	9.83	12.38	49.71	65.00
	Fourth Quarter	13.59	16.30	10.39	12.46	53.60	64.50
2006	First Quarter	15.05	19.30	11.51	14.75	59.03	70.71
	Second Quarter	15.15	21.44	11.58	16.39	58.10	83.46
	Third Quarter	12.11	16.35	9.26	12.50	46.40	62.23
	Fourth Quarter[1]	13.26	14.85	10.14	11.35	51.52	55.57

1.	To close of trading on 27 October 2006 (Sydney time) and on 26 October 2006 (New York time).
2.	As reported by ASX.
3.	Based on a constant exchange rate of A$1.00 to US$0.7645 which represents the Reserve Bank Mid-Point Rate on 27 October 2006. See Section 7.1 for a discussion of currency exchange rates.
4.	With effect from 27 April 2005, the number of Rinker Shares represented by each Rinker ADS changed to five (from 10). The low and high sales prices per Rinker ADS have been adjusted to reflect the new ratio.
5.	As reported by NYSE.

2.5 Rinker employee share plans

According to documents lodged by Rinker with ASX, as at the date of this Bidder’s Statement, Rinker has the following employee share plans in operation. If you acquired any of your Rinker Securities under these plans, your ability to accept the Offer may be constrained by the relevant plan rules. For example, because you can only accept the Offer for all your Rinker Securities, if you acquired some of your Rinker Securities through a plan and the relevant plan rules prevent you from accepting the Offer in respect of those securities, you will not be able to accept the Offer for any of your Rinker Securities (even those acquired outside the plans).

•	Employee Share Acquisition Plan – the Rinker Board may issue invitations from time to time for eligible Rinker Group employees and directors in Australia to acquire a specified number of Rinker Shares using pre-tax compensation or bonuses. Those shares are purchased on-market by the plan administrator and held in trust for each participant and cannot be transferred until they are withdrawn from the plan. Withdrawal is subject to Rinker Board approval.

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Section 2

Profile of Rinker and information about Rinker Securities

If Rinker is the subject of a takeover bid or other corporate control event, the Rinker Board may, in its discretion, direct the plan administrator to dispose of Rinker Shares under the plan or direct it to take such other action as the Rinker Board determines, provided that any action taken does not materially disadvantage plan participants.

•	Universal Share Plan – each year, Rinker Group employees in Australia who have been employed for at least one year may apply to acquire Rinker Shares at a market price up to a specified value during appropriate trading windows. Rinker will match the Rinker Shares acquired with an equal number of shares at no additional cost to the employees.

Rinker Shares acquired through the plan cannot be sold until three years have elapsed or employment has ceased. The plan does not make any provision for the early sale of shares in case a takeover bid or other corporate control event occurs, although the Rinker Board could amend the plan in order to allow for an early sale of shares.

•	Performance Share Plan – eligible Rinker Group executives in Australia and the United States are granted Rinker Shares or Rinker ADSs under the plan subject to time and performance qualifications. Those securities are purchased on-market by the plan administrators and held in trust for each participant subject to the qualifications being met (at which time they can be withdrawn from the plan and transferred).

If Rinker is the subject of a takeover bid or other corporate control event, the Rinker Board (acting as plan committee) may in its discretion waive performance requirements, vary the plan rules, direct a plan administrator to dispose of Rinker Shares or Rinker ADSs under the plan or direct it to take such other action as the Rinker Board determines, provided that any action taken does not materially disadvantage participants.

•	Cash Award Share Plan – the plan was superseded by the Performance Share Plan with effect from 1 April 2004. Eligible Rinker Group executives in Australia were granted Rinker Shares under the plan subject to time and performance qualifications. Those shares were acquired by the plan administrator and held in trust subject to the qualifications being met and cannot be transferred until they are withdrawn from the plan. Rinker Shares held under the plan cannot be withdrawn until 10 years from the date of grant or until the relevant plan participant is no longer an employee of any member of the Rinker Group.

If Rinker is the subject of a takeover bid or other corporate control event, the Rinker Board may, in its discretion, waive performance and holding requirements, direct the plan administrator to dispose of Rinker Shares under the plan or direct it to take such other action as the Rinker Board determines, provided that any action taken does not materially disadvantage plan participants.

Bidder is not aware of the number of Rinker Securities that are currently subject to the above plans. According to documents lodged by Rinker with ASX, Rinker also has an option plan. Bidder is not aware of any options having been granted under this plan.

20    CEMEX Bidder’s Statement

Section 2

Profile of Rinker and information about Rinker Securities

2.6 Interests in Rinker Securities

(a) Bidder’s relevant interest in Rinker Shares and voting power in Rinker

On 27 October 2006, Bidder acquired 1,000 Rinker Shares in an on-market transaction through ASX for A$13.50 per share.

As at the date of this Bidder’s Statement and immediately before the Offer was sent or given to Rinker Securityholders, Bidder had a relevant interest in (within the meaning of the Corporations Act) and beneficially owned (within the meaning of Rule 13d-3 under the US Exchange Act) 1,000 Rinker Shares. None of the directors or executive officers of CEMEX or Bidder has a relevant interest in or beneficially own any Rinker Shares.

As at the date of this Bidder’s Statement and immediately before the Offer was sent or given to Rinker Securityholders, Bidder’s voting power in Rinker was less than 0.01%.

See Section 7.18 for information concerning relief ASIC has granted Bidder from its disclosure obligations in relation to the relevant interests of its foreign associates and the trustees of externally managed CEMEX Group superannuation funds.

(b) Transactions in Rinker Securities by Bidder or associates

Except as set out in paragraph (a), neither Bidder nor any associate of Bidder:

•	has provided, or agreed to provide, consideration for a Rinker Security under a purchase or agreement during the four months before the date of this Bidder’s Statement or in the period between the date of this Bidder’s Statement and the date of the Offer;

•	has engaged in any transactions in Rinker Securities during the 60 days prior to the date of this Bidder’s Statement; or

•	has any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person with respect to any Rinker Securities.

(c) Purchases of Rinker Shares outside the Offer

Bidder reserves the right to purchase, or cause an affiliate to purchase, Rinker Shares outside the Offer at any time during the Offer Period, subject to applicable laws and it obtaining a grant of exemptive relief by SEC.

Rule 14e-5 under the US Exchange Act prohibits Bidder or any other persons acting for the account or benefit of Bidder from purchasing Rinker Securities outside the Offer during the Offer Period. This prohibition applies from the Announcement Date until the end of the Offer Period. However, Bidder has sought exemptive relief from SEC to permit Bidder and any other persons acting for the account or benefit of Bidder to purchase or arrange to purchase Rinker Shares (but not Rinker ADSs) outside the Offer, subject to certain conditions including the condition that Bidder will not acquire any Rinker Shares in the US, otherwise than pursuant to the Offer. See Section 7.19 for more information concerning this and other exemptive relief which has been sought by Bidder.

Under the Corporations Act, Bidder is permitted to acquire relevant interests in Rinker Securities outside the Offer provided that, while the Offer remains subject to any conditions (other than those set out in Section 8.6(m)), its voting power in Rinker does not exceed 20%, or an exception is available. To the extent Bidder is able to acquire relevant interests

CEMEX Bidder’s Statement    21

Section 2

Profile of Rinker and information about Rinker Securities

in Rinker Securities outside the Offer at a time when its voting power in Rinker exceeds 20% but is below 90%, its acquisition of such relevant interests must generally result from on-market transactions.

Bidder may make such purchases if and to the extent that it considers market conditions (including the trading price of Rinker Shares) and other factors make it desirable to do so. In no event will Bidder or any other persons acting for the account or benefit of Bidder purchase or arrange to purchase Rinker Shares during the Offer Period prior to the grant of exemptive relief by SEC. Rinker Shares purchased outside the Offer during the Offer Period will be counted in the determination as to whether the minimum acceptance condition in Section 8.6(a) has been fulfilled.

2.7 Background of the Offer

Shortly before CEMEX announced its intention to make the Offer on 27 October 2006, Mr Hector Medina, the Executive Vice President of Planning and Finance of CEMEX, acting on behalf of Mr Lorenzo Zambrano, the Chairman and Chief Executive Officer of CEMEX, telephoned Mr John Morschel, the Chairman of Rinker, to inform him of CEMEX’s intention to make the Offer. There have been no other prior discussions or negotiations between CEMEX and Rinker regarding the Offer.

2.8 Past contacts, transactions, negotiations and agreements

During the past two years, there have been purchases and sales of goods and services in the ordinary course of business between the CEMEX Group and the Rinker Group. These purchases and sales principally comprised aggregates and cement in the US with a combined value of US$117 million for the year ended 31 December 2005 and US$84 million for the eight months to 31 August 2006.

2.9 Arrangements, agreements or understandings

There is no other present or proposed material agreement, arrangement, understanding or relationship between Bidder or any of its executive officers, directors, controlling persons (including CEMEX) or its subsidiaries and Rinker or any of its executive officers, directors, controlling persons or subsidiaries.

There have not been any negotiations, transactions or material contacts during the past two years between CEMEX or its affiliates and Rinker or its affiliates concerning any merger, consolidation, acquisition, tender offer or any other acquisition of any class of Rinker Securities, election of Rinker’s directors or sale or other transfer of a material amount of assets of Rinker.

22    CEMEX Bidder’s Statement

Section 3 CEMEX's intentions

CEMEX Bidder's Statement 23

Section 3

CEMEX’s intentions

3.1 Introduction

This Section sets out the rationale for the Offer and CEMEX’s intentions in relation to:

•	the continuation of the business of Rinker;

•	any major changes to be made to the business of Rinker, including any redeployment of the fixed assets of Rinker; and

•	the future employment of the present employees of Rinker.

These intentions are based on the information concerning Rinker, its business and the general business environment which is known to CEMEX at the time of preparation of this Bidder’s Statement. Information known to CEMEX concerning Rinker and its business is limited to publicly available information.

Final decisions regarding these matters will only be made by CEMEX in consideration of material information and circumstances at the relevant time. Accordingly, the statements set out in this Section are statements of current intention only, which may change as new information becomes available to CEMEX or as circumstances change. Any change in CEMEX’s intentions will be disclosed in the manner required by applicable law.

CEMEX’s intentions, as set out in this Section, also reflect the intentions of Bidder.

3.2 Rationale for the Offer

CEMEX has made the Offer because it expects the acquisition of Rinker will:

•	reinforce its strategy of investing across the industry’s value chain in cement, ready-mix concrete and aggregates;

•	significantly strengthen its ability to serve customers in the United States with complementary products and locations, therefore meeting its long-standing investment criteria;

•	provide it with a major presence in Australia;

•	create a significant opportunity to realise cost synergies by combining Rinker’s operations with its own and applying best business practices to them; and

•	reduce its cash flow volatility through increased exposure to the US market and, consequently, lower its cost of capital.

3.3 Intentions upon acquisition of 90% or more of Rinker Shares

This Section sets out CEMEX’s current intentions if Bidder acquires relevant interests in 90% or more of Rinker Shares and is entitled to proceed to compulsory acquisition of the remaining Rinker Shares under the Corporations Act.

(a) Corporate matters

It is intended that CEMEX would:

•	have Bidder proceed with compulsory acquisition of the outstanding Rinker Shares in accordance with the provisions of Chapter 6A of the Corporations Act;

•	arrange for Rinker to be removed from the official list of ASX and NYSE;

•	terminate the registration of Rinker Securities under the US Exchange Act;

24    CEMEX Bidder’s Statement

Section 3

CEMEX’s intentions

•	terminate Rinker’s employee share plans; and

•	replace all members of the Rinker Board with its own nominees. (Those nominees have not yet been identified – final decisions on the selection of nominees will be made by CEMEX in light of circumstances at the relevant time.)

(b) Review of operations

In the light of the more detailed information that will then be available to it and in the context of its rationale for the Offer (as described in Section 3.2), CEMEX will undertake a detailed review of the operations of the Rinker Group to evaluate its performance, profitability and prospects, and the extent to which synergies are available through consolidation with CEMEX’s existing operations.

It may become apparent that some of the assets and businesses of Rinker may not have strategic relevance to CEMEX. This review will consider the merits of, and opportunities for, divestiture of such assets and businesses. It is also possible that CEMEX will need to dispose of some assets or businesses in order to secure the US antitrust approval described in Section 7.6. CEMEX has not identified any assets or businesses which it believes should be divested and currently expects to retain all such assets and businesses (subject to any divestment necessary to secure US antitrust approval).

Some Rinker Group operational employees may become redundant, in which case they will receive redundancy packages that include all payments and other benefits to which they are entitled under applicable law and terms of employment. CEMEX will not be in a position to determine whether there will be any redundancies until it has initiated its review.

(c) Review of management functions

CEMEX intends to review Rinker’s management functions (such as company secretarial, investor relations, treasury and finance, in-house legal, internal audit and taxation) integral to determining overall control and strategic direction of Rinker and explore the opportunities to consolidate them with those of the CEMEX Group. In so doing, CEMEX will endeavour to reduce or eliminate costs where possible and appropriate, particularly in relation to duplicated activities.

CEMEX will consider how many employees are required to manage Rinker’s assets within the CEMEX Group and (having made that assessment) whether the roles should be filled by existing Rinker Group or CEMEX Group employees. To the extent CEMEX decides that those roles will not be filled by existing Rinker Group employees, CEMEX will consider whether there are opportunities elsewhere in the CEMEX Group for them. Given that Rinker will be delisted from ASX and NYSE, Rinker will no longer need the employees who are currently required to support its listed company status. CEMEX will offer employment to these employees to the extent that it is able to identify appropriate opportunities for them within the CEMEX Group. However, there are likely to be redundancies of Rinker Group employees if such opportunities are not identified. CEMEX is not in a position to determine how many employees these intentions may affect, as it is not aware of how many employees are currently engaged in supporting the listed company status of Rinker and what suitable alternative opportunities may be otherwise available within the CEMEX Group.

CEMEX Bidder’s Statement    25

Section 3

CEMEX’s intentions

(d) United States operations and management functions

Subject to the outcome of the reviews referred to in paragraphs (b) and (c), CEMEX currently considers it likely that it will:

•	transfer ownership of Rinker Materials, Inc. and other US members of the Rinker Group (or the assets owned and businesses conducted by them) to CEMEX USA, Inc. and combine their operations with its own US operations; and

•	retain Rinker’s executive offices in West Palm Beach, Florida. (The nature of the management functions to be performed from that location is subject to the outcome of the review referred to in paragraph (c).)

(e) Australian operations and management functions

Subject to the outcome of the reviews referred to in paragraphs (b) and (c), CEMEX currently considers it likely that it will:

•	retain Rinker’s executive offices in Chatswood, Sydney for the purpose of managing Rinker’s Australian operations;

•	transfer management oversight of Rinker’s Chinese operations to CEMEX’s Asia executive offices in Singapore; and

•	form a consolidated tax group comprising Bidder and Australian members of the Rinker Group.

(f) General business integration

In addition to the process described above, CEMEX intends to pursue efficiencies which may be available to the Rinker Group business as part of the CEMEX Group, including:

•	identifying best business practices and applying them across the combined business;

•	centralising and standardising management processes;

•	optimising use of its plant network; and

•	taking advantage of opportunities to expand or implement global procurement arrangements.

Subject to the outcome of the reviews referred to in paragraphs (b) and (c), CEMEX intends that the Rinker Group business will continue in the manner in which it is currently conducted.

Based on its own experience and a preliminary analysis of the Rinker Group, CEMEX’s management anticipates that pre-tax cost synergies of approximately US$130 million per annum can be generated, within three years of Rinker becoming a wholly-owned subsidiary of CEMEX, at a one-time cost expected to be under US$100 million to be incurred over two years.

As noted in Section 3.1, information known to CEMEX concerning Rinker and its business is limited to publicly available information. The cost synergies that are actually realised may therefore differ from those currently anticipated by CEMEX management.

26    CEMEX Bidder’s Statement

Section 3

CEMEX’s intentions

3.4 Intentions upon acquisition of less than 90% of the Rinker Shares

The Offer includes a 90% minimum acceptance condition which, if satisfied, will entitle Bidder to acquire compulsorily remaining Rinker Shares (see Section 8.6(a)). While Bidder has no present intention to waive that condition, it reserves its right, subject to applicable law, to declare the Offer free of that condition (or any other Defeating Condition) prior to the end of the Offer Period.

This Section sets out CEMEX’s intentions if the Offer is declared free from the 90% minimum acceptance condition (without Bidder becoming entitled to acquire compulsorily remaining Rinker Shares) but, by virtue of acceptances of the Offer, CEMEX nevertheless gains effective control of Rinker.

(a) Corporate matters

It is intended that CEMEX would, subject to the Corporations Act and Rinker’s constitution, seek to add to or replace a proportion of the members of the Rinker Board with its own nominees (to at least reflect CEMEX’s proportionate ownership interest in Rinker), with minority Rinker Shareholders represented by at least two independent directors. (Those nominees have not yet been identified – final decisions on the selection of nominees will be made by CEMEX in light of circumstances at the relevant time.)

Although it is intended that Rinker would maintain its listing on ASX, subject to the requirements for listing (including a sufficient spread of Rinker Shareholders) continuing to be satisfied, CEMEX may, subject to review at the time, propose, through its nominees on the Rinker Board, that Rinker:

•	when and to the extent permitted by NYSE, seek to delist from NYSE and terminate its ADR program; and

•	when and to the extent permitted by the US Exchange Act, seek to terminate the registration of Rinker Securities under the US Exchange Act.

CEMEX notes that, in any event, the liquidity of Rinker Shares on ASX and Rinker ADSs on NYSE are likely to be materially diminished following the close of the Offer.

In the United States, the Rinker Securities are currently registered under the US Exchange Act. Such registration may be terminated upon application by Rinker to SEC if the Rinker Securities are not listed on a US national securities exchange or quoted on NASDAQ and there are fewer than the required holders of record of the Rinker Securities. The termination of registration of the Rinker Securities under the US Exchange Act would substantially reduce the information required to be furnished, under applicable US law, by Rinker to Rinker Securityholders and to SEC. It would also make certain provisions of the US Exchange Act, such as the disclosure requirements of the US Sarbanes-Oxley Act of 2002 and the requirements of Rule 13e-3 under the US Exchange Act with respect to “going-private” transactions, no longer applicable to Rinker. In addition, “affiliates” of Rinker and persons holding “restricted securities” of Rinker might be deprived of the ability to dispose of such securities pursuant to Rule 144 under the US Securities Act.

Additionally, Rinker ADSs are currently “margin securities” under the regulations of the US Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of the Rinker ADSs. If the Rinker ADSs were to cease to

CEMEX Bidder’s Statement    27

Section 3

CEMEX’s intentions

be quoted on NYSE following the Offer, it is possible that the Rinker ADSs would no longer constitute “margin securities” for purposes of the margin regulations of US Federal Reserve Board, in which event they could no longer be used as collateral for loans made by brokers.

Through its nominees on the Rinker Board, CEMEX would propose a review of Rinker’s:

•	capital management policies (including gearing and dividend policies) to consider whether they reflect an appropriate balance between ensuring Rinker retains sufficient funds to meet its ongoing operational and capital requirements and the generation of returns on investment for Rinker Shareholders; and

•	employee share plans and other incentive schemes to consider whether they remain an appropriate basis on which to incentivise Rinker Group employees.

(b) Governance issues

CEMEX intends that the Rinker Board will include at least two independent directors. Any transactions between CEMEX Group members and Rinker required to effect CEMEX’s intentions will be entered into on terms which are at arm’s length. In addition, if required by applicable law,

CEMEX will seek any necessary approval of the remaining Rinker Shareholders to implement such transactions.

(c) Review of operations and management functions

CEMEX, through its nominees on the Rinker Board, would propose that reviews similar to those referred to in Sections 3.3(b) and 3.3(c) be undertaken based on terms of reference that are consistent with Rinker being controlled, but not wholly-owned, by CEMEX.

Subject to the outcome of any review of management functions, CEMEX may propose that some of its own management and operational functions could, in the interests of both groups, be made available to Rinker Group members under service agreements or other outsource arrangements with the CEMEX Group. CEMEX has not decided which functions would be likely to be the subject of such arrangements and does not intend to make a decision on those matters until after the close of the Offer Period.

(d) United States operations and management functions

Subject to market conditions prevailing at the time, CEMEX may propose to acquire Rinker Materials, Inc. and other US members of the Rinker Group (or the assets owned and businesses conducted by them) and combine their operations with its own US operations. CEMEX intends that the terms of any such transactions would be negotiated at arm’s length on a willing buyer and willing seller basis without a control premium.

(e) Australian operations and management functions

If, as a result of any potential transactions identified in paragraph (c), management functions required to support Rinker’s listed company status and Australian operations would (upon completion of the transactions) no longer be available to it, CEMEX would, through its nominees on the Rinker Board, work with Rinker to ensure their continuing availability. Where appropriate, this may include sourcing management functions from the CEMEX Group.

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CEMEX’s intentions

(f) Synergies and other issues

CEMEX expects that the following issues are also likely to be addressed while Rinker is not wholly-owned by Bidder.

•	CEMEX will propose that protocols be established for executives from each group to collect and exchange information between them with a view to identifying synergies which may be available to each through integrating parts of their businesses and the basis on which those synergies should be realised. Synergies may be available through combining aspects of the operations of both groups and through exchange of assets between the groups. CEMEX intends that the terms of any transactions entered into for the purpose of realising synergies would be negotiated at arm’s length on a “willing buyer” and “willing seller” basis without a control premium.

•	Implementation of CEMEX’s objectives with respect to the strategic direction of Rinker may impact on the range of corporate or business opportunities which are presented to, or identified by, Rinker. However, to the extent that such opportunities are presented to Rinker (on the one hand) or CEMEX (on the other), the opportunity would belong to the party to whom it was presented. If it is appropriate for the opportunities to be pursued by the other, the transfer of each opportunity would be negotiated on arm’s length terms. CEMEX expects that it may be appropriate that protocols be established between CEMEX and Rinker to ensure an equitable allocation of such opportunities.

(g) “Going private” transactions

SEC has adopted Rule 13e-3 under the US Exchange Act which is applicable to certain “going private” transactions and which may be applicable as a consequence of the Offer. The rule may apply if Bidder acquires less than 90% of outstanding Rinker Shares under the Offer (and is consequently unable to acquire compulsorily all remaining Rinker Shares), and Bidder subsequently enters into certain business combinations with Rinker or makes certain acquisitions of Rinker Securities. If applicable, the rule would require, among other things, that certain financial information concerning Rinker and certain information relating to the fairness of the consideration offered to minority Rinker Securityholders be filed with SEC and distributed to minority Rinker Securityholders before the consummation of any such transaction.

The purchase of a substantial number of Rinker Securities by Bidder may result in termination, upon application by Rinker to SEC, of Rinker’s registration under the US Exchange Act. If such registration were terminated, Rule 13e-3 would not apply to any subsequent business combination or acquisition of Rinker Securities.

(h) Further acquisition of Rinker Securities

CEMEX may, at some later time, have Bidder acquire further Rinker Securities in a manner consistent with the Corporations Act and the US Exchange Act. In particular, CEMEX may consider having Bidder acquire additional Rinker Shares under the “creep” provisions of Item 9 in section 611 of the Corporations Act. In summary, those provisions permit Bidder (and its associates) to acquire up to 3% of Rinker Shares every six months. CEMEX has not yet decided whether it will have Bidder acquire further Rinker Shares under the “creep” provisions, as that will depend upon the extent to which CEMEX has capacity to acquire further Rinker Shares and market conditions prevailing at the time.

CEMEX Bidder’s Statement    29

Section 3

CEMEX’s intentions

(i) Compulsory acquisition at a later time

If Bidder becomes entitled at some later time to exercise general compulsory acquisition rights under the Corporations Act, CEMEX may have Bidder exercise those rights.

3.5 Other intentions

Other than as set out in this Section, it is the present intention of CEMEX to procure that Rinker will:

•	generally continue its businesses;

•	not make any major changes to its businesses nor redeploy any of its fixed assets; and

•	continue the employment of its present employees.

Except as otherwise specifically disclosed in this Bidder’s Statement, neither CEMEX nor any of its affiliates has any present plans or proposals which relate to, or would result in, an extraordinary transaction, such as a merger, reorganisation or liquidation, involving the Rinker Group, any purchase, sale or transfer of a material amount of assets of the Rinker Group, any material change in Rinker’s indebtedness or capitalisation or dividend rate or policy, or any other material change in Rinker’s corporate structure or business.

3.6 Limitations on intentions

The intentions and statements of future conduct set out in this Section must be read as being subject to:

•	the law (including the Corporations Act and the US Exchange Act) and the ASX Listing Rules and NYSE Listing Rules, including in particular the requirements in relation to conflicts of interest and “related party” transactions given that, if Bidder obtains control of Rinker but does not acquire all Rinker Shares, it and CEMEX will be treated as related parties of Rinker for these purposes;

•	the legal obligation of Rinker’s directors at the time, including any nominees of Bidder or CEMEX, to act in good faith in the best interests of Rinker and for proper purposes and to have regard to the interests of all Rinker Shareholders; and

•	the outcome of the reviews referred to in Sections 3.3 and 3.4.

30    CEMEX Bidder’s Statement

CEMEX
100%
VIPSA
CEMEX

Section 4 Funding arrangements

CEMEX Bidder's Statement 31

Section 4

Funding arrangements

4.1 Consideration under the Offer

The consideration for the acquisition of the Rinker Securities to which the Offer relates will be satisfied wholly by the payment of cash (in US dollars, subject to the currency election described in Section 8.8(d)).

Based on the number of Rinker Shares in issue as at the date of this Bidder’s Statement (see Section 2.4), and as Bidder already has a relevant interest in 1,000 Rinker Shares as at the date of this Bidder’s Statement, the maximum amount of cash that would be payable by Bidder under the Offer if acceptances were received for all Rinker Securities in which Bidder does not already have a relevant interest is US$11,635,766,454 (the Offer Amount).

4.2 Overview of Bidder’s funding arrangements

Bidder and CEMEX have entered into a takeover funding deed under which CEMEX has undertaken to provide, or procure the provision (supported by it) of, such amounts to Bidder which in aggregate are equal to the Offer Amount and all costs associated with the Offer. Bidder’s right to receive payments under the deed is not subject to any conditions precedent and no demand for repayment of funds provided to Bidder may be made during the period in which Bidder has an outstanding obligation to make payment under the Offer.

Funds may be provided to Bidder through any combination of cash contribution, equity subscription, loan arrangement or other debt financial arrangements as CEMEX sees fit. Bidder has agreed to negotiate in good faith such documents as requested by CEMEX to evidence CEMEX’s funding obligations and its performance of those obligations under the deed. Where such documents are entered into or give effect to the Loan Facilities and have become unconditional, they shall be taken to reduce, on a pro rata basis, CEMEX’s funding obligations. CEMEX also undertakes to enter into and otherwise procure that its subsidiaries which are party to the Loan Facilities enter into such documents within the timeframes described in the term sheets.

Under the deed, CEMEX has also agreed to indemnify Bidder on demand, to the maximum extent permitted by law, against any liability incurred by Bidder in connection with, or any costs or other expenses that may be incurred by Bidder as a result of, any claim made by a third party in relation to the acquisition of any Rinker Securities, the Offer, any matter preliminary to or associated with the acquisition of any Rinker Securities or the Offer, the preparation or issue of this Bidder’s Statement, anything stated in or omitted from this Bidder’s Statement, any other conduct of Bidder or any officer, director or person for whom Bidder may be liable or the funding by CEMEX of the Offer Amount.

The obligations of CEMEX under the deed are unconditional, irrevocable and provided on a continuing basis.

4.3 Overview of CEMEX’s funding arrangements

CEMEX will source the necessary funds to be made available to Bidder to pay the Offer Amount (and costs associated with the Offer) from a combination of drawdowns under:

(a)	a new US$9 billion acquisition facility (the Acquisition Facility) to be arranged by CEMEX España S.A. (CEMEX España), as borrower, with Citigroup Global Markets Limited and The Royal Bank of Scotland plc (the Acquisition Facility Mandated Lead

32    CEMEX Bidder’s Statement

Section 4

Funding arrangements

Arrangers) and Citibank, N.A. and The Royal Bank of Scotland plc (the Acquisition Facility Underwriters), comprising:

(i)	a US$3 billion 364-day revolving credit facility, with two term-out options of 180 days each;

(ii)	a US$3 billion 36-month term loan facility; and

(iii)	a US$3 billion 60-month term loan facility;

(b)	a new US$1.2 billion committed acquisition facility (the Newly Committed Facility) arranged by CEMEX, as borrower, with BBVA Bancomer, S.A. (the Newly Committed Facility Lender) which is available for drawdown as at the date of this Bidder’s Statement and matures 12 months from the date of the initial drawing (unless extended). The Newly Committed Facility comprises a bridge loan and a back stop or stand-by loan;

(c)	a new US$1.5 billion senior bridge facility (the Bridge Facility) arranged by New Sunward Holding B.V. (CEMEX Netherlands), as borrower, with J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. (the Bridge Facility Lender) which matures on the earlier to occur of the first anniversary of the launch of the Offer and the date which is 364 days after the signing of the facility agreement in respect of the Bridge Facility; and

(d)	the following existing committed facilities (each an Existing Committed Facility):

(i)	a US$1.2 billion revolving loan facility (the US$1.2 billion Existing Committed Facility) arranged by CEMEX, as borrower, with the lenders referred to in such facility including Barclays Bank plc and Citigroup Global Markets Inc.; and

(ii)	a US$0.7 billion revolving, standby letter of credit and swing line loan facility (the US$0.7 billion Existing Committed Facility) arranged by CEMEX, as borrower, with the lenders referred to in such facility including Barclays Bank plc, Citigroup Global Markets Inc. and ING Bank NV;

from which an aggregate amount of at least US$1.1 billion is available for drawdown as at the date of this Bidder’s Statement.

The Loan Facilities are unsecured. Each Existing Committed Facility, the Bridge Facility and the Newly Committed Facility is or will be guaranteed by CEMEX or certain subsidiaries of CEMEX. The Acquisition Facility may be guaranteed by CEMEX España if CEMEX España ceases to be the borrower under the Acquisition Facility. In addition, CEMEX España shall have the right to request that any of its subsidiaries become guarantors under the Acquisition Facility.

At the time funds are required by Bidder, CEMEX may elect to source all or a portion of those funds from its own cash reserves or the cash reserves of other CEMEX Group members, in lieu of drawing under the Loan Facilities. These cash reserves may themselves include funds sourced from other loan facilities available to CEMEX Group members or from the issue of securities by CEMEX Group members. As CEMEX has not decided whether, or what proportion of, funds will be provided from such cash reserves, it has assumed for present purposes that all funds will be sourced from drawings under the Loan Facilities.

CEMEX Bidder’s Statement    33

Section 4

Funding arrangements

Except for each Existing Committed Facility, the Loan Facilities are currently undrawn and are not required to meet other commitments of CEMEX and its subsidiaries.

4.4 Acquisition Facility

A binding commitment letter (the Commitment Letter) has been signed by CEMEX España with the Acquisition Facility Mandated Lead Arrangers and the Acquisition Facility Underwriters under which they have agreed to underwrite or make available (in equal proportions) the Acquisition Facility.

A term sheet for the Acquisition Facility has been agreed between CEMEX España, the Acquisition Facility Mandated Lead Arrangers and the Acquisition Facility Underwriters and sets out a description of the principal terms that are to govern the facility documents.

Each Acquisition Facility Mandated Lead Arranger and Acquisition Facility Underwriter may terminate its commitment to underwrite the Acquisition Facility if:

(a)	any of the following conditions occurs:

(i)	CEMEX España fails to comply with the Commitment Letter, term sheet or any fee letter;

(ii)	a representation or warranty made by CEMEX España as to written factual information is not materially correct at the date on which it is made;

(iii)	the facility documentation is not prepared and executed by the date which is 45 days after the date of the Commitment Letter or a later date as agreed by the parties;

(iv)	CEMEX España ceases to be a subsidiary of CEMEX; and

(v)	all necessary regulatory approvals from all relevant jurisdictions have not been obtained; or

(b)	CEMEX España fails or has failed to disclose to any of the Acquisition Facility Mandated Lead Arrangers and Acquisition Facility Underwriters information which in their reasonable opinion is relevant to the decision of the Acquisition Facility Underwriters to arrange or underwrite the Acquisition Facility.

CEMEX is not, nor has CEMEX España advised CEMEX that it is, aware of any reason which would give rise to a right of termination under the above conditions.

Other relevant provisions of the term sheet include the following.

(a)	The Acquisition Facility will be available for drawing from the date of the facility agreement and ending on the earlier of:

(i)	30 days after the date on which the Offer becomes unconditional (the Unconditional Date); and

(ii)	the date falling 364 days after the signing date of the facility agreement relating to the Acquisition Facility.

(b)	The ability to drawdown under the Acquisition Facility (during the availability period described in (a) above) to fund the Offer Amount will only be subject to the conditions precedent that:

(i)	the following representations and warranties relating to each of CEMEX España and its subsidiaries (but excluding any member of the Rinker Group) in the facility

34    CEMEX Bidder’s Statement

Section 4

Funding arrangements

agreement are correct (and only where the breach of such representations and warranties would lead to a material adverse effect):

(A)	its corporate existence and powers;

(B)	the obligations under the documents being legal, valid, binding and enforceable obligations;

(C)	the entry into and performance of the transactions contemplated by the documents will not conflict with any law, regulation, constitutional documents or any other agreement binding on it;

(D)	it has the power to enter into and has taken all necessary action to authorise its entry into the relevant documents; and

(E)	except as expressly permitted pursuant to the facility agreement relating to the Acquisition Facility, the offer documents contain all material terms of the Offer and reflect the relevant announcements; and

(ii)	that none of the following actual or potential events of default has occurred relating to CEMEX España and its subsidiaries (but excluding any member of the Rinker Group):

(A)	payment defaults;

(B)	breach of certain other obligations (subject to agreed remedy periods):

(1)	relating to the purpose of the facility;

(2)	regarding negative pledges;

(3)	regarding restriction on mergers;

(4)	requiring pari passu ranking; and

(5)	relating to certain offer undertakings;

(C)	breaches of any of the representations described in (i) above;

(D)	insolvency and other insolvency type proceedings and creditors’ process;

(E)	Bidder not being a subsidiary of CEMEX España within six months if it has not by such date acceded as a guarantor to the facility agreement;

(F)	repudiation;

(G)	unlawfulness; and

(H)	non-satisfaction of certain documentary conditions precedent.

The lenders will also be restricted from exercising rights under the facility agreement which would prevent or limit the making of a drawdown to fund the Offer Amount.

The ability to drawdown under the Acquisition Facility to fund any finance costs, fees, expenses, taxes and duties in connection with the Offer will be subject to the following additional conditions precedent:

•	receipt by the agent of a copy of a supplementary bidder’s statement and related press releases which confirm that the Offer has been declared unconditional;

CEMEX Bidder’s Statement    35

Section 4

Funding arrangements

•	all regulatory approvals having been obtained;

•	evidence that funding (other than under the Acquisition Facility) of no less than US$3.8 billion is committed and available for the purposes of the Offer and a “funds flow” statement setting out how the Offer will be funded; and

•	compliance with certain regulatory requirements such as under US law and the takeover rules under Chapter 6 of the Corporations Act.

CEMEX considers that these conditions precedent will either be satisfied when the Offer becomes unconditional or are procedural in nature and within the sole control of CEMEX Group members.

(c)	The Acquisition Facility will be subject to events of default, which CEMEX considers to be customary for facilities of this nature, including without limitation:

(i)	payment defaults;

(ii)	breach of financial covenants or (subject to agreed cure periods) other obligations;

(iii)	breaches of representations;

(iv)	cross-acceleration (subject to an agreed minimum amount);

(v)	insolvency and other insolvency type proceedings and creditors’ process;

(vi)	failure to comply with judgments;

(vii)	unlawfulness;

(viii)	CEMEX ceasing to own other borrowers if other borrowers become parties to the facility;

(ix)	repudiation; and

(x)	following the acquisition of Rinker, material adverse change.

CEMEX is not aware of any occurrence which would or is likely to give rise to any such event.

(d)	CEMEX España will be required to give representations and undertakings, which CEMEX considers to be customary for facilities of this nature, including without limitation:

(i)	representations and warranties as to:

(A)	its corporate existence, power and authority;

(B)	the obligations under the documents being legal, valid, binding and enforceable obligations;

(C)	all authorisations in connection with the Acquisition Facility and related finance documents having been obtained and being in full force;

(D)	no default;

(E)	no misrepresentation;

36    CEMEX Bidder’s Statement

Section 4

Funding arrangements

(F)	payment obligations under the Acquisition Facility ranking pari passu with all other unsecured and unsubordinated obligations of CEMEX España except for those obligations mandatorily preferred by law;

(G)	no winding-up proceedings; and

(H)	following the acquisition of Rinker, no material adverse change on CEMEX España’s business, condition, operations, performance or assets taken as a whole; and

(ii)	undertakings:

(A)	to satisfy certain agreed financial covenants;

(B)	not to change its business and preservation of corporate transactions;

(C)	to preserve its assets;

(D)	(apart from intra-group transactions) to restrict new debt of the Rinker Group to short-term working capital facilities; and
(E)	regarding negative pledges.

Amounts drawn under the Acquisition Facility may be refinanced or repaid at the end of the term without restriction. CEMEX plans to repay the Acquisition Facility through a combination of cash fl ow from operations, net proceeds from asset dispositions (if any) and from refinancing transactions. CEMEX does not at this time have any more specific plans or arrangements for the sources of repayment of the Acquisition Facility.

4.5 Newly Committed Facility

CEMEX has recently entered into facility documents with the Newly Committed Facility Lender in connection with the Newly Committed Facility. CEMEX’s obligations under the Newly Committed Facility are guaranteed by CEMEX México and Empresas Tolteca de México, S.A. de C.V. (ETM). Funds are available for drawdown under the Newly Committed Facility to support (whether directly or indirectly) CEMEX in an investing acquisition (which would include the Offer). As at the date of this Bidder’s Statement, no funds have been drawn under this facility nor have any funds available under the facility been earmarked for any purpose other than payment of the Offer Amount (and costs associated with the Offer) and acquisition of Rinker Securities outside the Offer.

The Newly Committed Facility Lender is BBVA Bancomer, S.A. de C.V., a Mexican subsidiary of Banco Bilbao Vizcaya Argentaria, S.A. (BBVA). BBVA is a company organised under the laws of Spain and the parent company of an international financial group with principal operations in Spain, Portugal and a number of countries in Central and South America. The operations of BBVA are supervised by the Bank of Spain in accordance with Spanish and European Union law and the US Federal Reserve Board under the U.S. Bank Holding Company Act of 1956. As at 31 December 2005, BBVA had total consolidated assets of €392.4 billion and total consolidated liabilities of €375.1 billion.

Relevant provisions of the facility documents include the following.

(a)	The Newly Committed Facility is to be available until 30 September 2007 (unless extended).

CEMEX Bidder’s Statement    37

Section 4

Funding arrangements

(b)	The ability to drawdown under the Newly Committed Facility is subject to the following conditions precedent:

(i)	no default under the facility agreement;

(ii)	the guarantees are still outstanding;

(iii)	pari passu status is maintained;

(iv)	satisfactory legal documentation; and

(v)	commissions have been paid.

CEMEX considers that these conditions precedent are procedural in nature and within the sole control of CEMEX Group members. CEMEX is not aware of any occurrence which would or is likely to give rise to any such event.

(c)	The Newly Committed Facility is subject to events of default, which CEMEX considers to be customary for facilities of this nature, including without limitation:

(i)	payment default;

(ii)	representations or warranties being materially incorrect;

(iii)	cross-default and cross-acceleration to other indebtedness having an aggregate outstanding amount of at least US$50 million;

(iv)	bankruptcy and insolvency; (v) documents unenforceable; and

(vi)	failure to maintain obligations pari passu with all other unsecured and unsubordinated debt.

CEMEX is not aware of any occurrence which would or is likely to give rise to any such event.

(d)	Certain representations and undertakings given by CEMEX, which CEMEX considers to be customary for facilities of this nature, including without limitation:

(i)	representations as to:

(A)	corporate existence, power, authority and purpose;

(B)	binding obligations;

(C)	compliance with laws;

(D)	pari passu obligations; and

(E)	no default; and

(ii)	covenants:

(A)	regarding the financial condition of CEMEX;

(B)	to maintain pari passu ranking;

(C)	to restrict liens, mergers and consolidations and sale of assets; and

(D)	to restrict change of business.

38    CEMEX Bidder’s Statement

Section 4

Funding arrangements

Borrowings incurred in connection with the Offer under the Newly Committed Facility may be refinanced or repaid by CEMEX without restriction. CEMEX plans to repay the Newly Committed Facility through a combination of cash flow from operations, net proceeds from asset dispositions (if any) and from refinancing transactions. CEMEX does not at this time have any more specific plans or arrangements for the sources of repayment of the Newly Committed Facility.

4.6 Bridge Facility

A binding commitment letter (the Letter) has been signed by CEMEX Netherlands with the Bridge Facility Lender under which it has agreed to underwrite the Bridge Facility. A term sheet for the Bridge Facility has been agreed between CEMEX and the Bridge Facility Lender and sets out a description of the principal terms that are to govern the facility documents.

Borrowings incurred in connection with the Offer under the Bridge Facility must be refinanced through the proceeds of the issuance of perpetual securities of a subsidiary of CEMEX in a placement issued in reliance on Rule 144A and Regulation S under the US Securities Act. If such an issuance is not possible, the Bridge Facility may be repaid by the issue of senior notes in the capital markets by CEMEX or one of its subsidiaries or on the terms of a term facility as detailed in the Letter (the Term Facility). The Term Facility is comprised of one, two and three year tranches.

The Bridge Facility Lender’s commitment to underwrite or make available the Bridge Facility is subject to:

(a)	the engagement letters being in full force and effect and being complied with;

(b)	the parties having executed facility documentation within 45 days of the Letter and the takeover is complete, and the Bridge Facility drawn, on or before the earlier of the first anniversary of the Offer date and the date which is 364 days from the signing of the facility documentation; and

(c)	satisfaction of the following conditions:

(i)	payment of fees to the lender, the agent and arranger before the funding date;

(ii)	the Offer having been completed in accordance with the applicable laws and the Offer closing for acceptance of more than 50% of the outstanding voting shares of Rinker;

(iii)	all material government and third party approvals necessary in connection with the Offer and the financing having been obtained on reasonably satisfactory terms;

(iv)	no investigation, litigation or proceedings pending or threatened that could reasonably be expected to have a material adverse effect on the Offer including the financing;

(v)	all additional financing required for the Offer having been or being obtained simultaneously with the Offer;

(vi)	legal opinions from each relevant jurisdiction (US, the Netherlands, Mexico) on the facility documents; and

CEMEX Bidder’s Statement    39

Section 4

Funding arrangements

(vii)	all representations being true and no default existing before or after the funding.

CEMEX considers that these conditions precedent will either be satisfied when the Offer becomes unconditional or are procedural in nature and within the sole control of CEMEX Group members.

Other relevant provisions of the term sheet include the following.

•	The Bridge Facility is available until the earlier of the date which is the first anniversary of the Offer date and the date which is 364 days from the signing of the facility documentation.

•	The ability to drawdown under the Bridge Facility (during the availability period described in (a) above) to fund the Offer Amount will only be subject to the conditions precedent that documentation has been entered into within 30 days of the date of the Letter and on satisfaction of the conditions to the commitment (as described in (c) above).

•	The representations, warranties, covenants and events of default will be substantially similar to those contained in the US$0.7 billion Existing Committed Facility (as detailed in Section 4.7 below), which CEMEX considers to be customary for a facility of this nature.

The Term Facility has similar terms and conditions as those set out in (b) and (c). Borrowings incurred in connection with the Offer under the Term Facility may be refinanced or repaid by CEMEX without restriction.

4.7 Existing Committed Facilities

Funds are available for drawdown under the Existing Committed Facilities for general corporate purposes. As at the date of this Bidder’s Statement, an aggregate of at least US$1.1 billion is available for drawdown under the facilities and none of those funds have been earmarked for any purpose other than payment of the Offer Amount (and costs associated with the Offer) and acquisition of Rinker Securities outside the Offer.

Other relevant provisions of the credit agreements for the Existing Committed Facilities include the following.

(a)	The Existing Committed Facilities are available for at least:

(i)	in the case of the US$1.2 billion Existing Committed Facility, five years from its effective date, which was on or about June 2005. The term of the US$1.2 billion Existing Committed Facility may be extended for an additional year if an extension request is delivered 45 days before 6 June 2007 and the extension is accepted by the lenders; and

(ii)	in the case of the US$0.7 billion Existing Committed Facility, four years from its effective date, which was on or about 6 June 2005. The term of the US$0.7 billion Existing Committed Facility may be extended for an additional year if an extension request is delivered 45 days before 6 June 2007 and the extension is accepted by the lenders. Drawings under the swing line facility must be repaid within a shorter time frame of three days unless extended.

40    CEMEX Bidder’s Statement

Section 4

Funding arrangements

CEMEX may on five business days’ notice terminate the existing commitments under an Existing Committed Facility but not if there are amounts outstanding under the relevant loan agreement.

(b)	The ability to drawdown under the Existing Committed Facilities is subject to one or more conditions precedent (which CEMEX considers to be procedural in nature and within its sole control), including without limitation:

(i)	in the case of the revolving loan components of the Existing Committed Facilities, providing a request in advance by telephone (of one, three or four business day(s) depending upon the nature of the loan requested) subsequently confirmed by a written notice. A request for a swingline loan or a standby letter of credit under the US$0.7 billion Existing Committed Facility requires notice to the relevant lender;

(ii)	no default or event of default; and

(iii)	accuracy of representations and warranties.

In the case of the issuance of a standby letter of credit under the US$0.7 billion Existing Committed Facility, CEMEX will also need to have paid all related fees in connection with the issuance of that standby letter of credit.

(c)	The Existing Committed Facilities are subject to one or more of the following events of default (which CEMEX considers to be customary for facilities of this nature), including without limitation:

(i)	payment defaults;

(ii)	material breach of representations and warranties unremedied for 30 days;

(iii)	default of its obligations under the credit agreement and related documents (which, in some cases, is unremedied for 30 days);

(iv)	default of its obligations under any indenture, agreement or instrument relating to a material debt (US$50 million or more) which results in the acceleration of that debt;

(v)	certain events of bankruptcy;

(vi)	certain judgments in excess of US$50 million;

(vii)	obligations of CEMEX (or a guarantor) under the credit agreement fail to rank pari passu with all of its (or the guarantor’s) other senior unsecured debt;

(viii)	CEMEX (or a guarantor) contests the validity of any liability under the credit agreement or related document;

(ix)	failure to obtain or revocation of a governmental authority necessary for the validity of the credit agreement and related documents;

(x)	expropriation, moratorium or limitation on the availability of foreign exchange; and

(xi)	certain changes of ownership in or control of CEMEX (or a guarantor).

CEMEX is not aware of any occurrence which would or is likely to give rise to any such event.

(d)	Certain representations and undertakings given by CEMEX, which CEMEX considers to be customary for facilities of this nature, including without limitation:

CEMEX Bidder’s Statement    41

Section 4

Funding arrangements

(i)	representations and warranties as to:

(A)	its corporate existence, power and authority;

(B)	the enforceability of documents;

(C)	compliance with laws;

(D)	all approvals having been obtained;

(E)	no misrepresentations having been made; and

(F)	its obligations under the Existing Committed Facilities ranking pari passu with all its other unsubordinated and unsecured obligations; and

(ii)	covenants:

(A)	to maintain its financial condition above agreed ratios;

(B)	not to consolidate or merge;

(C)	not to sell its assets or create liens (other than in certain circumstances); and

(D)	not to materially change its business.

CEMEX’s obligations under the Existing Committed Facilities have been guaranteed by two of its wholly-owned subsidiaries, CEMEX México and ETM.

Amounts drawn under the Existing Committed Facilities may be refinanced or repaid at the end of the term without restriction. CEMEX plans to repay the Existing Committed Facilities through a combination of cash fl ow from operations, net proceeds from asset dispositions (if any) and from refinancing transactions. CEMEX does not at this time have any more specific plans or arrangements for the sources of repayment of the Existing Committed Facilities.

4.8 Provision of consideration

On the basis of the arrangements described in this Section, Bidder and CEMEX believe that they have reasonable grounds for holding the view, and hold the view, that Bidder will be able to provide the consideration offered under the Offer.

42    CEMEX Bidder’s Statement

CEMEX
READY MIX

Section 5 Australian tax considerations

CEMEX Bidder's Statement 43

Section 5

Australian tax considerations

5.1 Introduction

The following is a general description of the Australian income and capital gains tax consequences to Rinker Shareholders on disposing of their Rinker Shares (through acceptance of the Offer) in return for cash consideration. The comments set out below are relevant only to those Rinker Shareholders who hold their Rinker Shares as capital assets for the purpose of investment and who do not (or would not) hold those shares in connection with the conduct of a business. These comments relate to Rinker Shares only, and not to Rinker ADSs or any other rights held over Rinker Shares.

Certain Rinker Shareholders (such as those engaged in a business of trading or investment), those who acquired their Rinker Shares for the purpose of resale at a profit or those which are banks, insurance companies, tax exempt organisations, superannuation funds, or persons who acquired their Rinker Shares in respect of their employment with Rinker (including under Rinker’s Performance Share Plan, Cash Award Share Plan, Employee Share Acquisition Plan and Universal Share Plan) will or may be subject to special or different tax consequences peculiar to their circumstances.

Rinker Shareholders who are not resident in Australia for tax purposes should also take into account the tax consequences, under the laws of their country of residence, as well as under Australian law, of the disposal of Rinker Shares under the Offer. Rinker Shareholders who are resident in the United States should also refer to the information set out in Section 6.

The following description is based upon taxation law and practice in effect as at the date of this Bidder’s Statement. It is not intended to be an authoritative or complete statement or analysis of the taxation laws applicable to the particular circumstances of every Rinker Shareholder. Rinker Shareholders should seek independent professional advice regarding the taxation consequences of disposing of Rinker Shares in light of their own particular circumstances.

5.2 Australian resident Rinker Shareholders

Acceptance of the Offer will involve the disposal by Rinker Shareholders of their Rinker Shares, by way of transfer to Bidder.

In relation to Rinker Shares held on capital account and acquired, or deemed to have been acquired (eg, because, as a result of Rinker’s demerger from the CSR Group, Rinker Shares were acquired on account of shares held in CSR at the time of the demerger which had been acquired before 20 September 1985), by the relevant Rinker Shareholders before 20 September 1985, such disposal should not give rise to any Australian CGT implications.

Conversely, the disposal of Rinker Shares acquired, or deemed to have been acquired, on or after 20 September 1985 and which are held on capital account will generally have Australian CGT implications. Such disposal will constitute an Australian CGT event for Australian CGT purposes.

Australian resident Rinker Shareholders may make a capital gain or capital loss on the disposal of their Rinker Shares under the Offer.

Capital gains and capital losses of a taxpayer in a year of income are aggregated to determine whether there is a net capital gain. If so, that net capital gain is included in

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assessable income and is subject to income tax. However, a “CGT Discount” may be available to reduce the taxable gain for certain Rinker Shareholders (see further below).

Capital losses may not be deducted against other income for income tax purposes, but may be offset against capital gains realised in the same income year or be carried forward to be offset against future capital gains.

Where Rinker Shares were acquired as a result of Rinker’s demerger from the CSR Group in April 2003 and demerger capital gains tax rollover relief was claimed at the time, the cost base of the Rinker Shares will need to be calculated by reference to a portion of the cost base of the original shares held in CSR at the time of the demerger.

Otherwise, in general, the capital gain or loss on disposal of a Rinker Share under the Offer will be calculated on the basis of the difference between the value of the capital proceeds (ie, the cash consideration received from Bidder) and the cost base of the share.

The disposal will be deemed to have occurred on the date on which the Offer becomes unconditional and the capital proceeds will be the Australian dollar equivalent of the US dollar cash consideration, at the spot exchange rate on that day. Under the foreign exchange gain and loss rules, it is possible that currency fluctuations between the date the Offer becomes unconditional and the date of actual payment of the cash consideration could result in a taxable gain or deductible loss for certain Rinker Shareholders.

The cost base of Rinker Shares is generally their cost of acquisition or deemed cost of acquisition. Certain other amounts associated with acquisition and disposal, such as brokerage or stamp duty, may be added to the cost base. The capital loss will be calculated on the basis of the difference between the capital proceeds and the reduced cost base of the share.

However, if the Rinker Share was acquired (or deemed to be acquired) at or before 11.45am on 21 September 1999, the cost base may be indexed for inflation, by reference to changes in the Consumer Price Index from the calendar quarter in which the Rinker Share was acquired (or deemed to be acquired) until the calendar quarter ended 30 September 1999. Rinker Shareholders who are individuals, complying superannuation entities or trustees of a trust must make an election if they wish to rely on indexation. Companies will be entitled to include the indexation without making an election. Indexation adjustments are taken into account only for the purposes of calculating a capital gain, and not a capital loss.

On the other hand, if the Rinker Share was acquired (or deemed to be acquired) after 11.45am on 21 September 1999, the capital gain or loss is generally calculated on the difference between the capital proceeds and the cost base for the share, with no indexation.

A Rinker Shareholder who is an individual, complying superannuation entity or trustee of a trust, and who does not or cannot elect to adjust their cost base for indexation (as described above), may choose to claim a “CGT Discount” if they acquired (or are deemed to have acquired) their Rinker Shares 12 months or more before the time they accept the Offer (or, if later, the time when the Defeating Conditions in Sections 8.6(b), 8.6(c) and 8.6(d) are satisfied or waived). This means that:

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•	in the case of an individual (and, generally speaking, a trustee of a trust), only one half of their net capital gain on those shares (after deducting available capital losses) will be taxable; and

•	in the case of a complying superannuation entity, only two thirds of their net capital gain on those shares (after deducting available capital losses) will be taxable.

However, the methodology for trustees is complex, and such Rinker Shareholders should obtain specific advice in this regard, including in relation to the tax consequences of distributions attributable to discounted capital gains.

Whether it is better for any given Rinker Shareholder to make the indexation election or not will depend upon the particular Rinker Shareholder’s individual circumstances, including the cost base of the Rinker Shares and whether the Rinker Shareholder has any available losses. Rinker Shareholders should consult their own tax advisers in this regard.

The “CGT Discount” is not available to companies, nor does it apply to Rinker Shares owned (or deemed to be owned) for less than the relevant 12-month period.

5.3 Non-Australian resident Rinker Shareholders

Assuming that Rinker will be treated as a public company for tax purposes, a Rinker Shareholder who is a non-resident of Australia for taxation purposes and holds their Rinker Shares on capital account will not make a taxable capital gain in Australia on the disposal of Rinker Shares under the Offer, if that Rinker Shareholder (together with any associates) has not, at any time during the five years immediately preceding the disposal, owned 10% or more (by value) of the issued share capital of Rinker. If this requirement is not satisfied, then the Australian CGT provisions will apply to the disposal, unless the Rinker Shareholder is entitled to claim relief from Australian taxation under a relevant double tax treaty.

The Australian Government recently released legislation that will change the current Australian CGT rules that apply to non-residents by narrowing the range of assets to which those rules apply. These new rules will apply from the date of Royal Assent, which is not yet known. Non-resident Rinker Shareholders should take independent tax advice in respect of these new rules if they are enacted prior to the acceptance of the Offer (or, if later, when the Defeating Conditions in Sections 8.6(b), 8.6(c) and 8.6(d) are satisfied or waived).

5.4 Stamp duty and GST

Bidder will pay the stamp duty (if any) payable in Australia on the transfers of Rinker Shares under the Offer. No GST will be payable on such transfers, except that GST will be payable on any fees or charges that a Controlling Participant (in respect of Rinker Shares in a CHESS Holding) or a broker or other nominee (in respect of Rinker Shares held for a separate beneficial owner) may charge in connection with acceptance of the Offer.

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Section 6 United States tax considerations (for US Securityholders)

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United States tax considerations (for US Securityholders)

6.1 Introduction

The following describes the material US federal income tax consequences to Rinker Securityholders that are US Securityholders (as defined below) and that accept, or do not accept, the Offer.

For US federal income tax purposes, a holder of Rinker ADSs will generally be treated as the beneficial owner of the underlying Rinker Shares. Thus, a holder of Rinker ADSs is treated like a holder of Rinker Shares for US federal income tax purposes.

This description is based upon the US Tax Code, US Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This description applies only to US Securityholders that hold their Rinker Securities as a capital asset (generally, for investment purposes). Further, this description does not constitute tax advice and therefore does not address all aspects of US federal income taxation that may be relevant to particular US Securityholders in light of their personal investment circumstances or to US Securityholders subject to special treatment under US federal income tax laws, including:

•	insurance companies;

•	tax-exempt organisations;

•	dealers in securities or foreign currency;

•	banks or trusts;

•	persons that hold their Rinker Securities as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

•	investors in pass-through entities (including entities taxable as partnerships); or

•	US Securityholders who acquired their Rinker Securities through the exercise of options, or otherwise as compensation or through a tax-qualified retirement plan.

If a partnership (including any entity taxable as a partnership) under US federal income tax laws holds Rinker Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of that partnership. A partner of a partnership holding Rinker Securities should consult his or her own tax advisers.

Furthermore, this description does not address any non-income tax or any state, local or non-US tax consequences of a US Securityholder’s acceptance or rejection of the Offer. Accordingly, each US Securityholder should consult with his or her own tax advisers to determine his or her particular federal, state, local or non-US income or other tax consequences of the acceptance or rejection of the Offer.

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6.2 Material income tax consequences

For purposes of this description, a US Securityholder means a Rinker Securityholder who is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created under the laws of the United States or any of its political subdivisions;

•	a trust, if a US court is able to exercise primary supervision over the administration of that trust and one or more US fiduciaries have the authority to control all substantial decisions of that trust; or

•	an estate that is subject to US federal income tax on its income regardless of its source.

Tendering US Securityholders. The tendering of Rinker Securities in exchange for the cash consideration offered by Bidder will constitute a taxable sale of those Rinker Securities for US federal income tax purposes. A US Securityholder generally will recognise gain or loss equal to the difference, if any, between the US dollar value of the cash received by that US Securityholder pursuant to the terms of the Offer and that US Securityholder’s tax basis in the Rinker Securities surrendered. Gain or loss will be determined on the date of the taxable sale and will be calculated separately for each block of Rinker Securities surrendered pursuant to the terms of the Offer (ie, Rinker Securities acquired at the same cost in a single transaction).

For a cash basis US Securityholder who elects to receive Australian dollars pursuant to the Offer, the amount realised will be based on the US dollar value of the Australian dollars received with respect to the Rinker Securities tendered as determined on the settlement date of the taxable sale of those Rinker Securities. An accrual basis US Securityholder who elects to receive Australian dollars pursuant to the Offer may elect the same treatment required of a cash basis US Securityholder with respect to a taxable sale of his or her Rinker Securities, provided, however, that the election is applied consistently from year to year. That election may not be changed without the consent of the US Internal Revenue Service. An accrual basis US Securityholder who does not elect to be treated like a cash basis US Securityholder for this purpose may have a so-called foreign currency gain or loss for US federal income tax purposes because of differences between the US dollar value of the Australian dollars received prevailing on the date of the taxable sale of Rinker Securities and the date of the payment. That foreign currency gain or loss, if any, generally will constitute US source gain or loss for purposes of calculating the foreign tax credit limitations. That foreign currency gain or loss would be ordinary in nature and would be in addition to any gain or loss recognised on the taxable sale of the Rinker Securities.

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Subject to the discussion of the “passive foreign investment company” rules in Section 6.3, if a US Securityholder that is an individual has a holding period in his or her Rinker Securities surrendered of more than one year, then his or her gain recognised will constitute long-term capital gain, which will be subject to US federal income tax at a maximum rate of 15%. If, however, the holding period of that US Securityholder in his or her Rinker Securities surrendered is less than one year, then any gain will be subject to US federal income tax at the same graduated rates as ordinary income. The deductibility of capital losses against ordinary income is subject to limitations.

For a US Securityholder that is a corporation, any capital gain recognised is taxed at the same rate as ordinary income, and the use of capital losses to offset ordinary income is subject to limitations.

Gains or losses recognised by a US Securityholder are generally US source gains or losses for purposes of calculating the foreign tax credit limitations.

Non-Tendering US Securityholders. A US Securityholder that does not tender his or her Rinker Securities pursuant to the terms of the Offer will not recognise any gain or loss as a result of the Offer. However, that US Securityholder will recognise gain or loss if his or her Rinker Securities are subsequently purchased for cash in accordance with the “compulsory acquisition” rules of Chapter 6A of the Corporations Act. The receipt of cash by that US Securityholder in exchange for his or her Rinker Securities pursuant to the “compulsory acquisition” rules will result in taxable gain or loss to him or her for US federal income tax purposes based upon the difference, if any, between the US dollar value of the cash received and his or her tax basis in those Rinker Securities.

Subject to the discussion of the “passive foreign investment company” rules in Section 6.3, that gain will constitute capital gain or loss and will constitute long-term capital gain or loss if the US Securityholder has held those Rinker Securities for more than a year. For individuals, any such long-term capital gain will be taxed at a maximum rate of 15%. The deductibility of capital losses against ordinary income is subject to limitations.

Gains or losses recognised pursuant to the “compulsory acquisition” rules will generally constitute US source gains or losses for purposes of calculating the foreign tax credit limitations.

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6.3 Passive foreign investment company status of Rinker

In general, the rules in respect of passive foreign investment companies (PFICs) are designed to eliminate the benefit of deferral of US federal income tax that a US Securityholder could derive from investing in certain corporations organised outside the United States that do not distribute all their earnings on a current basis. A non-US corporation will be treated as a PFIC for US federal income tax purposes in any taxable year in which either:

(a)	at least 75% of its gross income is “passive income”; or

(b)	on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, certain royalties, rents and gains from commodities and securities transactions. In determining whether a non-US corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

According to its annual report on Form 20-F for the year ended 31 March 2006, Rinker believes that it has not been a PFIC. However, if Rinker were to be treated as a PFIC, a US Securityholder would be subject to adverse tax consequences unless that US Securityholder has made certain elections under the PFIC rules in respect of Rinker. In particular, any gain recognised by that US Securityholder on the taxable sale of Rinker Securities in accordance with the terms of the Offer would be ordinary income, and not capital gain. In addition, that US Securityholder may be subject to an interest charge.

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United States tax considerations (for US Securityholders)

6.4 US back-up withholding and information reporting

A US Securityholder (other than an exempt person, such as a corporation) that tenders his or her Rinker ADSs may be subject to US information reporting and US back-up withholding at a 28% rate in respect of cash received in accordance with the terms of the Offer. US back-up withholding will not apply, however, to that US Securityholder if he or she:

(a)	furnishes a correct taxpayer identification number and certifies that he or she is not subject to US back-up withholding on substitute Form W-9 (or successor form) included with the ADS Letter of Transmittal; or

(b)	otherwise establishes an exemption from US back-up withholding.

US back-up withholding is not an additional tax. Amounts withheld under the US back-up withholding rules may be credited against a US Securityholder’s US federal income tax liability, and a refund of any excess amounts withheld under the US back-up withholding rules may be obtained by filing the appropriate form with the US Internal Revenue Service.

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Section 7 Other material information

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7.1 Discussion of currency exchange rates

(a) Offer priced in US dollars

In Rinker’s annual report for the year ended 31 March 2006, Rinker’s directors stated that they believe US dollar reporting represents the best measure of overall Rinker group performance. In recognition of this and consistent with the location of the majority of Rinker’s assets, CEMEX has priced the Offer in US dollars.

When accepting the Offer, you may elect to have the Offer price converted from US dollars into Australian dollars. The actual amount of Australian dollars you receive will depend upon the spot exchange rate available on the day Bidder pays funds to the relevant payment agent for the purpose of paying the Offer price to you (see Section 8.8(d)). This spot exchange rate may be different to the rate that was available on the date you accepted the Offer.

The chart below shows the movements which have occurred in the Reserve Bank Mid-Point Rate between 1 April 2003 (the day after Rinker Shares were first listed on ASX) and the Announcement Date. You should note that the table reflects historical rates only and is not intended to imply the future direction of US dollar to Australian dollar exchange rates.

If there was a significant change in the value of the US dollar compared to the Australian dollar, this may have an impact on the value of the Offer price to you (in Australian dollar terms). If the US dollar appreciated against the Australian dollar, the value of the Offer price may be higher in Australian dollar terms. If, instead, the US dollar depreciated against the Australian dollar, the value of the Offer price may be lower in Australian dollar terms.

(b) Beneficial owners of Rinker Securities

If you are a beneficial owner of Rinker Securities registered in the name of a broker or other nominee and would like your nominee to accept the Offer for your Rinker Securities,

1. Reserve Bank Mid-Point Rate on 27 October 2006.

2. To 27 October 2006.

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you should confirm that it has the facilities to receive payment of the Offer price (and transfer that payment to you) in the currency (US dollars or Australian dollars) in which you wish to receive it.

(c) Impact of currency exchange rate movements on information presented in this Bidder’s Statement

Some of the information presented in this Bidder’s Statement, including the premia represented by the Offer price (see the Chairman’s Letter and pages 6 and 8) and the US dollar equivalent of low and high sales prices for Rinker Shares on ASX (see Section 2.4), has been calculated using an exchange rate of US$1.00 to A$0.7645, which represents the Reserve Bank Mid-Point Rate on 27 October 2006. The Reserve Bank Mid-Point Rate is an indication of market value only and may differ from exchange rates quoted by foreign exchange dealers.

This information is sensitive to changes in the value of the US dollar compared to the Australian dollar. The analysis below sets out the potential impact on this information from such changes. Care should be taken in interpreting this analysis as it treats exchange rate fluctuations in isolation of any other events, whereas in many cases other events may have a cumulative or offsetting impact. This analysis is not intended to imply the future direction of US dollar to Australian dollar exchange rates.

Sensitivity analysis – changes in the Reserve Bank Mid-Point Rate

Change in FX rate	(0.08)	(0.04)	(0.02)	0.00	0.02	0.04	0.08
Variation	(10.0)%	(5.0)%	(2.5)%	0.0%	2.5%	5.0%	10.0%
Reserve Bank Mid-Point Rate	0.6881	0.7263	0.7454	0.7645 [1]	0.7836	0.8027	0.8410

Offer price (US$)	13.00	13.00	13.00	13.00	13.00	13.00	13.00
Offer price (A$)	18.89	17.90	17.44	17.00	16.59	16.19	15.46

1-mth VWAP (A$)	14.13	14.13	14.13	14.13	14.13	14.13	14.13
Premium to 1-mth VWAP	33.7%	26.7%	23.4%	20.4%	17.4%	14.6%	9.4%

3-mth VWAP (A$)	13.47	13.47	13.47	13.47	13.47	13.47	13.47
Premium to 3-mth VWAP	40.2%	32.9%	29.5%	26.2%	23.1%	20.2%	14.7%

6-mth VWAP (A$)	14.74	14.74	14.74	14.74	14.74	14.74	14.74
Premium to 6-mth VWAP	28.2%	21.5%	18.4%	15.4%	12.6%	9.9%	4.9%

Previous close[2] (A$)	13.39	13.39	13.39	13.39	13.39	13.39	13.39
Premium to previous close	41.1%	33.7%	30.3%	27.0%	23.9%	20.9%	15.4%

Broker target share price	15.62	15.62	15.62	15.62	15.62	15.62	15.62
Premium to broker target share price	21.0%	14.6%	11.7%	8.9%	6.2%	3.7%	(1.0)%

1.	Reserve Bank Mid-Point Rate on 27 October 2006.
2.	Based on the last traded price of Rinker Shares during normal trading on ASX. Following close of normal trading on 27 October 2006, a wire service carried an article speculating on a takeover bid by CEMEX for Rinker as a result of which the post close ASX auction trading system produced a closing price of A$14.70.

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Other material information

7.2 Potential for waiver of conditions

The Offer is subject to the Defeating Conditions (which are set out in Section 8.6), including a minimum acceptance condition (see Section 8.6(a)). Under the terms of the Offer and the Corporations Act, any or all of the Defeating Conditions (other than the conditions in Sections 8.6(b), 8.6(c) and 8.6(d)) may be waived by Bidder prior to the end of the Offer Period.

If an event occurs which results (or would result) in the non-fulfilment of a Defeating Condition, Bidder (in conjunction with CEMEX) might not make a decision as to whether it will either rely on that occurrence, or instead waive the Defeating Condition in respect of that occurrence, until the date for giving a notice on the status of the Defeating Conditions under section 630(3) of the Corporations Act (see Section 8.7(e)). If Bidder decides that it will waive a Defeating Condition, it will announce that decision to ASX in accordance with section 650F of the Corporations Act and in accordance with other applicable law.

If any Defeating Condition is not fulfilled or otherwise not satisfied, and Bidder decides to rely on that occurrence, then any contract resulting from acceptance of the Offer will become void at the end of the Offer Period, and the relevant Rinker Securities will be returned to the holder promptly. If the Defeating Conditions in Sections 8.6(b), 8.6(c) and 8.6(d) are not fulfilled, and Bidder decided to rely on that non-fulfilment, then no contract will be capable of arising at all from acceptance of the Offer.

7.3 Withdrawal rights

You have a right to withdraw your acceptance under the terms of the Offer set out in Sections 8.7(a) and 8.9.

Pursuant to Rule 14d-7 under the US Exchange Act, a Rinker Securityholder who accepts the Offer has the right to withdraw that acceptance at any time before the end of the Offer Period. Additionally, pursuant to section 14(d)(5) of the US Exchange Act, unless previously accepted for payment by Bidder pursuant to the Offer, Rinker Securityholders have the right to withdraw their acceptances after 60 days from the commencement of the Offer. Bidder has sought exemptive relief from Rule 14d-7 under, and section 14(d)(5) of, the US Exchange Act from SEC to permit these withdrawal rights to terminate upon the later of 20 US Business Days following the date of commencement of the Offer and the day on which the Offer becomes wholly unconditional (except for Prescribed Occurrences), subject to Bidder giving at least five US Business Days’ notice of its intention to do so.

In addition to those rights, you will have a statutory withdrawal right under section 650E of the Corporations Act if you have accepted the Offer and the Offer is varied in a way which delays payment to you by more than one month. You will be sent a notice of variation which describes that right, should it accrue.

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7.4 CEMEX Shareholder approval

Pursuant to article 47 of the Mexican Securities Law and in accordance with CEMEX’s By Laws, a general meeting of CEMEX’s shareholders must approve any transaction that CEMEX or any of its controlled affiliated companies desires to undertake within a fiscal year, when such transaction represents 20% or more of CEMEX’s consolidated assets (based on the financial results for the immediately preceding quarter).

CEMEX must give at least 15 days’ notice of a general meeting of its shareholders by publishing notice of the meeting in the official gazette of the State of Nuevo León, México or in any of the major newspapers in Monterrey, Nuevo León, México. The attendance quorum for a general meeting of CEMEX’s shareholders is persons representing more than 50% of the CEMEX shares that are entitled to be voted and the resolutions must be approved by a majority of the CEMEX shares represented by those attending.

The CEMEX Board has convened a general meeting of CEMEX’s shareholders to be held on 7 December 2006 for the purpose of considering resolutions which will authorise the acquisition of Rinker Securities by Bidder or any other CEMEX Group member.

7.5 Foreign investment approval – Australia

Bidder is a foreign person under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA) because it is wholly-owned by CEMEX, which is itself a foreign person under FATA.

Accordingly, the Offer is subject to the approval or non-objection of the Treasurer, who receives advice from FIRB, under FATA (see Section 8.6(c)). Approval will not be given to the Offer if the Treasurer, on advice from FIRB, considers that the result of the acquisition of Rinker Securities will be contrary to the national interest.

Bidder filed the necessary application, together with a detailed submission, with FIRB on 30 October 2006. CEMEX and Bidder believe that the proposed acquisition of Rinker Securities under the Offer is consistent with the Australian Government’s foreign investment policy, and are not aware of any reason why foreign investment approval would not be given (and therefore why the relevant Defeating Condition would not be satisfied) in due course.

7.6 Antitrust approvals – United States

Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) certain acquisition transactions may not be consummated until certain information and documentary materials have been furnished to the Antitrust Division of the United States Department of Justice (the Antitrust Division) and the United States Federal Trade Commission (the FTC) and the applicable waiting period has expired or been terminated. The acquisition of Rinker Securities pursuant to the Offer is subject to the HSR Act. CEMEX expects to file a Pre-merger Notification and Report Form with the Antitrust Division and the FTC in connection with the Offer (the HSR Filing) within two US Business Days after the date of the Offer.

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Under the provisions of the HSR Act applicable to the Offer, the purchase of Rinker Securities pursuant to the Offer may not be consummated until the expiration of a 15-day waiting period following the filing by CEMEX, unless the last day of the waiting period ends on a Saturday, Sunday or legal holiday, in which case the waiting period will continue until the next US Business Day. Accordingly, the waiting period under the HSR Act applicable to such purchases of Rinker Securities pursuant to the Offer should expire before the end of the Offer Period, unless such waiting period is extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to the expiration of the waiting period.

If the FTC or the Antitrust Division were to request additional information or documentary material from CEMEX, the waiting period would expire at 11.59pm, New York City time, on the tenth calendar day after the date of substantial compliance by CEMEX with such request, unless such tenth calendar day is a Saturday, Sunday or legal holiday, in which case the waiting period would expire on the next US Business Day.

If the acquisition of Rinker Securities is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the Offer may, but need not, be extended and, in any event, the purchase of and payment for Rinker Securities will be deferred until 10 days after the request is substantially complied with, unless the waiting period is sooner terminated by the FTC and the Antitrust Division. Only one extension of such waiting period pursuant to a request for additional information is authorised by the HSR Act, except by court order. Any extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for in the Offer or by applicable law.

Although Rinker is required to file certain information and documentary material with the Antitrust Division and the FTC in connection with the Offer and may receive a request from the Antitrust Division or the FTC for additional information or documentary material, Rinker’s failure to make such filings or respond to any such questions will not extend the waiting period.

7.7 Index out condition

The purpose of the Defeating Condition in Section 8.6(j) is to protect CEMEX and Bidder against significant downward movements in the S&P/ASX 200 Index which could materially adversely affect the Offer and the commercial viability of an acquisition of Rinker Securities.

The Defeating Condition will not be satisfied, unless waived by Bidder, if at any time on an ASX trading day from the Announcement Date to the end of the Offer Period, the S&P/ASX 200 Index falls below 4,800, which is 11.6% below its last on-market value on the Announcement Date.

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7.8 Equal access to information condition

The purpose of the Defeating Condition in Section 8.6(k) is to ensure that Bidder is provided with equality of treatment by Rinker in terms of any non-public information that the Rinker Group makes available to third parties in connection with any proposed transaction competitive with, or may otherwise impact on the Offer.

It is possible that, as a result of the Offer being made, Rinker may seek to engage with third parties to solicit or facilitate an alternative transaction for control of Rinker, or the acquisition of a substantial interest in Rinker Securities or an interest in substantial assets of the Rinker Group. In any such circumstances, the bid condition would require access to be provided to Bidder of any undisclosed information of the Rinker Group that is provided to such a third party, so that the Offer is able to be progressed in an efficient, competitive and informed market.

The provision to Bidder of the information described above would enable Bidder to assess the position of the Offer in the context of any possible competitive transaction.

7.9 Dividends

The purpose of the Defeating Condition in Section 8.6(i) is to protect CEMEX and Bidder from the impact of any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie) made by Rinker other than interim or final cash dividends which are in line with the Rinker Board’s current dividend policy of distributing around 35% of available net profit after finance and income tax in the form of dividends.

Pursuant to Section 8.8(e), Bidder will be entitled to deduct the amount of any dividend or other distribution (or an amount equal to the value, as reasonably assessed by Bidder including by reference to US dollar to Australian dollar exchange rates prevailing at the time) received by you (or any previous holder of your Rinker Securities) from any consideration otherwise payable to you under the Offer.

If a dividend or other distribution is paid, or announced, by Rinker which breaches, or is likely to breach, the Defeating Condition in Section 8.6(l), Bidder will consider the circumstances then existing at the time (including its rights under Section 8.8(e)) before deciding what, if any, action it will take in relation to the distribution.

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Other material information

7.10 Status and effect of other Defeating Conditions

Sections 7.4 to 7.9 describe matters relevant to the status, purpose and/or effect of the Defeating Conditions in Sections 8.6(b), 8.6(c), 8.6(d), 8.6(j), 8.6(k) and 8.6(l), respectively. This Section describes the status of the remaining Defeating Conditions.

In relation to the Defeating Condition in Section 8.6(f), Bidder is not aware, as at the date of this Bidder’s Statement, of any decision, action, investigation or application which would result in the non-fulfilment of that condition. Nor has Bidder identified, as at the date of this Bidder’s Statement, any particular regulatory actions or approvals which could lead to that condition being triggered or which would be relevant to the Defeating Condition in Section 8.6(e). However, it should be noted that it is not feasible for Bidder to identify in advance all such regulatory actions or related regulatory approvals, as Rinker conducts its business in a number of jurisdictions and Bidder has not had access to detailed information regarding Rinker’s operations and assets in those jurisdictions, and whether they are subject to particular approvals or conditions.

As at the date of this Bidder’s Statement, Bidder is not aware of any events or circumstances which may result in the non-fulfilment of any of the Defeating Conditions in Sections 8.6(g), 8.6(h), 8.6(i), 8.6(m) to 8.6(n). If Bidder becomes aware of any such developments and a breach of the condition arises, Bidder will lodge with ASIC and despatch to Rinker Securityholders a supplementary bidder’s statement as soon as practicable after it has decided whether it will rely on that breach and, in any event, on or before the date for giving notice on the status of the Defeating Conditions (see Section 8.7(e)).

7.11 Social security and superannuation implications of the Offer

Acceptance of the Offer may have implications under your superannuation or pension arrangements or on your social security entitlements. If in any doubt, Rinker Securityholders should seek specialist advice before accepting the Offer.

7.12 Payment restrictions under Australian and US law

Bidder is not aware of any Rinker Securityholders who require any approval referred to in Section 8.8(f) in order to be entitled to receive any consideration under the Offer.

So far as Bidder is aware, unless the Reserve Bank of Australia has given specific approval under the Banking (Foreign Exchange) Regulations 1959 (Cth), payments or transfers to or for the order of prescribed governments (and their statutory authorities, agencies and entities) and, in certain cases, nationals of prescribed countries are subject to certain limited exceptions, restrictions or prohibitions. Based on Bidder’s searches, the prescribed governments, countries and entities are as follows:

•	supporters of the former government of the Federal Republic of Yugoslavia;

•	ministers and senior officials of the Government of Zimbabwe; and

•	certain entities associated with the Democratic People’s Republic of Korea (North Korea).

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Other material information

The places to which, and persons to whom, the Charter of the United Nations Act 1945 (Cth) currently apply include the Kurdistan People’s Congress, the People’s Congress of Kurdistan, Kongra Gel, and any person or entity listed as a terrorist by the Australian Minister for Foreign Affairs in the Commonwealth of Australia Gazette.

The places to which, and persons to whom, the Charter of the United Nations (Terrorism and Dealing with Assets) Regulations 2002 (Cth) currently apply include the Taliban, Usama bin Laden (also known as Osama bin Laden), a member of the Al-Qaida organisation (also known as the Al-Qaeda organisation), and any person named on the list maintained pursuant to United Nations Resolution 1390 (2002) by the Committee of the United Nations Security Council established pursuant to United Nations Resolution 1267 (1999).

The places to which and persons to whom the Charter of the United Nations (Sanctions – Afghanistan) Regulations 2001 (Cth) currently apply include a Bin Laden Entity and a Taliban Entity (as those terms are defined in those regulations).

The Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003 (Cth) apply in respect of assets of the previous government of Iraq, and assets removed from Iraq or acquired by or on behalf of a senior official of the previous government of Iraq or their immediate families. Transactions with such assets (including, if relevant, Rinker Securities) require Ministerial approval.

Financial restrictions also exist relating to certain entities associated with Liberia pursuant to United Nations Resolution 1532 (2004) and the Charter of the United Nations (Sanctions – Liberia) Regulations 2002 (Cth) and are pending relating to the Democratic Republic of Congo and Sudan pursuant to United Nations Resolution 1596 (2005) and United Nations Resolution 1591 (2005), respectively.

The places to which and the persons to whom the United States Office of Foreign Asset Control Specially Designated National and Blocked Persons List currently apply include Cuba, Iran, Iraq, Libya, North Korea and Zimbabwe, and any person named on the list maintained by the Office of Foreign Asset Control of the US Department of the Treasury.

Bidder will not transfer consideration for Rinker Securities in violation of the United States Cuban Assets Control Regulations, Iranian Assets Control Regulations, Burmese Sanctions Regulations, Sudanese Sanctions Regulations, Syrian Sanctions Regulations, Iraqi Sanctions Regulations, Terrorist List Governments Sanctions Regulations, or any other US federal regulation prohibiting the transfer of funds to designated entities.

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7.13 Withholding of consideration

Bidder is not currently aware of any amounts that are or would be treated as withholding amounts under Section 8.8(g). However, it is possible that Bidder may become aware of an obligation in this regard after the date of this Bidder’s Statement.

For example, under section 255 of the Income Tax Assessment Act 1936 (Cth), the Australian Taxation Office may notify Bidder that all or part of the consideration otherwise payable under the Offer to Rinker Securityholders who are non-residents of Australia is to be retained by Bidder, or paid to the Australian Taxation Office, instead of being paid to the relevant Rinker Securityholder. Similarly, under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth), the Australian Taxation Office may require Bidder to pay to the Australian Taxation Office all or part of the consideration otherwise payable under the Offer to Rinker Securityholders who owe tax-related debts to the Australian Government.

In general, no US withholding taxes will apply to the payment of consideration to a US Securityholder pursuant to the Offer. However, the US Depositary will be required to withhold 28% of the consideration payable under the Offer pursuant to the US back-up withholding rules if a US Securityholder who tenders his or her Rinker ADSs fails to provide certain US tax information and does not otherwise qualify for an exemption from the US back-up withholding. (For a more detailed discussion of the US back-up withholding rules, see Section 6.4.)

7.14 No collateral benefits

Neither Bidder nor any of its associates has, in the four months before the date of this Bidder’s Statement, or in the period between the date of this Bidder’s Statement and the date of the Offer, given, offered to give or agreed to give a benefit which is not offered to all Rinker Securityholders under the Offer to another person which was likely to induce the other person (or an associate) to accept the Offer or dispose of Rinker Securities.

7.15 No escalation agreements

Neither Bidder nor any of its associates has entered into any escalation agreement that is prohibited by section 622 of the Corporations Act.

7.16 Fees and expenses

Except as set out below and in this Section, Bidder will not pay any fees or commissions to any person to make solicitations or recommendations in connection with the Offer.

Bidder may offer to pay a commission to brokers who solicit acceptances of the Offer from their clients, but has made no final decision in relation to the matter at this stage.

If a commission is offered, it will be payable to brokers only and subject to the condition that no part of the fee will be able to be passed on, or paid, to Rinker Securityholders.

If and when Bidder decides to offer such a commission to any broker, it will make an announcement to ASX disclosing the commission rate and terms on which it is payable.

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Other material information

It is Bidder’s intention that, if and when an offer of commission has been made to any broker by Bidder, the commission arrangement will remain in place for the balance of the Offer Period and the amount of the commission offered will not be increased during the Offer Period.

Bidder will pay the fees charged by JPMorgan, as depositary for Rinker’s ADR program for Rinker ADSs tendered into the Offer, including any fees charged by the depositary for Rinker’s ADR program to redeposit ordinary shares underlying tendered Rinker ADSs that have been previously withdrawn by Bidder from deposit with the depositary for Rinker’s ADR program in the event that the Offer is not consummated. Rinker Securityholders will bear all other fees and expenses which may be incurred as a result of their acceptance of the Offer.

CEMEX has retained Citigroup to act as its lead financial adviser in connection with the Offer. Citigroup will receive reasonable and customary compensation for its services as lead financial adviser, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the US federal securities laws. The Citigroup Group has also, in the past, rendered various investment banking and financial advisory services to CEMEX for which it has received customary compensation.

CEMEX has retained JPMorgan Australia to act as its co-financial adviser in connection with the Offer. JPMorgan Australia will receive reasonable and customary compensation for its services as co-financial adviser, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the US federal securities laws. The JPMorgan Group has also, in the past, rendered various investment banking and financial advisory services to CEMEX for which it has received customary compensation.

Bidder has retained Computershare Investor Services Pty Limited and Computershare Trust Company, N.A. to act as Australian Registry for the Offer and US Depositary for the Offer, respectively. Neither company has been retained to make solicitations or recommendations in connection with these roles. They will receive reasonable and customary compensation for their services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the US federal securities laws.

CEMEX has retained Georgeson Shareholder Communications Australia Pty Ltd to operate the CEMEX Offer Information Line in Australia and for retail investors in the United States. Georgeson has not been retained to make solicitations or recommendations in connection with this role. Georgeson will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the US federal securities laws.

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Other material information

CEMEX has retained Innisfree M&A Incorporated to operate the CEMEX Offer Information Line for banks, brokers and other wholesale investors in the United States. Innisfree has not been retained to make solicitations or recommendations in connection with this role. Innisfree will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the US federal securities laws.

7.17 Consents

This Bidder’s Statement contains statements made by, or statements based on statements made by, CEMEX. CEMEX has consented to being named in this Bidder’s Statement and to the inclusion of:

•	each statement it has made; and

•	each statement which is said in this Bidder’s Statement to be based on a statement it has made,

in the form and context in which the statements have been included, and has not withdrawn that consent.

The following persons have given, and have not at the date of this Bidder’s Statement withdrawn, their written consent to being named in this Bidder’s Statement:

Allens Arthur Robinson	Australian Legal Adviser to CEMEX
Citigroup Global Markets Australia Pty Limited	Lead Financial Adviser to CEMEX
Computershare Investor Services Pty Limited	Australian Registry for the Offer
Computershare Trust Company, N.A.	US Depositary for the Offer
Cravath, Swaine & Moore LLP	US Legal Adviser to CEMEX
Innisfree M&A Incorporated	US Information Agent
J.P. Morgan Australia Limited	Co-Financial Adviser
walterwakefield Pty Ltd	Designer of this Bidder’s Statement

None of these persons has caused or authorised the issue of this Bidder’s Statement or has in any way been involved in the making of the Offer. The Offer is made by Bidder. Each of these persons, to the maximum extent permitted by law, expressly disclaims and takes no responsibility for any part of this Bidder’s Statement.

In addition, this Bidder’s Statement includes statements which are made in, or based on statements made in, documents lodged with ASIC or given to ASX. Under the terms of ASIC Class Order 01/1543, the persons making those statements are not required to consent to, and have not consented to, the inclusion of those statements, or of statements based on those statements, in this Bidder’s Statement.

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7.18 ASIC modifications and exemptions

Class Orders

ASIC has published various “Class Order” instruments providing for modifications and exemptions that apply generally to all persons, including Bidder, in relation to the operation of Chapter 6 of the Corporations Act.

Among others, Bidder and CEMEX have relied on the modification to section 636(3) of the Corporations Act set out in paragraph 11 of ASIC Class Order 01/1543 “Takeover Bids” to include in this Bidder’s Statement references to certain statements by Rinker without obtaining its consent. The relevant statements were respectively taken from:

•	Rinker’s daily share buy back notice on appendix 3E dated 25 October 2006, which was filed by Rinker with ASX on 26 October 2006;

•	a presentation delivered by senior executives of Rinker to institutional analysts and fund managers in September 2006 which was filed by Rinker with ASX on 22 September 2006;

•	Rinker’s full financial report, concise annual report and annual report on Form 20-F which were filed by Rinker with ASX on 23 May 2006;

•	a presentation entitled “Results presentation for the year ended March 2006”, which was filed by Rinker with ASX on 11 May 2006; and

•	the “AGM Address to Shareholders”, delivered by John Morschel and filed by Rinker with ASX on 18 July 2006.

As required by Class Order 01/1543, Bidder will make available a copy of these documents (or relevant extracts of these documents), free of charge, to Rinker Securityholders who request them during the Bid Period. To obtain a copy of these documents (or the relevant extracts), Rinker Securityholders may telephone the CEMEX Offer Information Line.

Specific relief

ASIC has modified the application of or exempted Bidder from compliance with provisions of the Corporations Act in relation to the Offer, the effect of which is:

(a)	to permit Rinker ADSs to be treated as securities in the bid class, along with Rinker Shares;

(b)	to ensure that the Offer Period remains open for the period required under Rule 14e-1 of the Securities Act;

(c)	to clarify that any statutory withdrawal rights which accrue under the Corporations Act apply to securityholders who have accepted the Offer at the time those rights accrue; and

(d)	to delay disclosure of any relevant interests held or dealings in Rinker Securities by certain CEMEX Group members.

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7.19 SEC relief

Bidder is requesting from SEC certain exemptions from sections of, and rules under, the US Exchange Act, as described below with respect to the Offer:

(a)	Rule 14e-5 under the US Exchange Act, among other things, prohibits a person (and its affiliates) making a tender offer for any equity securities from, directly or indirectly, purchasing or making any arrangement to purchase those securities, or any security which is immediately convertible into or exchangeable for such securities, except pursuant to the Offer. This prohibition applies from the time the Offer is publicly announced until the end of the Offer Period. Bidder has applied to SEC for exemptive relief from the provisions of Rule 14e-5 under the US Exchange Act, in order to permit Bidder, from the date of the grant of exemptive relief during the Offer Period and as permitted by the Corporations Act, to purchase Rinker Shares outside the Offer, subject to conditions including that Bidder will not acquire any Rinker Securities in the US otherwise than pursuant to the Offer.

(b)	Pursuant to Rule 14d-7 under the US Exchange Act, a Rinker Securityholder who accepts the Offer has the right to withdraw that acceptance at any time before the end of the Offer Period. Additionally, pursuant to section 14(d)(5) of the US Exchange Act, unless previously accepted for payment by Bidder pursuant to the Offer, Rinker Securityholders have the right to withdraw their acceptances after 60 days from the commencement of the Offer. Bidder has sought exemptive relief from section 14(d)(5) of, and Rule 14d-7 under, the US Exchange Act to permit Bidder to terminate withdrawal rights under the Offer upon the later of 20 US Business Days following the commencement of the Offer and the day on which the Offer becomes wholly unconditional except for Prescribed Occurrences (ie, all other conditions of the Offer have been satisfied or, where permissible, waived), subject to Bidder giving at least five US Business Days’ notice of its intention to so.

7.20 Other material information

Except as disclosed in this Bidder’s Statement, there is no other information that:

•	is material to the making of the decision by a Rinker Securityholder whether to accept the Offer; and

•	is known to Bidder,

which has not previously been disclosed to Rinker Securityholders.

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Section 8 Offer terms

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8.1 Offer

(a)	Bidder offers to acquire all your Rinker Securities on the terms and subject to the conditions set out in this Section 8.

(b)	The consideration offered for each of your Rinker Shares is US$13.00 in cash and for each of your Rinker ADSs is US$65.00 in cash. You may elect to receive the consideration due to you in US dollars or Australian dollars – see Section 8.8(d). The consideration under this Offer is subject to reduction in accordance with Section 8.8(e). (c) If Bidder acquires your Rinker Securities under this Offer, it will also be entitled to all Rights in respect of your Rinker Securities.

(d)	This Offer is dated 14 November 2006.

8.2 Offer Period

(a)	This Offer will remain open for acceptance during the period that commences on the date of this Offer and ends at 7pm (Sydney time) on 27 December 2006 / 3am (New York time) on 27 December 2006, unless it is withdrawn or extended in accordance with the Corporations Act and the US Exchange Act.

(b)	Bidder may, in accordance with the Corporations Act and the US Exchange Act but subject to compliance with the procedures specified in Section 8.11(c), at any time and from time to time prior to the end of the Offer Period, extend the period during which this Offer remains open for acceptance, by giving written notice of the extension to the US Depositary and by making a public announcement of the extension, as described below, and by following the procedures prescribed by section 650C of the Corporations Act. Subject to any rights you may have to withdraw your acceptance of this Offer, Bidder also reserves the right to retain until the end of the Offer Period Rinker Securities which have been tendered during any periods for which this Offer is extended. During any such extension, your Rinker Securities previously tendered and not withdrawn will remain subject to the terms and conditions of this Offer, subject to any rights you may have to withdraw your acceptance of this Offer (see Section 8.9). Under no circumstance will interest be paid on the Offer price for tendered Rinker Securities, whether or not this Offer is extended. For US tender offer rules purposes, you should be aware that Bidder does not currently intend to make a subsequent offering period available after the close of the Offer Period.

8.3 How to accept this Offer

(a)	Accept for all your Rinker Securities

Subject to Section 8.10(c), you may only accept this Offer for all your Rinker Securities.

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(b)	Rinker Shares – Issuer Sponsored Holdings

If your Rinker Shares are held in an Issuer Sponsored Holding (in which case your Securityholder Reference Number will commence with “I”), to accept this Offer in respect of those Rinker Shares you must:

(i)	complete and sign the enclosed blue Share Acceptance Form in accordance with the instructions on it; and

(ii)	return the Share Acceptance Form (where applicable, using the enclosed reply paid envelope if you wish), together with all other documents required by the instructions on it, so that they are received before the end of the Offer Period at one of the addresses indicated on the Share Acceptance Form.

(c)	Rinker Shares – CHESS Holdings

If your Rinker Shares are held in a CHESS Holding (in which case your Holder Identification Number will commence with “X”), to accept this Offer in respect of those Rinker Shares you must either:

(i)	instruct your Controlling Participant, in accordance with the sponsorship agreement between you and the Controlling Participant, to initiate acceptance of this Offer in accordance with Rule 14.14 of the ASTC Settlement Rules, so as to be effective before the end of the Offer Period; or

(ii)	complete, sign and return the enclosed blue Share Acceptance Form (where applicable using the enclosed reply paid envelope if you wish) in accordance with the instructions on it, together with all other documents required by those instructions, so that they are received before the end of the Offer Period at one of the addresses indicated on the Share Acceptance Form. This will authorise Bidder to initiate, or alternatively to instruct your Controlling Participant to initiate, acceptance of this Offer on your behalf in accordance with Rule 14.14 of the ASTC Settlement Rules before the end of the Offer Period. You must ensure that the Share Acceptance Form (and the other required documents) are received in sufficient time for Bidder to give instructions to your Controlling Participant, and for your Controlling Participant to carry out those instructions, before the end of the Offer Period.

However, if you are the Controlling Participant in respect of your Rinker Shares, to accept this Offer you must yourself initiate the acceptance in accordance with Rule 14.14 of the ASTC Settlement Rules before the end of the Offer Period.

(d)	Rinker ADSs

This Section should be read together with the instructions on the enclosed yellow ADS Letter of Transmittal. The provisions of this Section are incorporated in, and form a part of, the relevant ADS Letter of Transmittal. The instructions printed on the ADS Letter of Transmittal form part of the terms of this Offer as it relates to Rinker ADSs. If you are either a record or beneficial holder of Rinker ADSs, this Bidder’s Statement, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other relevant materials will be mailed or furnished to you. If you would like to receive additional copies of that documentation, please call the CEMEX Offer Information Line to request those additional copies. You can accept this Offer for your Rinker ADSs by following the instructions below.

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Offer terms

Rinker ADSs held in certificated form

If you hold your Rinker ADSs in certificated form, you will need to do each of the following before the end of the Offer Period:

•	complete and sign the ADS Letter of Transmittal in accordance with its instructions; and

•	return the properly completed and duly executed ADS Letter of Transmittal, together with the ADRs evidencing your Rinker ADSs and any other documents specified in the ADS Letter of Transmittal, to the US Depositary (where applicable using the enclosed reply paid envelope if you wish), so that they are received before the end of the Offer Period at one of the addresses indicated on the ADS Letter of Transmittal.

If you hold your Rinker ADSs in certificated form and you fail to properly deliver a completed and executed ADS Letter of Transmittal, together with your ADRs and any other documents specified in the ADS Letter of Transmittal to the US Depositary before end of the Offer Period, your tender will not be valid and your Rinker ADSs will not be accepted for payment, unless you follow the procedures for guaranteed delivery in the manner described below.

Rinker ADSs held through a financial intermediary

If you hold your Rinker ADSs in book-entry form in a brokerage or custodian account through an agent, including a broker, dealer, bank, trust company or other financial intermediary, you will need to timely instruct your agent to take the following actions before the end of the Offer Period:

•	make a book-entry transfer of your Rinker ADSs to the account established by the US Depositary at The Depository Trust Company (DTC) for the purpose of receiving these transfers; and

•	either:

•	return a properly completed and duly executed ADS Letter of Transmittal (with any required signature guarantees) and any other documents required by the ADS Letter of Transmittal to the US Depositary (where applicable using the enclosed reply paid envelope if you wish), so that they are received before the end of the Offer Period at one of the addresses indicated on the ADS Letter of Transmittal; or

•	transmit an Agent’s Message via DTC’s confirmation system to the US Depositary stating that DTC has received an express acknowledgment from a participant in DTC that the participant tendering Rinker ADSs has received and agrees to be bound by the terms and conditions of this Offer, so that they are received before the end of the Offer Period at one of the addresses indicated on the ADS Letter of Transmittal.

If you hold your Rinker ADSs in book-entry form and you fail to timely instruct your agent to tender your Rinker ADSs on your behalf, your tender will not be valid and your Rinker ADSs will not be accepted for payment, unless you follow the procedures for guaranteed delivery in the manner described below.

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The US Depositary will establish an account at DTC with respect to the Rinker ADSs held in book-entry form for purposes of this Offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Rinker ADSs by causing DTC to transfer the Rinker ADSs into the US Depositary’s account at DTC. This must be done in accordance with DTC’s procedure for book-entry transfers. Please refer to the materials forwarded to you by your agent to determine the manner in which you can timely instruct your agent to take these actions.

Required documents must be transmitted to and received by the US Depositary at its address indicated on the ADS Letter of Transmittal. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the US Depositary.

The term Agent’s Message means a message, transmitted by DTC to, and received by, the US Depositary and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in the DTC’s systems tendering an interest in the Rinker ADSs, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Bidder may enforce such agreement against the participant.

Signature Guarantees

Your signature on the ADS Letter of Transmittal in some circumstances must be guaranteed by a financial institution that is a member in good standing of a recognised medallion program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program. These institutions are commonly referred to as eligible institutions. Most banks, savings and loans associations and brokerage houses are participants in these programs and therefore are eligible institutions. You do not need to have your signature guaranteed by an eligible institution if:

•	you are the registered holder of Rinker ADSs tendered and you have not completed the box entitled “Special Payment Instructions” in the ADS Letter of Transmittal; or

•	you are tendering Rinker ADSs for the account of an eligible institution.

If the Rinker ADSs are registered in the name of a person other than the signatory of the ADS Letter of Transmittal, then the tendered Rinker ADRs must be endorsed or accompanied by appropriate stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appear on the ADRs, with the signature on the ADRs or stock powers guaranteed as described above.

Procedures for Guaranteed Delivery of ADSs

If for any reason you cannot complete the tender of your Rinker ADSs in the manner set forth above on a timely basis, you may nevertheless tender your Rinker ADSs provided that all of the following conditions are satisfied:

•	the tender is made by or through an eligible institution;

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•	a properly completed and duly executed ADS Notice of Guaranteed Delivery, in the form provided by Bidder, is received by the US Depositary prior to the expiration of the acceptance period of the Offer; and

•	within three NYSE trading days after the date of the receipt of the ADS Notice of Guaranteed Delivery by the US Depositary, the following must be received by the US Depositary at one of the addresses shown on the last page of this Bidder’s Statement:

•	in the case of Rinker ADSs held in certificated form, the ADRs evidencing your Rinker ADSs, in proper form for transfer, together with a properly completed and duly executed ADS Letter of Transmittal (with any required signature guarantees) and any other documents required by the ADS Letter of Transmittal; or

•	in the case of Rinker ADSs held through a financial intermediary, confirmation of a book-entry transfer of your Rinker ADSs to the account of the US Depositary at DTC, together with (i) a properly completed and duly executed ADS Letter of Transmittal (with any required signature guarantees) or an Agent’s Message and (ii) any other documents required by the ADS Letter of Transmittal.

The ADS Notice of Guaranteed Delivery must be delivered to the US Depositary at one of the addresses shown on the last page of this Bidder’s Statement. The ADS Notice of Guaranteed Delivery must in all cases include a guarantee by an eligible institution in the form set forth in the ADS Notice of Guaranteed Delivery provided by Bidder.

If you are in any doubt about the procedures for guaranteed delivery or tendering your Rinker ADSs, please telephone the CEMEX Offer Information Line.

IF AN ADR EVIDENCING AN ADS HAS BEEN TENDERED BY A HOLDER OF ADSs, THEN THE RINKER SHARES REPRESENTED BY SUCH ADSs MAY NOT BE TENDERED INDEPENDENTLY OR IF RINKER SHARES HAVE BEEN TENDERED THEN NO RINKER ADSs REPRESENTING SUCH RINKER SHARES MAY BE TENDERED INDEPENDENTLY.

HOLDERS OF RINKER ADSs ARE ADVISED THAT THE METHOD CHOSEN TO SEND ADR CERTIFICATES, IF ANY, AND THE PROPER COMPLETION OF AND DELIVERY OF THE ADS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE OPTION AND RISK OF EACH TENDERING HOLDER AND THE DELIVERY THEREBY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE US DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY PRIOR TO THE END OF THE OFFER PERIOD.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Rinker Securities will be determined by Bidder in its sole discretion, which determination shall be final and binding on all parties. Bidder reserves the right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may be unlawful. Bidder also reserves the right to waive any defect or irregularity in the tender of any Rinker Securities of any particular Rinker Securityholder. No tender of Rinker Securities will deemed to have been validly made until

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all defects and irregularities have been cured or waived to the satisfaction of Bidder. None of CEMEX or Bidder (or any of their respective affiliates or assigns), the US Depositary, the US Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

8.4 Status and effect of the Share Acceptance Form and ADS Letter of Transmittal

(a) Status of Share Acceptance Form and ADS Letter of Transmittal

The Share Acceptance Form and ADS Letter of Transmittal which accompanies this Bidder’s Statement forms part of this Offer, and the instructions on the Share Acceptance Form and ADS Letter of Transmittal must be followed in using it to accept this Offer.

(b) Effect of Share Acceptance Form and ADS Letter of Transmittal

By signing and returning the Share Acceptance Form or ADS Letter of Transmittal, as applicable, in accordance with Section 8.3, you irrevocably authorise Bidder and its nominees:

(i)	to rectify any errors in, or omissions from, the Share Acceptance Form or ADS Letter of Transmittal that are necessary to make it an effective acceptance of this Offer or to enable registration of the transfer of all your Rinker Securities to Bidder; and

(ii)	(in respect of any of your Rinker Shares in a CHESS Holding) to:

(A)	initiate, or alternatively instruct your Controlling Participant to initiate, acceptance of this Offer in respect of all such Rinker Shares in accordance with Rule 14.14 of the ASTC Settlement Rules; and

(B)	give any other instructions concerning those Rinker Shares to your Controlling Participant on your behalf under the sponsorship agreement between you and the Controlling Participant.

(c) Validation of Share Acceptance Form and ADS Letter of Transmittal

Notwithstanding Section 8.3, Bidder may treat the receipt by it of a signed Share Acceptance Form or ADS Letter of Transmittal, as applicable, before the end of the Offer Period as valid even though it does not receive the other documents required by the instructions on the Share Acceptance Form or ADS Letter of Transmittal or there is not compliance with any one or more of the other requirements for acceptance. If Bidder does treat such a Share Acceptance Form or ADS Letter of Transmittal as valid, subject to Section 8.8, Bidder will not be obliged to give the consideration to you until Bidder receives all those documents and all of the requirements for acceptance referred to in Section 8.3 and in the Share Acceptance Form or ADS Letter of Transmittal, as applicable, have been met.

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8.5 Agreement resulting from acceptance

By signing and returning the Share Acceptance Form (in respect of your Rinker Shares), the ADS Letter of Transmittal (in respect of your Rinker ADSs), initiating or causing acceptance of this Offer under the ASTC Settlement Rules (in respect of your Rinker Shares) or transmitting an Agent’s Message (in respect of your Rinker ADSs) in accordance with Section 8.3:

(a)	you accept this Offer in respect of all your Rinker Securities at the date your acceptance is processed (even if the number of Rinker Shares specified on the Share Acceptance Form or the number of Rinker ADSs specified on the ADS Letter of Transmittal differs from the number of your Rinker Shares or your Rinker ADSs (as applicable) and agree to the terms and conditions of this Offer;

(b)	subject to all of the Defeating Conditions being fulfilled or waived prior to the end of the Offer Period, you transfer, and (in the case of Rinker Shares) consent to the transfer in accordance with the ASTC Settlement Rules of, all your Rinker Securities to Bidder in accordance with this Offer and (in the case of Rinker Shares) subject to the conditions of the constitution of Rinker on which they were held immediately before your acceptance of this Offer (and Bidder agrees to take those Rinker Shares subject to those conditions);

(c)	you represent and warrant to Bidder that, at the time of your acceptance and at the time the transfer of your Rinker Securities to Bidder is registered, all your Rinker Securities are and will be fully paid, and Bidder will acquire good title to them and full beneficial ownership of them free from all Encumbrances;

(d)	subject to all of the Defeating Conditions being fulfilled or waived prior to the end of the Offer Period, you irrevocably appoint Bidder and each of its directors and nominees severally as your attorney to exercise all powers and rights that you have as the registered holder of your Rinker Securities, including:

(i)	attending any meeting of Rinker, and voting in respect of your Rinker Shares, proposing or seconding any motion, and demanding a poll for any vote at, any such meeting;

(ii)	requisitioning the convening of any general meeting of Rinker and convening a general meeting pursuant to any such requisition; and

(iii)	signing any form, notice, instrument or other document (including any proxy appointment) relating to your Rinker Securities.

Such appointment will terminate on the earlier of the withdrawal of your acceptance of this Offer and the end of the Offer Period or, if all Defeating Conditions have been fulfilled or waived, the registration of Bidder as the holder of your Rinker Securities;

(e)	you authorise the US Depositary to surrender your Rinker ADSs to the depositary for Rinker’s ADR program and instruct such depositary to deliver the underlying Rinker Shares to Bidder;

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(f)	you agree that, in exercising the powers and rights conferred by the power of attorney in Section 8.5(d), each attorney may act in the interests of Bidder as the intended registered holder and beneficial owner of your Rinker Securities;

(g)	except as contemplated by Section 8.5(d) and while the appointment in that Section continues and is in effect, you agree not to attend or vote in person or by proxy, attorney or corporate representative at any meeting of Rinker, or to exercise or purport to exercise (in person or by proxy, attorney, or corporate representative or otherwise) any of the powers conferred by the power of attorney in Section 8.5(d);

(h)	you irrevocably authorise and direct Rinker to pay to Bidder, or to account to Bidder for, all Rights in respect of your Rinker Securities subject, however, to any such Rights received by Bidder being accounted for by Bidder to you if any contract resulting from your acceptance of this Offer is rescinded or rendered void;

(i)	subject to all of the Defeating Conditions being fulfilled or waived prior to the end of the Offer Period, you irrevocably authorise Bidder and its nominees to do all things necessary to transfer your Rinker Securities to Bidder (including to cause a message to be transmitted in accordance with ASTC Settlement Rule 14.17.1 so as to transfer your Rinker Shares, if held in a CHESS Holding, to the Takeover Transferee Holding), even if Bidder has not at that time paid or provided the consideration due to you under this Offer; and

(j)	you agree to indemnify Bidder and each of its agents in respect of any claim or action against it or any loss, damage or liability whatsoever incurred by it as a result of you not producing your Holder Identification Number or your Securityholder Reference Number or in consequence of the transfer of your Rinker Shares to Bidder being registered by Rinker without production of your Holder Identification Number or your Securityholder Reference Number.

8.6 Defeating Conditions

(a) Minimum acceptance

At or before the end of the Offer Period, Bidder has relevant interests in at least 90% of Rinker Shares.

(b) CEMEX shareholder approval

Before the end of the Offer Period, all resolutions necessary to approve, effect and implement the Offer and the acquisition of Rinker Securities by Bidder or any other CEMEX Group member are passed by the requisite majority of CEMEX shareholders at a general shareholders’ meeting of CEMEX.

(c) Foreign investment approval – Australia

One of the following occurs before the end of the Offer Period:

(i)	the Treasurer or his agent advises Bidder to the effect that there are no objections to the acquisition of up to all the Rinker Securities by Bidder (by any means permitted by the Corporations Act) in terms of the Commonwealth Government’s foreign investment policy;

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(ii)	no order is made in relation to this Offer under section 22 of FATA within a period of 40 days after Bidder has notified the Treasurer that it proposes to acquire Rinker Securities under this Offer, and no notice is given by the Treasurer to Bidder during that period to the effect that there are any objections to the acquisition of the Rinker Securities by Bidder (by any means permitted by the Corporations Act) in terms of the Commonwealth Government’s foreign investment policy; or

(iii)	where an order is made under section 22 of FATA, a period of 90 days has expired after the order comes into operation and no notice has been given by the Treasurer to Bidder during that period to the effect that there are any objections to the acquisition of the Rinker Securities by Bidder (by any means permitted by the Corporations Act) in terms of the Commonwealth Government’s foreign investment policy.

(d) Antitrust approvals – United States

Before the end of the Offer Period, all applicable waiting periods (including any extensions) under the HSR Act shall have expired or been otherwise terminated in respect of this Offer.

(e) Other regulatory approvals

Before the end of the Offer Period, Bidder receives all Approvals (other than those referred to in Sections 8.6(c) and 8.6(d)):

(i)	that are necessary to permit this Offer to be lawfully made to, and accepted by, Rinker Securityholders; or

(ii)	that are required as a result of this Offer or the successful acquisition of Rinker Securities and are necessary for the continued operation of the business of the Rinker Group, or of the CEMEX Group, substantially on the same terms as the relevant business was conducted as at the date of this Bidder’s Statement, in each case on an unconditional basis or on the basis of conditions that impose only non-material requirements incidental to the Approval, and, at the end of the Offer Period, all of those Approvals remain in full force and effect in all respects and are not subject to any notice or indication of intention to revoke, suspend, restrict, modify or not renew those Approvals.

(f) No regulatory actions

Between the Announcement Date and the end of the Offer Period:

(i)	there is not in effect any preliminary or final decision, order or decree issued by a Public Authority;

(ii)	no action or investigation is announced, commenced or threatened by any Public Authority; and

(iii)	no application is made to any Public Authority (other than by Bidder or any of its associates),

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in consequence of or in connection with this Offer (other than an application to, or a decision or order of, ASIC or Takeovers Panel for the purpose, or in exercise, of the powers and discretions conferred on it by the Corporations Act or SEC for the purpose, or in the exercise, of the powers and discretions conferred on it by the US Exchange Act) which restrains or prohibits or impedes, or threatens to restrain, prohibit or impede, the making of this Offer or the acquisition of Rinker Securities under this Offer or the completion of any transaction contemplated by this Bidder’s Statement, or seeks to require the divestiture by Bidder of any Rinker Securities, or the divestiture of any material assets of the Rinker Group or the CEMEX Group.

(g) No material adverse change

Between the Announcement Date and the end of the Offer Period, no event, change or condition occurs, is announced or becomes known to Bidder (whether or not it becomes public) where that event, change or condition has had, or could reasonably be expected to have, a material adverse effect on:

(i)	the business, assets, liabilities, financial or trading position, profitability or prospects of the Rinker Group, taken as a whole, since 31 March 2006; or

(ii)	the status or terms of arrangements entered into by the Rinker Group, or on the status or terms of any approvals, licences or permits from Public Authorities applicable to the Rinker Group,

except for events, changes and conditions publicly announced by Rinker or otherwise disclosed in public filings by Rinker or any of its subsidiaries prior to the Announcement Date where the relevant disclosure is not, and is not likely to be, incomplete, incorrect, untrue or misleading.

(h) No material mergers, acquisitions, disposals or new commitments

Between the Announcement Date and the end of the Offer Period, except for any proposed transaction publicly announced by Rinker before the Announcement Date, neither Rinker nor any subsidiary of Rinker:

(i)	consolidates with or merges with or into any other person (other than, in the case of a subsidiary of Rinker, a wholly-owned subsidiary of Rinker) or announces an intention to do so;

(ii)	acquires, offers to acquire or agrees to acquire one or more entities, businesses or assets (or any interest in one or more entities, businesses or assets) for an amount in aggregate greater than US$200 million, or announces an intention to do so;

(iii)	disposes, offers to dispose or agrees to dispose of one or more entities, businesses or assets (or any interest in one or more entities, businesses or assets) for an amount, or in respect of which the book value (as recorded in Rinker’s consolidated statement of financial position as at 31 March 2006) is, in aggregate, greater than US$200 million, or announces an intention to do so;

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(iv)	enters, offers to enter or agrees to enter into any transaction or becomes the subject of any obligation which would require the expenditure, the foregoing of revenue or may result in Rinker or any subsidiary of Rinker incurring any actual or contingent liability of an amount which is, in aggregate, more than US$200 million, or announces its intention to do so; or

(v)	enters, offers to enter or agrees to enter into, any agreement, joint venture or partnership which is for a term longer than two years, other than in the ordinary course of business, or announces its intention to do so, and during that period the business of the Rinker Group is otherwise carried on in the ordinary and usual course of business.

(i) Change of control and other rights under certain agreements

No person has, or before the end of the Offer Period is granted, any right (whether conditional or not) under any agreement or arrangement which is material in the context of the business of the Rinker Group (which includes any agreement or arrangement the termination of which is likely to adversely affect the revenue or costs of the Rinker Group by more than US$200 million per annum, or the assets or liabilities of the Rinker Group by more than US$200 million), as a result of the Bidder acquiring Rinker Securities, to:

(i)	acquire, or require the disposal of, or require Rinker or a subsidiary of Rinker to offer to dispose of, any material asset of the Rinker Group; or

(ii)	terminate, or vary the terms or performance of, any material agreement or arrangement with Rinker or a subsidiary of Rinker,

other than rights for which a written enforceable, irrevocable and unconditional waiver or release has been obtained by Rinker and a copy provided to Bidder before the end of the Offer Period.

(j) Index out

During the period from the Announcement Date to the end of the Offer Period, the S&P/ASX 200 Index does not fall below 4,800 at any time on an ASX trading day.

(k) Equal access to information

During the period from the Announcement Date to the end of the Offer Period, Rinker promptly (and in any event within two business days) provides Bidder a copy of all information that is not generally available (within the meaning of the Corporations Act) relating to Rinker or any subsidiary of Rinker or any of their respective businesses or operations that has been or is provided by Rinker or any subsidiary of Rinker or any of their respective officers, employees, advisers or agents (collectively, Rinker Disclosures) to any person (other than Bidder or any other member of the CEMEX Group) for the purpose of, or in connection with, soliciting, encouraging or facilitating a proposal or offer by that person, or by any other person, under which:

(i)	any person (together with its associates) may acquire voting power of 10% or more in Rinker or any subsidiary of Rinker;

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(ii)	any person may acquire, directly or indirectly, any interest in all or a substantial part of the business or assets of the Rinker Group; or

(iii)	that person may otherwise acquire control of or merge or amalgamate with Rinker or any subsidiary of Rinker.

(l) Dividends

During the period from the Announcement Date to the end of the Offer Period, other than interim or final cash dividends, the payment of which does not result (or could not reasonably be expected to result) in Rinker declaring dividends in excess of 35% of its consolidated net profit for the financial year in respect of which the dividend is declared or paid, Rinker does not make or declare any distribution whether by way of dividend, capital reduction or otherwise and whether in cash or in specie.

(m) No Prescribed Occurrences

During the period from the date of this Bidder’s Statement to the end of the Offer Period, none of the following occurrences (being those listed in section 652C of the Corporations Act) happens:

(i)	Rinker converts all or any of its shares into a larger or smaller number of shares;

(ii)	Rinker or a subsidiary of Rinker resolves to reduce its share capital in any way;

(iii)	Rinker or a subsidiary of Rinker enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

(iv)	Rinker or a subsidiary of Rinker issues shares, or grants an option over its shares, or agrees to make such an issue or grant such an option;

(v)	Rinker or a subsidiary of Rinker issues, or agrees to issue, convertible notes;

(vi)	Rinker or a subsidiary of Rinker disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

(vii)	Rinker or a subsidiary of Rinker charges, or agrees to charge, the whole, or a substantial part, of its business or property;

(viii)	Rinker or a subsidiary of Rinker resolves to be wound up;

(ix)	a liquidator or provisional liquidator of Rinker or of a subsidiary of Rinker is appointed;

(x)	a court makes an order for the winding up of Rinker or of a subsidiary of Rinker;

(xi)	an administrator of Rinker, or of a subsidiary of Rinker, is appointed under section 436A, 436B or 436C of the Corporations Act;

(xii)	Rinker or a subsidiary of Rinker executes a deed of company arrangement; or

(xiii)	a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of Rinker or of a subsidiary of Rinker.

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(n) No Prescribed Occurrences between the Announcement Date and date of Bidder’s Statement

During the period from the Announcement Date to the date that is the day before the date of this Bidder’s Statement, none of the occurrences listed in sub-paragraphs (i) to (xiii) of Section 8.6(m) happened.

8.7 Nature and operation of Defeating Conditions

(a) Nature of Defeating Conditions

(i)	The Defeating Conditions in Sections 8.6(b), 8.6(c) and 8.6(d) are conditions precedent to Bidder’s acquisition of any interest in Rinker Securities. Notwithstanding your acceptance of this Offer, unless and until these Defeating Conditions have been fulfilled or waived:

(A)	no contract for the sale of your Rinker Securities will come into force or be binding on you or Bidder;

(B)	Bidder will have no rights (conditional or otherwise) in relation to your Rinker Securities; and

(C)	you will be entitled to withdraw your acceptance of this Offer at any time prior to the fulfilment or waiver of those Defeating Conditions by following the procedures set out in Section 8.9.

(ii)	Each of the other Defeating Conditions is a condition subsequent to the formation of a binding contract upon your acceptance of this Offer. None of those Defeating Conditions prevents a contract to sell your Rinker Securities resulting from your acceptance of this Offer, but non-fulfilment of any of those Defeating Conditions at the end of the Offer Period will have the consequences set out in Section 8.7(f).

(b) Separate Defeating Conditions for benefit of Bidder

(i)	Section 8.6(c) and each other paragraph and each sub-paragraph of each other paragraph of Section 8.6 constitutes, and is to be construed as, a separate, several and distinct Defeating Condition. No Defeating Condition will be taken to limit the meaning or effect of any other Defeating Condition.

(ii)	Subject to the Corporations Act and to Section 8.7(a)(i), Bidder alone is entitled to the benefit of the Defeating Conditions and to rely on breach or non-fulfilment of, or to waive compliance with, any of those conditions.

(c) Fulfilment of Defeating Conditions

CEMEX and Bidder will each use all reasonable endeavours to ensure that the Defeating Conditions contained in Sections 8.6(b), 8.6(c), 8.6(d) and 8.6(e) are fulfilled promptly after the date of this Bidder’s Statement.

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(d) Waiver of Defeating Conditions

Subject to the Corporations Act and the US Exchange Act, Bidder may free this Offer and any contract resulting from your acceptance of this Offer from all or any of the Defeating Conditions generally or in relation to a specific occurrence by giving written notice, such notice to be disseminated in accordance with applicable law described in Section 7.2, to Rinker not less than the earlier of seven days or five US Business Days before the last day of the Offer Period.

(e) Notice on the status of the Defeating Conditions

The date for giving the notice on the status of the Defeating Conditions required by section 630(1) of the Corporations Act is 19 December 2006 (subject to variation in accordance with section 630(2) of the Corporations Act if the Offer Period is extended).

(f) Contract void if Defeating Conditions not fulfilled

Your acceptance of this Offer, and any contract resulting from your acceptance of this Offer, will be automatically void if:

(i)	at the end of the Offer Period, any of the Defeating Conditions is not fulfilled; and

(ii)	Bidder has not declared this Offer and any contract resulting from your acceptance of it free from that Defeating Condition in accordance with Section 8.7(d).

In that case, Bidder will promptly return by post to you at your address shown on the Share Acceptance Form or ADS Letter of Transmittal, or at the address for you last notified to Bidder by Rinker, any Share Acceptance Form or ADS Letter of Transmittal and any other documents sent with it by you.

8.8 Payment of consideration

(a) When you will generally be paid

Subject to this Section 8.8 and the Corporations Act, if you accept this Offer and the Defeating Conditions are fulfilled or waived, Bidder will pay you the consideration for your Rinker Securities under this Offer on or before the earlier of:

(i)	the day that is one month after the date of your acceptance or, if at the time of your acceptance this Offer is subject to a Defeating Condition, one month after any contract resulting from your acceptance of this Offer becomes, or is declared, unconditional; and

(ii)	the day that is 21 days after the end of the Offer Period.

No interest will be payable on the consideration for your Rinker Securities under this Offer.

(b) Payment where additional documents required

Where additional documents are required, either by the Share Acceptance Form, the ADS Letter of Transmittal or otherwise, to be given to Bidder with your acceptance to enable Bidder to become the holder of your Rinker Securities (such as a power of attorney):

(i)	if those documents are given to Bidder with your acceptance, Bidder will pay you the consideration for your Rinker Securities in accordance with Section 8.8(a);

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(ii)	if those documents are given to Bidder after your acceptance and before the end of the Offer Period, while this Offer is subject to a Defeating Condition, Bidder will pay you the consideration for your Rinker Securities by the earlier of:

(A)	one month after any contract resulting from your acceptance of this Offer becomes, or is declared, unconditional; and

(B)	21 days after the end of the Offer Period;

(iii)	if those documents are given to Bidder after your acceptance and before the end of the Offer Period, while this Offer is not subject to a Defeating Condition, Bidder will pay you the consideration for your Rinker Securities by the earlier of:

(A)	one month after Bidder is given those documents; and

(B)	21 days after the end of the Offer Period; and

(iv)	if those documents are given to Bidder after the end of the Offer Period, Bidder will pay you the consideration for your Rinker Securities within 21 days after those documents are given. However, if, at the time those documents are given to Bidder, the contract resulting from your acceptance of this Offer is still subject to a Defeating Condition in Section 8.6(m), Bidder will pay you the consideration for your Rinker Securities within 21 days after the contract becomes, or is declared, unconditional.

(c) Delivery of consideration

Subject to any currency election under paragraph (d), payment of any cash amount to which you are entitled will be made by cheque drawn in Australian dollars or US dollars (as applicable) in your favour. The cheque will be sent to you, at your risk, by ordinary mail (or, in the case of Rinker Securityholders with addresses outside Australia, by airmail) to your address shown on the Share Acceptance Form or the ADS Letter of Transmittal (as applicable), or the address for you last notified to Bidder by Rinker.

(d) Currency election

The consideration under this Offer is priced in US dollars. However, you have the right on accepting this Offer to elect either to receive payment in US dollars or to have the consideration under this Offer converted into, and then paid to you, in Australian dollars.

Provision for and instructions in respect of the currency election are contained in the Share Acceptance Form (for Rinker Shares) and the ADS Letter of Transmittal (for Rinker ADSs). In addition, to the extent you hold Rinker Shares in a CHESS Holding, the currency election can be made by instructing your Controlling Participants to make such an election on your behalf.

If you do not make a valid currency election, you will receive payment of consideration under this Offer in US dollars for your Rinker Securities except to the extent you are a Rinker Shareholder and your address, as recorded in Rinker’s register of members, is an Australian address in which case consideration under the Offer for your Rinker Shares will be converted into, and paid to you in, Australian dollars.

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You may only make one currency election for your Rinker Securities.

Conversion of US dollars to Australian dollars will be made on the following basis: the consideration under this Offer payable in US dollars to which you would otherwise be entitled will be converted from US dollars to Australian dollars at the exchange rate obtainable by the Australian Registry, in the case of Rinker Shares, or the US Depositary, in the case of Rinker ADSs, on the spot market in Sydney, in the case of the Australian Registry, and in New York, in the case of the US Depositary, at approximately noon (Sydney or New York time, as applicable) on the date consideration under this Offer is made available by Bidder to the Australian Registry or the US Depositary, as applicable (each a payment agent) for delivery in respect of the relevant Rinker Securities.

The actual amount of Australian dollars received as a result of a currency election will depend upon the spot exchange rate prevailing on the day funds are made available to the relevant payment agent by Bidder. You should be aware that the spot exchange rate which is prevailing on the date you make a currency election may be different from that prevailing on the day funds are made available to the relevant payment agent by Bidder. In all cases, fluctuations in the spot exchange rate are at the risk of Rinker Securityholders who are to receive payment of consideration under this Offer in Australian dollars. Bidder shall have no responsibility with respect to the payment of consideration under this Offer other than to make payment in accordance with this paragraph and Section 8.8 generally.

(e) Rights

If Bidder becomes entitled to any Rights as a result of your acceptance of this Offer, it may require you to give to Bidder all documents necessary to vest title to those Rights in Bidder, or otherwise to give Bidder the benefit or value of those Rights. If you do not do so, or if you have received or are entitled to receive (or any previous holder of your Rinker Securities has received or is entitled to receive) the benefit of those Rights, Bidder will be entitled to deduct the amount (or an amount equal to the value, as reasonably assessed by Bidder including by reference to US dollar to Australian dollar exchange rates prevailing at the time) of those Rights from any consideration otherwise payable to you under this Offer. If Bidder does not, or cannot, make such a deduction, you must pay that amount to Bidder.

(f) Payment restrictions under Australian law and US law

If, at the time of acceptance of this Offer, any authority or clearance of a Public Authority is required for you to receive any consideration under this Offer or you are resident in or a resident of a place to which, or you are a person to whom:

(i)	the Banking (Foreign Exchange) Regulations 1959 (Cth);

(ii)	Part 4 of the Charter of the United Nations Act 1945 (Cth);

(iii)	the Charter of the United Nations (Terrorism and Dealing with Assets) Regulations 2002 (Cth);

(iv)	the Charter of the United Nations (Sanctions – Afghanistan) Regulations 2001 (Cth);

(v)	the Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003 (Cth);

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(vi)	the Charter of the United Nations (Sanctions – Liberia) Regulations 2002;

(vii)	OFAC Specially Designated National and Blocked Persons List, as updated;

(viii)	US Asset Control Regulations 31 CFR, Subtitle B, Chapter 7; or

(ix)	any other law of Australia or the United States that would make it unlawful for Bidder to provide consideration for your Rinker Securities, applies then acceptance of this Offer will not create or transfer to you any right (contractual or contingent) to receive the consideration specified in this Offer unless and until all requisite authorities or clearances have been obtained by Bidder. See Section 7.12 for information as to whether this restriction applies to you.

(g)	Withholding of consideration by Bidder

If any amount (the withholding amount) is required, under any Australian law or US law or by any Public Authority, to be:

(i)	withheld from any consideration otherwise payable to you under this Offer and paid to a Public Authority; or

(ii)	retained by Bidder out of any consideration otherwise payable to you under this Offer,

the payment or retention by Bidder of the withholding amount (as applicable) will constitute full discharge of Bidder’s obligation to pay the consideration to you to the extent of the withholding amount.

8.9 Withdrawal Rights

You may withdraw your acceptance of this Offer:

(a)	in the circumstances described in Section 8.7(a)(i); and

(b)	if a right accrues under section 650E of the Corporations Act (see Section 7.3); or

(c)	in the circumstances contemplated by Rule 14d-7 under, and Section 14(d)(5) of, the US Exchange Act, until such time as Bidder terminates these withdrawal rights in accordance with any exemptive relief granted by SEC.

You may only withdraw your acceptance of this Offer for all your Rinker Securities.

A withdrawal may not be rescinded. However, if you withdraw your acceptance of this Offer in accordance with this Section, you may accept this Offer again by following one of the procedures described in Section 8.3, as applicable, at any time prior to the end of the Offer Period.

All questions as to the form and validity (including, without limitation, time of receipt) of notices of withdrawal will be determined by Bidder, in the reasonable exercise of its discretion, the determination of which will be final and binding.

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(a) Withdrawal of Rinker Shares – Issuer Sponsored Holdings

If your Rinker Shares are held in an Issuer Sponsored Holding, to withdraw your acceptance of this Offer in respect of those Rinker Shares, you must send a notice to that effect signed by you (or on your behalf, in which case documentation proving that the person or persons signing the notice are authorised to do so must accompany the notice) to an address specified on the Share Acceptance Form so that it is received at the relevant address at any time during which your right to withdraw acceptance of this Offer subsists.

The notice of withdrawal must specify your name, your address and the number of (and Security Reference Number for the) Rinker Shares in an Issuer Sponsored Holding that were the subject of your acceptance of this Offer.

(b) Withdrawal of Rinker Shares – CHESS Holdings

If your Rinker Shares are held in a CHESS Holding, to withdraw your acceptance of this Offer in respect of those Rinker Shares, your Controlling Participant must transmit a valid originating message to ASTC specifying the Rinker Shares to be released from the sub-position, in accordance with Rule 14.16 of the ASTC Settlement Rules, at any time during which your right to withdraw acceptance of this Offer subsists.

(c) Withdrawal of Rinker ADSs

Withdrawals of Rinker ADSs deposited pursuant to this Offer must be effected by a notice of withdrawal which meets the requirements set out below. A notice of withdrawal shall be deemed to be timely upon receipt by the US Depositary at the place of deposit of the applicable Rinker ADSs (or ADS Notice of Guaranteed Delivery in respect thereof) within the time limits indicated above of a notice of withdrawal made by a method, including facsimile transmission, that provides the US Depositary with a written or printed copy and which specifies the name of the depositing Rinker ADSholder, the number of Rinker ADSs to be withdrawn and if ADRs have been tendered, the name of the registered holder, if different from that of the person who tendered the Rinker ADSs evidenced by such ADRs. The withdrawal of the Rinker ADSs from this Offer will take effect upon actual receipt by the US Depositary of the properly completed notice of withdrawal.

Withdrawals of certificated Rinker ADSs

The relevant Rinker ADSholder will have the right to obtain physical possession of the ADRs representing the Rinker ADSs so withdrawn if the notice of withdrawal received by the US Depositary also meets the following requirements:

•	it must be signed by or on behalf of the person who signed the ADS Letter of Transmittal accompanying (or ADS Notice of Guaranteed Delivery in respect of) the Rinker ADSs which are to be withdrawn; and

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•	it must specify the serial number shown on each ADR representing the applicable Rinker ADSs to be withdrawn. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in an ADS Letter of Transmittal (as described in the instructions set out therein), except in the case of Rinker ADSs deposited for the account of an Eligible Institution.

Withdrawal by book-entry transfer

Alternatively, if Rinker ADSs have been deposited pursuant to the procedures for book-entry transfer in the United States, as set out in Section 8.3(d), the applicable account at the DTC will be credited with the Rinker ADSs so withdrawn if the notice of withdrawal received by the US Depository also meets the following requirements:

•	it must be signed by or on behalf of the person who signed the ADS Letter of Transmittal accompanying (or ADS Notice of Guaranteed Delivery in respect of) the Rinker ADSs evidenced by the ADRs which are to be withdrawn; and

•	it must specify the name and number of the account at the DTC to be credited with the withdrawn ADSs and otherwise comply with the DTC procedures. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in an ADS Letter of Transmittal (as described in the instructions set out therein), except in the case of Rinker ADSs evidenced by the ADRs deposited for the account of an Eligible Institution.

8.10 Offerees

(a) Registered holders

Bidder is making an offer in the form of this Offer to:

(i)	each person registered as the holder of Rinker Shares in the register of members of Rinker and each person registered as the holder of Rinker ADSs in the ADR Register maintained by JPMorgan, in its capacity as the depositary of Rinker’s ADR program, as at the Register Date;

(ii)	each person who, during the period from the Register Date to the end of the Offer Period, becomes registered or entitled to be registered (whether or not they are registered or entitled to be registered as the holder of other Rinker Securities) as the holder of Rinker Securities that are on issue at the Register Date; and

(iii)	each person who, during the period from the Register Date to the end of the Offer Period, becomes registered or entitled to be registered (whether or not they are registered or entitled to be registered as the holder of other Rinker Securities) as the holder of Rinker ADSs issued after the Register Date which represent beneficial interests in Rinker Shares that are on issue at the Register Date.

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Offer terms

(b) Transferees

If at any time during the Offer Period another person is able to give good title to some or all your Rinker Securities, and that person has not already accepted an offer in the form of this Offer for those Rinker Securities, then that person may accept as if an offer in the form of this Offer had been made to them in respect of those Rinker Securities.

(c) Trustees and nominees

If at any time during the Offer Period and before you accept this Offer your Rinker Shares or your Rinker ADSs consist of two or more separate parcels within the meaning of section 653B of the Corporations Act (for example, because you hold your Rinker Shares or your Rinker ADSs as trustee or nominee for, or otherwise on account of, several distinct beneficial owners), then you may accept as if a separate offer in the form of this Offer had been made in relation to each of those parcels (including any parcel you hold in your own right) and may make a currency election in respect of each parcel. Acceptance (including any currency election) for any parcel of Rinker Securities (including any parcel consisting of two or more parcels) is ineffective unless:

(i) you give Bidder notice stating that the Rinker Securities consist of a separate parcel, such notice being:

(A)	in the case of Rinker Shares not in a CHESS Holding, in writing;

(B)	in the case of Rinker Shares in a CHESS Holding, in an electronic from approved by the ASTC Settlement Rules for the purposes of Part 6.8 of the Corporations Act;

(C)	in the case of Rinker ADSs in certificated form, on the ADS Letter of Transmittal (or the ADS Notice of Guaranteed Delivery); and

(D)	in the case of Rinker ADSs in book-entry form, in an electronic form approved by DTC as part of the Agent’s Message; and

(ii) your acceptance specifies the number of Rinker Shares in the parcel.

If, for this purpose, you require additional copies of this Bidder’s Statement and the Share Acceptance Form or the ADS Letter of Transmittal, please call the CEMEX Offer Information Line to request those additional copies.

8.11 Variation and withdrawal of this Offer

(a) Variation

Bidder may vary this Offer in accordance with the Corporations Act and the US Exchange Act.

If Bidder varies the consideration for this Offer, declares it to be free of all or any conditions or waives an event which would cause the breach or non-fulfilment of any condition, Bidder will notify holders of such variation, declaration or waiver in accordance with the procedures described below, will provide any additional information required by applicable laws and will extend this Offer to the extent required by Rules 14d-4, 14d-6 and 14e-1 under

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the US Exchange Act. If, prior to the end of the Offer Period, Bidder should decide to vary the consideration being offered in this Offer (such change in the consideration being offered will be applicable to all holders whose Rinker Securities are accepted for payment pursuant to this Offer), or introduce or vary any dealer’s soliciting fee, and if this Offer is scheduled to expire at any time earlier than the period ending on the tenth US Business Day from and including the date that such notice is first so published, sent or given to holders of such Securities, this Offer will be extended at least until the expiration of such 10 US Business Day period to the extent required by US law. If there is a material change in the information in this Bidder’s Statement, including Bidder declaring this Offer free from all conditions, and if at the time such material change this Offer is scheduled to expire at any time earlier than the period ending on the fifth US Business Day from and including the date that such declaration is so made, this Offer will be extended at least until the expiration of such five US Business Day period to the extent required by US law.

Any extension, withdrawal, waiver or variation of this Offer will be followed as promptly as practicable by a public announcement. Under the Corporations Act, a variation of this Offer is effected by serving on Rinker and lodging with ASIC and (as a general rule) sending to all holders of Rinker Securities to whom this Offer was made a notice which will set out the terms of the variation and particulars of any resulting modifications to this Bidder’s Statement. Any waiver or satisfaction of the conditions of this Offer is effected by giving written notice to Rinker and ASX. Any withdrawal of this Offer by Bidder will be effected in the manner specified by ASIC as part of the consent from ASIC which is necessary to effect that withdrawal.

(b) Withdrawal

This Offer may be withdrawn with the written consent of ASIC, which consent may be subject to conditions. If so, Bidder will give notice of the withdrawal to ASX and to Rinker and will comply with any other conditions imposed by ASIC.

8.12 Costs and stamp duty

Bidder will pay all costs and expenses of the preparation and circulation of this Offer and any Australian or US security transfer taxes (including stamp duty) payable on the transfer of any Rinker Securities to Bidder under this Offer.

8.13 Governing law

This Offer and any contract resulting from your acceptance of this Offer are governed by the laws in force in New South Wales, Australia.

88    CEMEX Bidder’s Statement

Section 9 Definitions, interpretation and approval

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Definitions, interpretation and approval

9.1 Definitions

In this Bidder’s Statement and in the Share Acceptance Form, the ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery, unless the context requires otherwise:

ADR means American depositary receipts which evidence Rinker ADSs.

ADR Register means the register maintained by JPMorgan, in its capacity as the depositary of Rinker’s ADR program, to record the ownership of Rinker ADSs.

ADS Letter of Transmittal means the letter of transmittal for your Rinker ADSs enclosed with this Bidder’s Statement or, as the context requires, any replacement or substitute letter provided by or on behalf of Bidder.

ADS Notice of Guaranteed Delivery means the notice of guaranteed delivery for your Rinker ADSs enclosed with this Bidder’s Statement or, as the context requires, any replacement or substitute notice of guaranteed delivery provided by or on behalf of Bidder.

Agent’s Message has the meaning given in Section 8.3(d).

Acquisition Facility has the meaning given in Section 4.3.

Acquisition Facility Mandated Lead Arrangers has the meaning given in Section 4.3.

Acquisition Facility Underwriters has the meaning given in Section 4.3.

Announcement Date means 27 October 2006.

Antitrust Division means the Antitrust Division of the United States Department of Justice.

Approval means:

(a)	a consent, authority, licence, approval, order, ruling, waiver or exemption which is required by law or by a Public Authority; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Public Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry or termination of that period without intervention or action.

ASIC means the Australian Securities and Investments Commission.

ASTC means ASX Settlement and Transfer Corporation Pty Ltd (ABN 49 008 504 532).

ASTC Settlement Rules means the operating rules of the settlement facility provided by ASTC.

ASX means Australian Stock Exchange Limited (ABN 98 008 624 691) or, as the context requires, the financial market operated by it.

Australian Registry means Computershare Investor Services Pty Limited (ABN 48 078 297 277).

BBVA means Banco Bilbao Vizcaya Argentaria, S.A.

Bid Period means the period between the date on which a copy of this Bidder’s Statement was sent to Rinker and the end of the Offer Period (both inclusive).

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Definitions, interpretation and approval

Bidder means CEMEX Australia Pty Ltd (ACN 122 401 405), an indirect wholly-owned subsidiary of CEMEX.

Bidder’s Statement means this document, being the statement of Bidder under Part 6.5 of the Corporations Act relating to the Offer.

Bridge Facility has the meaning given in Section 4.3.

Bridge Facility Lender has the meaning given in Section 4.3.

Business Day means a day on which banks are generally open for business in Sydney, Australia (other than a Saturday or a Sunday).

CEMEX means CEMEX, Sociedad Anónima Bursátil de Capital Variable.

CEMEX España means CEMEX España, S.A., a wholly-owned subsidiary of CEMEX.

CEMEX Group means CEMEX and its Related Entities as at the date of this Bidder’s Statement.

CEMEX México means CEMEX México, S.A. de C.V.

CEMEX Netherlands means New Sunworld Holding B.V.

CEMEX Offer Information Line means the information line operated on behalf of CEMEX, which can be contacted by telephoning the numbers listed on the inside back cover of this Bidder’s Statement.

CGT means capital gains tax.

CHESS means the Clearing House Electronic Subregister System, which provides for the electronic transfer, settlement and registration of securities in Australia.

CHESS Holding means a holding of Rinker Shares on the CHESS subregister of Rinker.

CHESS Subregister has the meaning given in the ASTC Settlement Rules.

Citigroup means Citigroup Global Markets Australia Pty Limited.

Citigroup Group means Citigroup and its Related Entities.

Commitment Letter has the meaning given in Section 4.4.

Controlling Participant has the meaning given in the ASTC Settlement Rules. Usually your Controlling Participant is a person, such as a broker, with whom you have a sponsorship agreement (within the meaning of the ASTC Settlement Rules).

Corporations Act means the Corporations Act 2001 (Cth).

CSR means CSR Limited (ABN 90 000 001 276).

CSR Group means CSR and its Related Entities.

Defeating Condition means each condition set out in Section 8.6. DTC means The Depository Trust Company.

Eligible Institution has the meaning given in Section 8.3(d).

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Definitions, interpretation and approval

Encumbrance means an interest or power (whether existing or agreed to be granted or created):

(a)	reserved in or over any interest in any property, including any retention of title; or

(b)	created or otherwise arising in or over any interest in any property under a bill of sale, mortgage, charge, lien, pledge, hypothecation, trust or power,

and any other restriction on the use of or exercise of a right over property, or on the registration of an interest in or dealing with (including a transfer of) property.

ETM means Empresas Tolteca de México, S.A. de C.V.

Existing Committed Facilities has the meaning given in Section 4.3.

FATA means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

FIRB means the Foreign Investment Review Board.

FTC means the United States Federal Trade Commission.

Georgeson means Georgeson Shareholder Communications Australia Pty Ltd (ABN 19 092 812 470).

GST means the goods and services tax imposed under the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and the related imposition acts of the Commonwealth of Australia.

Holder Identification Number means the number used to identify a Rinker Shareholder on the CHESS subregister of Rinker.

HSR Act means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

HSR Filing has the meaning given in Section 7.6.

Issuer Sponsored Holding means a holding of Rinker Shares on the Issuer Sponsored Subregister of Rinker.

Issuer Sponsored Subregister has the meaning given in the ASTC Settlement Rules.

JPMorgan means JPMorgan Chase Bank, N.A.

JPMorgan Australia means J.P. Morgan Australia Limited (ABN 29 769 181 534).

JPMorgan Group means JPMorgan Australia and its Related Entities.

Loan Facilities means the Acquisition Facility, the Newly Committed Facility, the Bridge Facility and the Existing Committed Facilities, as those terms are defined in Section 4.3.

NASD means the National Association of Securities Dealers, Inc.

NASDAQ means the National Association of Securities Dealers Automated Quotations System operated by The Nasdaq Stock Market, Inc.

Newly Committed Facility has the meaning given in Section 4.3.

Newly Committed Facility Lender has the meaning given in Section 4.3.

NYSE means the New York Stock Exchange, Inc. or, as the context requires, the financial market operated by it.

92    CEMEX Bidder’s Statement

Section 9

Definitions, interpretation and approval

Offer, CEMEX’s Offer or CEMEX Offer means, as the context requires, the offer for Rinker Securities contained in Section 8, or the off-market takeover bid constituted by that offer and each other offer by Bidder for Rinker Securities in the form of that offer, including in each case as varied in accordance with the Corporations Act.

Offer Amount has the meaning given in Section 4.1.

Offer Period means the period during which the Offer will remain open for acceptance in accordance with Section 8.2.

Payment Agent has the meaning given in Section 8.8(d). PFIC means a passive foreign investment company. Prescribed Occurrence means an event set out in Section 8.6(m).

Public Authority means any government or any governmental, semi-governmental, statutory or judicial entity or authority, or any minister, department, office or delegate of any government, whether in Australia, the United States or elsewhere. It also includes any self regulatory organisation established under statute and any stock exchange.

Register Date means 6 November 2006, being the date set by Bidder under section 633(2) of the Corporations Act.

Related Entity, in relation to an entity, means an entity which is a related body corporate of that entity under section 50 of the Corporations Act.

Reserve Bank Mid-Point Rate means a representative mid-point exchange rate for conversion of US dollars to Australian dollars determined by the Reserve Bank of Australia on the basis of quotations in the interbank foreign exchange market at 4.00pm Eastern Australian time on the day concerned.

Rights means all accretions, rights and benefits of whatever kind attaching to or arising from the Rinker Securities directly or indirectly at or after the date of this Bidder’s Statement (including all dividends and all rights to receive them and rights to receive or subscribe for shares, notes, bonds, options or other securities or entitlements declared, paid or issued by Rinker or any subsidiary of Rinker).

Rinker means Rinker Group Limited (ABN 53 003 433 118).

Rinker ADS means an American depositary share issued by JPMorgan, in its capacity as the depositary of Rinker’s ADR program, representing beneficial interests in five Rinker Shares.

Rinker ADSholder means a person registered as the holder of Rinker ADSs in the ADR register maintained by JPMorgan, in its capacity as the depositary of Rinker’s ADR program.

Rinker Board means the board of directors of Rinker.

Rinker Disclosures has the meaning given in Section 8.6(k).

Rinker Group means Rinker and its Related Entities as at the date of this Bidder’s Statement.

Rinker Securities means Rinker ADSs and Rinker Shares.

Rinker Securityholder means a Rinker ADSholder or Rinker Shareholder.

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Definitions, interpretation and approval

Rinker Shareholder means a person registered in the register of members of Rinker as a holder of Rinker Shares.

Rinker Shares means ordinary shares in Rinker.

SEC means the United States Securities and Exchange Commission.

Securityholder Reference Number means the number allocated by Rinker to identify a Rinker Shareholder on the Issuer Sponsored Subregister of Rinker.

Share Acceptance Form means the share transfer and acceptance form for your Rinker Shares enclosed with this Bidder’s Statement or, as the context requires, any replacement or substitute form provided by or on behalf of Bidder.

Takeover Transferee Holding has the meaning given in the ASTC Settlement Rules, being the CHESS Holding to which Rinker Shares are to be transferred pursuant to acceptances of the Offer.

Term Facility has the meaning given in Section 4.6.

Treasurer means the Treasurer of the Commonwealth of Australia.

US$1.2 billion Existing Committed Facility has the meaning given in Section 4.3.

US$0.7 billion Existing Committed Facility has the meaning given in Section 4.3.

US Business Day means any day other than a Saturday, Sunday or US federal holiday, and shall consist from the time period from 12.01am to 12.00 midnight US Eastern time.

US Depositary means Computershare Trust Company, N.A.

US Exchange Act means the United States Securities and Exchange Act of 1934.

US Federal Reserve Board means the Board of Governors of the United States Federal Reserve System.

US Securities Act means the United States Securities Act of 1933.

US Securityholder has the meaning given in Section 6.2.

US Tax Code means the United States Internal Revenue Code of 1986.

VWAP means volume weighted average price.

Withholding Amount has the meaning given in Section 8.8(g).

your Rinker ADSs means, subject to Section 8.10:

(a)	the Rinker ADSs in respect of which you are registered or entitled to be registered as a holder in the ADR Register at the Register Date, and in respect of which no other person becomes registered or entitled to be registered as a holder before you accept the Offer; and

(b)	any other Rinker ADSs to which you are able to give good title at the time you accept the Offer that:

(i)	are on issue at the Register Date; or

(ii)	were issued after the Register Date and which represent beneficial interests in Rinker Shares that are on issue at the Register Date.

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Section 9

Definitions, interpretation and approval

your Rinker Securities means your Rinker ADSs (if any) and your Rinker Shares (if any).

your Rinker Shares means, subject to Section 8.10:

(a)	the Rinker Shares in respect of which you are registered or entitled to be registered as a holder in the register of members of Rinker at the Register Date, and in respect of which no other person becomes registered or entitled to be registered as a holder before you accept the Offer; and

(b)	any other Rinker Shares to which you are able to give good title at the time you accept the Offer that are on issue at the Register Date.

9.2 Interpretation

In this Bidder’s Statement and in the Share Acceptance Form and the ADS Letter of Transmittal, unless the context requires otherwise.

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and conversely.

(c)	A reference to a Section or annexure is to a Section of, or annexure to, this Bidder’s Statement.

(d)	A gender includes all genders.

(e)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(f)	A reference to a person, corporation, trust, partnership, unincorporated body or association or other entity includes any of them.

(g)	A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

(h)	A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

(i)	A reference to any instrument or document includes any variation or replacement of it.

(j)	A term not specifically defined in this Bidder’s Statement has the meaning given to it in the Corporations Act (being, if any special meaning is given for the purposes of Chapter 6 or 6A of the Corporations Act or a provision of those chapters, that special meaning).

(k)	A reference to time is a reference to Sydney, Australia time.

(l)	Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

(m)	A reference to A$ is a reference to the lawful currency of Australia, a reference to € is to the lawful currency of certain member states of the European Union, a reference to Ps is to the lawful currency of México and a reference to $ or US$ is a reference to the lawful currency of the United States of America.

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Definitions, interpretation and approval

(n)	A reference to Australia is a reference to the Commonwealth of Australia, a reference to México is to the United Mexican States, a reference to Spain is to the Kingdom of Spain and a reference to United States or US is a reference to the United States of America.

(o)	A reference to you is a reference to a person to whom the Offer under Section 8 is (or is deemed to be) made.

9.3 Approval of Bidder’s Statement

This Bidder’s Statement has been approved by a resolution passed by the directors of Bidder.

Dated 30 October 2006.

Signed on behalf of CEMEX Australia Pty Ltd:

Ramiro G. Villarreal

Director

96    CEMEX Bidder’s Statement

Annexure A Material announcements

CEMEX Bidder's Statement 97

Annexure A

Material announcements

1. Material ASX announcements in relation to Rinker since 31 March 2006

Date Lodged	Description
30-Oct-2006	Director’s Statement re Takeover

30-Oct-2006	Intention to make a takeover offer for Rinker Group Limited

27-Oct-2006	Wall Street Journal Article

26-Oct-2006	Daily Share Buy-Back Notice[1]

24-Oct-2006	Form 484 – Change to company details

19-Oct-2006	Change of Director’s Interest Notice x 3 – John Arthur, John Ingram and John Morschel

17-Oct-2006	Change of Director’s Interest Notice – Marshall Criser

05-Oct-2006	Ceasing to become a substantial shareholder – Barclays Global Investors Australia Limited

03-Oct-2006	Form 484 – Change to company details

27-Sep-2006	Presentation by Rinker CEO to NYSSA Conference

22-Sep-2006	Change of Director’s Interest Notice – John Ingram

22-Sep-2006	Presentations to analysts – Miami, US, 21 September 2006

21-Sep-2006	Change of Director’s Interest Notice x 3 – John Arthur, John Ingram and John Morschel

19-Sep-2006	CEO to present at NYSSA conference on 26 September 2006

19-Sep-2006	Change of Director’s Interest Notice – Marshall Criser

11-Sep-2006	Form 484 – Change to company details

23-Aug-2006	Change of Director’s Interest Notice x 3 – John Arthur, John Ingram and John Morschel

23-Aug-2006	On-Market Buy-Back

21-Aug-2006	Presentation to Institutional Investors

18-Aug-2006	Change in substantial holding – Perpetual Limited and subsidiaries

17-Aug-2006	Change of Director’s Interest Notice – Marshall Criser

24-Jul-2006	Change of Director’s Interest Notice – John Ingram

24-Jul-2006	Change of Director’s Interest Notice – John Arthur, John Ingram and John Morschel

21-Jul-2006	Amendment of Constitution

19-Jul-2006	Change of Director’s Interest Notice – Marshall Criser

18-Jul-2006	Confirmation of meeting outcomes – AGM held on 18 July 2006

1.	Previous Daily Share Buy-Back Notices have not been included.

98    CEMEX Bidder’s Statement

Annexure A

Material announcements

Date Lodged	Description
18-Jul-2006	AGM Address to Shareholders

18-Jul-2006	1st Quarter Trading Update – (three months ended 30 June 2006)

17-Jul-2006	Appendix 3C– On-Market Buy-Back

13-Jul-2006	ABM: Rinker Proposed Return of Capital

10-Jul-2006	Ceasing to be a substantial holder – the AXA Group

06-Jul-2006	Release of trading update for the first quarter ended 30 June 2006

04-Jul-2006	Change in substantial holding – Perpetual Limited

28-Jun-2006	Becoming a substantial holder – the AXA Group

27-Jun-2006	Change in substantial holding – Capital Group Companies, Inc

22-Jun-2006	Change of Director’s Interest Notice x 3 – John Arthur, John Ingram and John Morschel

19-Jun-2006	Change of Director’s Interest Notice – Marshall Criser

16-Jun-2006	Notice of AGM to be held in Sydney on 18 July 2006

07-Jun-2006	ATO issues Class Ruling on Rinker proposed return of capital

06-Jun-2006	Change of Director’s Interest Notice – Marshall Criser

30-May-2006	Change of Director’s Interest Notice – David Clarke

30-May-2006	Initial Director’s Interest Notice – Jack Thompson

30-May-2006	New Director of Rinker Board – Jack Thompson

26-May-2006	Appendix 3F: Final Share Buy-Back Notice

23-May-2006	US Annual Report 2006 on Form 20-F for Rinker Group Limited

23-May-2006	2006 Concise Annual Report

23-May-2006	2006 Full Financials

18-May-2006	Change of Director’s Interest Notice – John Arthur, Marshall Criser, John Ingram, John Morschel

11-May-2006	Presentation by CEO of results for the year ended 31 March 2006

11-May-2006	Preliminary Final Report for year ended 31 March 2006

28-Apr-2006	Notification of release of results for fiscal year ended 31 March 2006

06-Apr-2006	Release advising increase in annual profit expectations

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Annexure A

Material announcements

2. Material SEC announcements in relation to Rinker since 31 March 2006

Date Lodged	Description
27-Oct-2006	Schedule TO Tender offer statement by CEMEX

27-Oct-2006	Current report on Form 6-K containing release to ASX on 27 October 2006

06-Oct-2006	Current report on Form 6-K containing releases to ASX from 27 September 2006 to 5 October 2006

29-Sep-2006	Current report on Form 6-K containing releases to ASX from 14 to 27 September 2006

28-Sep-2006	Current report on Form 6-K containing releases to ASX on 27 September 2006

13-Sep-2006	Current report on Form 6-K containing releases to ASX from 25 August to 11 September 2006

25-Aug-2006	Current report on Form 6-K containing releases to ASX from 17 to 24 August 2006

25-Jul-2006	Current report on Form 6-K containing releases to ASX on 17, 19, 21 and 24 July 2006

20-Jul-2006	Current report on Form 6-K containing releases to ASX on 18 July 2006

20-Jul-2006	Current report on Form 6-K containing releases to ASX on 18 July 2006

11-Jul-2006	Current report on Form 6-K containing releases to ASX on 19 and 22 June and 6 July 2006

29-Jun-2006	Annual Report of on Form 11-K of Rinker Materials Corporation Profit Sharing 401(k) Plan

29-Jun-2006	Annual Report of on Form 11-K of Rinker Materials Corporation 401(k) Retirement Savings Plan

27-Jun-2006	Current report on Form 6-K containing releases to ASX on 16 June 2006

19-Jun-2006	Current report on Form 6-K containing releases to ASX on 16 June 2006

14-Jun-2006	Current report on Form 6-K containing releases to ASX on 6 and 7 June 2006

31-May-2006	Current report on Form 6-K containing releases to ASX from 18 to 30 May 2006

25-May-2006	Current report on Form 6-K (paper filing)

23-May-2006	Annual Report on Form 20-F for fiscal year ending 31 March 2006

12-May-2006	Current report on Form 6-K containing releases to ASX on May 11 2006

01-May-2006	Current report on Form 6-K containing releases to ASX on 28 April 2006

06-April-2006	Current report on Form 6-K containing releases to ASX 28 March and 6 April 2006

100    CEMEX Bidder’s Statement

Annexure B Directors and executive officers

CEMEX Bidder's Statement 101

Annexure B

Directors and executive officers

The name, citizenship, business address and telephone number, principal occupation or employment and five-year employment history for each director (including alternate directors) and executive officer of CEMEX and each director of Bidder are set out below. Unless otherwise indicated, each person is a citizen of México with a principal business address at, and telephone number of, the principal executive offices of CEMEX listed in Section 1.2.

None of Bidder, CEMEX or, to the knowledge of Bidder and CEMEX, any of the persons listed below has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future of, or prohibiting activities subject to, US federal or state securities laws, or a finding of any violation of such laws.

Executive Officers of CEMEX

Lorenzo H. Zambrano, Chairman and Chief Executive Officer	Joined CEMEX in 1968. During his career with CEMEX, Mr Zambrano has been involved in all operational aspects of CEMEX’s business. He held several positions in CEMEX prior to his appointment as director of operations in 1981. In 1985, Mr Zambrano was appointed chief executive officer, and in 1995 he was elected chairman of the board of directors. Mr Zambrano is a graduate of Instituto Tecnologico y de Estudios Superiores de Monterrey, A.C., or ITESM, with a degree in mechanical engineering and administration and holds an M.B.A. from Stanford University. Mr Zambrano has been a member of the CEMEX board of directors since 1979 and chairman of the board of directors since 1995. He is a member of the board of directors of IBM, the Citigroup International Advisory Board and the International Advisory Board of the Allianz Companies. He is also a member of the board of directors of Fomento Economico Mexicano, S.A. de C.V., Empresas ICA, S.A. de C.V., Alfa, S.A. de C.V., Grupo Financiero Banamex, S.A. de C.V., Vitro, S.A. and Grupo Televisa, S.A. Mr Zambrano is chairman of the board of directors of Consejo de Ensenanza e Investigacion Superior, A.C., which manages ITESM. Until July 2005, Mr Zambrano participated in the Chairman’s Council of Daimler Chrysler AG and until January 2006, Mr Zambrano was a member of the Stanford University’s Graduate School of Business Advisory Council. In addition, he is member of the board of directors of Museo de Arte Contemporaneo de Monterrey A.C. (MARCO), Conservacion Internacional, and the Americas Society, Inc.

102    CEMEX Bidder’s Statement

Annexure B

Directors and executive officers

Hector Medina, Executive Vice President of Planning and Finance	Joined CEMEX in 1988. He has held several positions in CEMEX, including director of strategic planning from 1991 to 1994, president of CEMEX México from 1994 to 1996, and has served as executive vice president of planning and finance since 1996. He is a graduate of ITESM with a degree in chemical engineering and administration. He also received a Master of Science degree in management studies from the management Center of the University of Bradford in England and a Masters of Science diploma in Operations Research from the Escuela de Organizacion Industrial in Spain in 1975. Among the positions he previously held are those of Project Director at Grupo Protexa, S.A. de C.V., Administrative Director at Grupo Xesa, S.A. de C.V., Commercial Director at Direcplan, S.A. and Industrial Relations Sub-Director at Hylsa, S.A. de C.V. In March 2006, Mr Medina was appointed chairman of the board of Universidad Regimontana, a private university located in Monterrey, México. Mr Medina is a member of the board of directors of Cementos Chihuahua, Compania Minera Autlan, Mexifrutas, S.A. de C.V. Axtel S.A. de C.V. Chocota Productos del Mar, S.A. de C.V. and member of the “consejo de vigilancia” of Ensenanza e Investigacion Superior A.C. and ITESM. Mr Medina is also a member of the Advisory Board of Nacional Monte de Piedad.

Armando J. García Segovia, Director and Executive Vice President of Development	Initially joined CEMEX in 1975 and rejoined CEMEX in 1985. He has served as director of operational and strategic planning from 1985 to 1988, director of operations from 1988 to 1991, director of corporate services and affiliate companies from 1991 to 1994, director of development from 1994 to 1996, general director of development from 1996 to 2000, and executive vice president of development since 2000. He is a graduate of ITESM with a degree in mechanical engineering and administration and holds an M.B.A. from the University of Texas. He was employed at Cydsa, S.A. from 1979 to 1981 and at Conek, S.A. de C.V. from 1981 to 1985. Mr Garcia has been a member of CEMEX’s board of directors since 1983. He also serves as a member of the board of directors of Materiales Industriales de Chihuahua, S.A. de C.V., Calhidra y Mortero de Chihuahua, S.A. de C.V., Grupo Cementos de Chihuahua, S.A. de C.V., Construcentro de Chihuahua, S.A. de C.V., Control Administrativo Mexicano, S.A. de C.V., Compania Industrial de Parras, S.A. de C.V., Fabrica La Estrella, S.A. de C.V., Prendas Textiles, S.A. de C.V., Telas de Parras, S.A. de C.V., Canacem, Confederacion Patronal de la Republica Mexicana, Centro Patronal de Nuevo León, and Instituto Mexicano del Cemento y del Concreto. He is a member of the board and former chairman of Centro de Estudios del Sector Privado para el Desarrollo Sostenible, and member of the board of the World Environmental Center. He is also founder and chairman of the board of Comenzar de Nuevo, A.C.

CEMEX Bidder’s Statement    103

Annexure B

Directors and executive officers

Victor Romo, Executive Vice President of Administration	Joined CEMEX in 1985 and has served as director of administration of CEMEX España from 1992 to 1994, general director of administration and finance of CEMEX España from 1994 to 1996, president of CEMEX Venezuela from 1996 to 1998, president of the South American and Caribbean region from 1998 to May 2003, and executive vice president of administration since May 2003. He is a graduate in public accounting and holds a master’s degree in administration and finance from ITESM. Previously, he worked for Grupo Industrial Alfa, S.A. de C.V. from 1979 to 1985.

Francisco Garza, President of CEMEX North America Region and Trading

Joined CEMEX in 1988 and has served as vice president of trading From 1988 to 1992, and president of CEMEX USA from 1992 to 1994, president of CEMEX Venezuela and Cemento Bayano from 1994 to 1996, and president of CEMEX México from 1996 to 1998. In 1998, he was appointed president of the North American region and trading. He is a graduate in business administration from ITESM and holds an M.B.A. from the Johnson School of Management at Cornell University.

Mr Garza is adviser of the following boards: Control Administrativo Mexicano, S.A. de C.V., Grupo Aeroportuario del Sureste, S.A. de C.V., Empresas ICA, S.A. de C.V., Cámara Nacional del Cemento (CANACEM), Universidad de Monterrey, Universidad Regiomontana, EGADE (Escuela de Graduados en Administración y Dirección de Empresas), Ciudad de los Niños. He is also vice president of CAINTRA N.L. and regional adviser for Banco de México.

Fernando González, President of the European Region

Joined CEMEX in 1989 and has served as vice president – human resources from 1992 to 1994, vice president – strategic planning From 1994 to 1998, president of CEMEX Venezuela from 1998 to 2000, president of CEMEX Asia from 2000 to May 2003, and president of the South American and Caribbean region from May 2003 to February 2005. In March 2005, he was appointed president of the expanded European Region, including the United Kingdom, France, Germany, the Rest of Europe (other than Spain and Italy), and Israel. He is a graduate in business administration and holds a master’s degree in administration from ITESM. Previously, he worked for Grupo Industrial Alfa, S.A. de C.V. from 1976 to 1989.

Mr González’s primary business address is Coldharbour Lane, Thorpe, Egham, Surrey TW20 8TD, United Kingdom.

104    CEMEX Bidder’s Statement

Annexure B

Directors and executive officers

José Luis Sáenz de Miera, President of the Southern Europe, Middle East, Africa and Asia Region

Joined CEMEX España in 1993 as general manager of administration and finance, and in 1994 he was appointed president of CEMEX España. Mr Saenz de Miera has served as president of the Europe, Africa and Asia region from October 1998 to February 2005. Since 1 March 2005, Mr Saenz de Miera has been responsible for the Iberian Peninsula, Italy, Africa, and Asia. He studied economic sciences in Universidad Complutense de Madrid and is a certified public accountant from Instituto de Censores Jurados de Cuentas in Spain. Previously, he was employed from 1973 to 1993 at KPMG Peat Marwick, since 1982 as partner and between 1988 and 1993 as deputy senior partner. Mr Saenz de Miera is a citizen of Spain.

Mr Sáenz de Miera’s primary business address is Hernandez De Tejada # 1, 28027 Madrid, España.

Juan Romero, President of CEMEX South America and the Caribbean	Joined CEMEX in 1989 and has occupied several senior management positions, including commercial director for CEMEX España, president of CEMEX, Colombia, commercial director for CEMEX México, and president of CEMEX México. In March 2005, Mr Romero became president of the South America and Caribbean Regions and México. Mr Romero graduated from Universidad de Comillas in Spain, where he studied Law and Economics and Enterprise Sciences. Previously, Mr Romero worked for Cementos Sanson and Cementos Portland Morata de Jalon. Mr Romero is a citizen of Spain.

Rodrigo Treviño, Chief Financial Officer	Joined CEMEX in 1997 and has served as chief financial officer since then. He holds both bachelor and master of science degrees in industrial engineering from Stanford University. Prior to joining CEMEX, he served as the country corporate officer for Citicorp/Citibank Chile from 1995 to 1996, and prior to that, he worked at Citibank, N.A. from 1979 to 1994.

Ramiro G. Villarreal, General Counsel	Joined CEMEX in 1987 and has served as general counsel since then, and also has served as secretary of the board of directors since 1995. He is a graduate of the Universidad Autonoma de Nuevo León with a degree in law. He also received a Master of Science Degree in finance from the University of Wisconsin. Prior to joining CEMEX, he served as assistant general director of Grupo Financiero Banpais from 1985 to 1987. Also, he is a member of the Board of Directors of Grupo Cementos Chihuahua, S.A. de C.V., Grupo Acosta Verde, S.A. de C.V., and he is the Secretary of the Board of Directors of ITESM and member of the Board of Directors of Universidad Regiomontana A.C.

CEMEX Bidder’s Statement    105

Annexure B

Directors and executive officers

Directors of CEMEX

Lorenzo H. Zambrano, Chairman and Chief Executive Officer	See entry under “Executive Officers of CEMEX”.

Lorenzo Milmo Zambrano, Director

Director since 1977. He is also general director of Inmobiliaria Ermiza, S.A. de C.V.

Mr Zambrano’s primary business address is Vasconcelos # 210 Ote, 11 Piso, Torre Santander, Residencial San Agustin, Garza Garcia, Nuevo León, 66260 México.

Armando J. García Segovia, Director and Executive Vice President of Development	See entry under “Executive Officers of CEMEX”.

Rodolfo García Muriel, Director

Director since 1985. Since 1994, he has served as chairman of the board of directors of Compania Industrial de Parras, S.A. de C.V. In addition, he has served as the chief executive officer of Parras Cone de México, S.A. de C.V. He is a member of the board of directors of Parras Williamson, S.A. de C.V., Telas de Parras, S.A. de C.V., Synkro, S.A. de C.V., IUSA-GE, S. de R.L., Industrias Unidas, S.A., Apolo Operadora de Sociedades de Inversion, S.A. de C.V., and Cambridge Lee Industries, Inc. Mr Garcia Muriel is also vice president of Camara Nacional de la Industria Textil.

Mr Garcia Muriel’s primary business address is Paseo De Las Palmas # 731, 7° Piso, Desp. 701, Lomas De, Chapultepec 11000 México, D.F.

Rogelio Zambrano Lozano, Director	Director since 1987. He is also a member of the advisory board of Grupo Financiero Banamex, S.A. de C.V. Zona Norte, director of Carza, S.A. de C.V. and Parque Plaza Sesamo, S.A. de C.V., and a member of the board of directors of Hospital San Jose.

Mr Zambrano’s primary business address is Av. Vasconcelos # 799 Pte, San Pedro Garza Garcia, Nuevo León, 66230 México.

106    CEMEX Bidder’s Statement

Annexure B

Directors and executive officers

Roberto Zambrano Villarreal, Director

Director since 1987 and president of the Audit Committee since 2002. He is also a member of the board of directors of CEMEX México. He is chairman of the board of directors of Desarrollo Integrado, S.A. de C.V., Administracion Ficap, S.A. de C.V., Aero Zano, S.A. de C.V., Ciudad Villamonte, S.A. de C.V., Focos, S.A. de C.V., C & I Capital, S.A. de C.V., Industrias Diza, S.A. de C.V., Inmobiliaria Sanni, S.A. de C.V., Inmuebles Trevisa, S.A. de C.V., Servicios Tecnicos Hidraulicos, S.A. de C.V., Mantenimiento Integrado, S.A. de C.V., Pilatus PC-12 Center de México, S.A. de C.V., and Pronatura, A.C. He is a member of the board of directors of S.L.I. de México, S.A. de C.V., Compania de Vidrio Industrial, S.A. de C.V., Comision de Cooperacion Ecologica Fronteriza (COCEF) and Banco de Desarrollo America del Norte (BDAN).

Mr Villarreal’s primary business address is Blvd. Diaz Ordaz # 200, Col. Santa Maria, Monterrey, Nuevo León, 64650 México.

Bernardo Quintana Isaac, Director

Director since 1990. Since 1994, he has also served as chief executive officer and chairman of the board of directors of Empresas ICA Sociedad Controladora, S.A. de C.V. He is also a member of the board of directors of Telefonos de México, S.A. de C.V., Grupo Financiero Banamex, S.A. de C.V., Grupo Carso, S.A. de C.V., and Grupo Maseca, S.A. de C.V. He is also a member of Consejo Mexicano de Hombres de Negocios, Fundacion UNAM and, Fundacion ICA. He is a founding associate of Fundacion Letras Mexicanas and is currently president of Patronato UNAM.

Mr Isaac’s primary business address is Minera # 145, Edifico Central, 2[0] Piso, Col. Escandon, 11800 México, D.F.

Dionisio Garza Medina, Director

Director since 1995. Since 1990, he has served as chairman of the board and chief executive officer of Alfa, S.A. de C.V. He is a member of the board of directors of Vitro, S.A., Cydsa, S.A., and ING México. He is also chairman of the executive board of the Universidad de Monterrey and a member of Consejo Mexicano de Hombres de Negocios, the advisory committee of the David Rockefeller Center for Latin American Studies of Harvard University, the board of Harvard Business School, and the advisory committee of the New York Stock Exchange.

Mr Medina’s primary business address is Av. Gomez Marin # 1111 Sur, Col. Carrizalejo, San Pedro Garza Garcia, Nuevo León, 66254 México.

CEMEX Bidder’s Statement    107

Annexure B

Directors and executive officers

Alfonso Romo Garza, Director

Director since 1995. Since 1985, he as served as chairman of the board and chief executive officer of Savia, S.A. de C.V. and member of the board of Nacional de Drogas, S.A. de C.V., Grupo Maseca, S.A. de C.V., and Grupo Comercial Chedraui, S.A. de C.V. He is an external adviser of the World Bank Board for Latin America and the Caribbean, and a member of the board of The Donald Danforth Plant Science Center and Synthetic Genomics.

Mr Garza primary business address is Av. Roble # 565, Valle Del Campestre, San Pedro, Garza Garcia, Nuevo León, 66265 México.

Mauricio Zambrano Villarreal, Director

Director since 2001. Mr Zambrano Villarreal served as an alternate member of the board of directors from 1995 to 2001. Since 1975, he has served as general vice-president of Desarrollo Integrado, S.A. de C.V. He is also chairman of the board of directors of Empresas Falcon, S.A. de C.V. and Trek Associates, Inc., secretary of the board of directors of Administracion Ficap, S.A. de C.V., Aero Zano, S.A. de C.V., Ciudad Villamonte, S.A. de C.V., Focos, S.A. de C.V., Compania de Vidrio Industrial, S.A. de C.V., C & I Capital, S.A. de C.V., Industrias Diza, S.A. de C.V., Inmuebles Trevisa, S.A. de C.V., and Servicios Tecnicos Hidraulicos, S.A. de C.V., and a member of the board of directors of Invercap, S.A. de C.V.

Mr Villarreal’s primary business address is Blvd. Diaz Ordaz # 200, Col Santa Maria, Monterrey, Nuevo León, 64650 México.

Tomás Brittingham Longoria, Director

Director since 2002. Previously served as an alternate member of the board of directors from 1987 until 2002. Since 1983, he has served as chief executive officer of Laredo Autos, S.A. de C.V.

Mr Longoria’s primary business address is Reforma # 4944, Col. Lagos, Nuevo Laredo, Tamaulipas, 88290 México.

José Manuel Rincón Gallardo, Director

Director since 2003. He is also the board’s “financial expert” and a member of the Audit Committee. He is president of the board of directors of Sonoco de México, S.A. de C.V., member of the board of directors and audit committee of Grupo Financiero Banamex, S.A. de C.V., and Grupo Herdez, S.A. de C.V., and member of the board of directors of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., Grupo Aeroportuario del Pacifico, S.A. de C.V., Grupo Cuervo, S.A. de C.V., Laboratorio Sanfer-Hormona, and Alexander Forbes México. Mr Rincón Gallardo is a member of Pro-Dignidad, A.C., Instituto Mexicano de Contadores Publicos, A.C., and Instituto Mexicano de Ejecutivos de Finanzas, A.C. Mr Rincón Gallardo was managing partner of KPMG México, and was a member of the board of directors of KPMG United States and KPMG International.

Mr Gallardo’s primary business address is Av. Las Palmas # 555, 1[0] Piso, Desp. 103, Col. Lomas De Chapultepec, 11000 México D.F.

108    CEMEX Bidder’s Statement

Annexure B

Directors and executive officers

Tomás Milmo Santos, Director

Director since 2006 (prior to being director was alternate director since 2001). Since 1994, he has served as chief executive officer and board member, and since 2003, president of the board of directors of Axtel, S.A. de C.V., a telecommunications company that operates in the local, long distance and data transfer market. He is also a member of the board of directors of Coparmex, CEMEX México, HSBC México, and ITESM. Mr Milmo Santos holds a degree in economics from Stanford University.

Mr Santos’s primary business address is Blvd. Diaz Ordaz # 333, Col. Unidad San Pedro, San Pedro Garza Garcia, Nuevo León, 66215 México.

Eduardo Brittingham Sumner, Alternate Director

Alternate member of the board of directors since 2002. Previously served as a regular member of the board of directors from 1967 until 2002. He is also general director of Laredo Autos, S.A. de C.V., Consorcio Industrial de Exportacion, S.A. de C.V., and an alternate member of the board of directors of Vitro, S.A.

Mr Sumner’s primary business address is Reforma # 4944, Col. Lagos, Nuevo Laredo, Tamaulipas, 88290 México.

Jorge García Segovia, Alternate Director

Alternate director since 1985. He is also a member of the board of directors of Compania Industrial de Parras, S.A. de C.V.

Mr Segovia’s primary business address is Jose Benitez # 1900, Col. Obispado, Monterrey, Nuevo León, 64060 México.

Luis Santos de la Garza, Alternate Director

Board examiner since 1989 and alternate director from 1987 to 1988. He was a Senator of México for the State of Nuevo León from 1997 to 2000. He was a founding partner of the Bufete de Abogados Santos-Elizondo-Cantu-Rivera-Gonzalez, De la Garza-Mendoza, S.C.

His primary business address is Av. Lazaro Cardenas # 2400 Desp. B-33, San Pedro Garza Garcia, Nuevo León, 66250 México.

Fernando Ruiz Arredondo, Alternate Director	Mr Ruiz was alternate board examiner since 1981.

Directors of Bidder

Hector Medina	See “Executive Officers of CEMEX”.

Ramiro G. Villarreal	See “Executive Officers of CEMEX”.

CEMEX Bidder’s Statement    109

Annexure B

Directors and executive officers

Stephen Walker

Mr Walker was appointed as an independent director of Bidder, resident in Australia, with his appointment taking effect from Bidder’s incorporation. He is the current Chairman of British American Tobacco Australasia Holdings Limited, a position which he has held since October 2004 and has been a member of the board of this company or its predecessors since 1989. Mr Walker is currently a director of New City Australia Funds Management Limited and is also employed as a consultant to Allens Arthur Robinson, the Australian legal adviser to CEMEX. In the past five years, Mr Walker has served as an independent director of HIH Claims Support Limited and was also the chairman of that company’s audit committee from 2002 until July 2005.

Mr Walker is a citizen of Australia with a principal business address at Level 4, 126 Phillip Street, Sydney NSW 2000, Australia and a principal telephone number at that location of +61 2 9230 4000.

110    CEMEX Bidder’s Statement

Corporate directory

CEMEX	Bidder

CEMEX, S.A.B. de C.V.	CEMEX Australia Pty Ltd
Av. Ricardo Margain Zozaya #325	Level 4
Colonia Valle del Campestre	126 Phillip Street
Garza Garcia, N.L. 66265	Sydney NSW 2000
México	Australia

Lead Financial Adviser to CEMEX

Citigroup Global Markets Australia Pty Limited
2 Park Street
Sydney NSW 2000
Australia

Co-Financial Adviser to CEMEX

J.P. Morgan Australia Limited
Level 32, Grosvenor Place
225 George Street
Sydney NSW 2000
Australia

Australian Legal Adviser to CEMEX

Allens Arthur Robinson
Level 28, 126 Phillip Street
Sydney NSW 2000
Australia

US Legal Adviser to CEMEX
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
United States of America

Australian Registry for the Offer

Computershare Investor Services Pty Limited

Deliveries	Post

Yarra Falls	GPO Box 2237
452 Johnston Street	Melbourne Vic 3001
Abbotsford Vic 3067	Australia
Australia

US Depositary for the Offer

Computershare Trust Company, N.A.

Deliveries	Post

250 Royall Street	PO Box 43011
Canton, MA 02021	Providence, RI 02940-3011
United States of America	United States of America

US Information Agent

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York NY 10022
United States of America

CEMEX Offer Information Line

Within Australia:	1300 721 344 (local call)
Within US:	(866) 244 1296 (for retail investors) or (212) 750 5833 (for banks and brokers)
Elsewhere:	+61 3 9415 4344

Please note that, to the extent required by the Corporations Act, calls to these numbers will be recorded.

Designed by walterwakefield.com.au

CEMEX Bidder’s Statement    111